Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

COLLABORATION AND LICENSE AGREEMENT

between
ASTELLAS US LLC
and

VIR BIOTECHNOLOGY, INC.

Dated as of February 19, 2026

i

SCHEDULES

Schedule 1	Terms Defined in the Sanofi License
Schedule 1.174	Licensed Product Patents
Schedule 1.240	Pre-Approved Subcontractors
Schedule 1.327	Transition Plan
Schedule 1.333	VIR-5500 Amino Acid Sequence
Schedule 3.1.3	Subject IP
Schedule 4.2.1	Shared Development Plan and Budget
Schedule 6.1	Manufacturing Technology Transfer Plan
Schedule 6.2	Initial Joint Manufacturing Plan
Schedule 10.2.6	Sanofi-Managed Patents
Schedule 11.2.2	Required Disclosures to Sanofi
Schedule 11.5.2	Joint Press Release
Schedule 12.2	Vir Bio Disclosure Schedules
Schedule 12.2.1	Existing Patents
Schedule 12.2.8	Existing In-License Agreements

EXHIBITS

Exhibit A	Key Terms and Conditions of Co-Promotion Agreement
Exhibit B	Sanofi License
Exhibit C	Baseball Arbitration Procedure
v

COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”) is made and entered into as of February 19, 2026 (the “Execution Date”) by and between Vir Biotechnology, Inc., a Delaware corporation, having corporate offices located at 1800 Owens Street, Suite 900, San Francisco, CA 94158 (“Vir Bio”) and Astellas US LLC, a Delaware limited liability company (“Company”). Vir Bio and Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Vir Bio is an immunology company focused on utilizing cutting-edge technologies to treat and prevent serious infectious diseases and cancer;
WHEREAS, Company is a pharmaceutical company engaged in the research, development, manufacturing, marketing, and distribution of biopharmaceutical products;
WHEREAS, Vir Bio and Company wish to enter into this collaboration for the research, development, manufacture, commercialization, and other exploitation of certain Licensed Compounds and Licensed Products (each as defined below) directed to prostate-specific membrane antigen (“PSMA”), and Vir Bio desires to grant to Company, and Company desires to obtain from Vir Bio, certain licenses for the purposes of such research, development, manufacture, commercialization, and other exploitation;
WHEREAS, Vir Bio and Company desire to share in the costs of developing and, if such development is successful, commercializing such Licensed Compounds and Licensed Products, with Vir Bio having an option to co-promote such Licensed Products, all subject to the terms of this Agreement; and
WHEREAS, simultaneous with the execution and delivery of this Agreement, the Parties have entered into that certain Stock Purchase Agreement by and between Vir Bio and Company (the “Stock Purchase Agreement”), which Stock Purchase Agreement provides for the issuance and sale by Vir Bio, and the purchase by Company, of shares of Vir Bio’s common stock as of the Effective Date, on the terms and conditions set forth therein.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE 1. DEFINITIONS
Unless otherwise specifically provided herein, the following terms shall have the following meanings:
1.1.“Accounting Standards” means the then-current version of the International Financial Reporting Standards or United States generally accepted accounting principles, in each case consistently applied.
1

1.2.“Acquirer” has the meaning set forth in Section 1.37 (Definition of Change of Control).
1.3.“Acquisition Date” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.4.“Acquisition Transaction” has the meaning set forth in Section 3.5.2(i) (Exception for Acquisition).
1.5.“Additional Opt-Out Window” means [***].
1.6.“Additional Study” has the meaning set forth in Section 4.2.3 (Additional Studies).
1.7.“Additional Study Buy-In Costs” has the meaning set forth in Section 4.2.3 (Additional Studies).
1.8.“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).
1.9.“Agreement” has the meaning set forth in the preamble hereto.
1.10.“Alliance Manager” has the meaning set forth in Section 2.1 (Alliance Managers).
1.11.“Amunix Platform” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.12.“Ancillary Agreement” means any Co-Promotion Agreement, Supply Agreement, Quality Agreement, or other agreement entered into between the Parties (or their respective Affiliates) pursuant to this Agreement and which is identified as an “Ancillary Agreement” therein, excluding, for clarity, the Stock Purchase Agreement.
1.13.“Antitrust Clearance Date” means the earliest date on which all applicable waiting periods under the HSR Act, with respect to the transactions contemplated by this Agreement and the Stock Purchase Agreement, have expired or have been terminated.
1.14.“Antitrust Counsel Only Material” has the meaning set forth in Section 15.3 (Information Exchange).
1.15.“Antitrust Law” means any Applicable Law that is designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act.
1.16.“Antitrust Remedy” has the meaning set forth in Section 15.1 (Efforts).

1.17.“Applicable Law” means federal, state, local, national, and supra-national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges, or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country hereunder. For clarity, with respect to each Development or Manufacturing activity that will or would reasonably be expected to be submitted to a Regulatory Authority in support of an MAA or a Regulatory Approval, “Applicable Law” shall be deemed to include the applicable regulations and guidances of the FDA, EMA (and national implementations thereof), and regulations and guidances that constitute GLP, GMP, and GCP (including guidance documents from the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”) that have been adopted by the FDA or EMA, and other comparable regulation and guidance of any applicable Regulatory Authority in the Territory).
1.18.“Audited Party” has the meaning set forth in Section 9.8 (Audit).
1.19.“Auditing Party” has the meaning set forth in Section 9.8 (Audit).
1.20.“Background IP” has the meaning set forth in Section 10.1.2 (Background IP).
1.21.“Balancing Amount” has the meaning set forth in Section 8.3.3 (Quarterly Reports; Consolidated Financial Statements; Reconciliation).
1.22.“Balancing Payment” has the meaning set forth in Section 8.3.4 (Balancing Payments).
1.23.“Biosimilar Application” has the meaning set forth in Section 10.3.8(i) (Biosimilar Litigation).
1.24.“Biosimilar Launch” means, with respect to a Licensed Product in a country or jurisdiction, the first sale of a Biosimilar Product intended for end use or consumption of such Biosimilar Product in such country or jurisdiction after Regulatory Approval for the Biosimilar Product in such country or jurisdiction has been granted.
1.25.“Biosimilar Litigation” has the meaning set forth in Section 10.3.8(i) (Biosimilar Litigation).
1.26.“Biosimilar Product” means, with respect to a Licensed Product in a country or jurisdiction (the “Reference Product”), any biologic product that (i) is sold in such country by a Third Party that is not a Sublicensee, subcontractor, or Distributor of Company, and did not purchase or acquire such product in a chain of distribution that included any of Company or its Affiliates or Sublicensees, and (ii) [***].
1.27.“BLA” means Biologics License Application submitted to the FDA under Section 351(a) or (k) of the PHSA (42 U.S.C. § 262(a) or (k)) and 21 C.F.R. § 601.2 for the purpose of Commercializing a biologic product in the United States.
1.28.“Branding Strategy” has the meaning set forth in Section 7.5.1 (Branding Strategy).
1.29.“Breaching Party” has the meaning set forth in Section 14.3 (Termination for Material Breach).

1.30.“Business Day” means any day other than (i) a Saturday or Sunday or (ii) any day on which commercial banks in San Francisco, California, Chicago, Illinois, or Tokyo, Japan are authorized or required by Applicable Law to remain closed.
1.31.“Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1, and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1, or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
1.32.“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.
1.33.“CD3” means [***]
1.34.“CD3 Continuation Patent” means a Patent that (i) is a continuation or divisional of the Licensed Patent designated S0228 (WO 2024/168279) and (ii) [***].
1.35.“Chair” has the meaning set forth in Section 2.8.1 (Committee Chairs; Minutes).
1.36.“Challenge Action” has the meaning set forth in Section 14.5 (Termination by Vir Bio for Patent Challenge).
1.37.“Change of Control” means, with respect to a Person, (i) the acquisition by a Third Party (other than acquisitions by employee benefit plans sponsored or maintained by such Person) of shares representing more than 50% of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of such Person, whether in one transaction or a series of related transactions, but excluding the issuance of shares in financing transactions, including any venture capital financing or any public offering, (ii) a merger or consolidation under Applicable Law of such Person with a Third Party in which the shareholders of such Person immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation more than 50% of the aggregate ordinary voting power entitled to vote for the election of directors represented by the issued and outstanding stock of the entity surviving or resulting from such consolidation, or (iii) a sale or other disposition of all or substantially all of the assets of such Person to a Third Party in one transaction or a series of related transactions (the acquiring or combining Third Party in any of (i), (ii), or (iii), the “Acquirer”).
1.38.“Clinical Information” means, in the case of any Clinical Study of any Licensed Compound or Licensed Product, all data (including detailed patient-level data), reports, analyses, case report forms, adverse event reports, and Clinical Study records (including all Clinical Study protocols) with respect to such Licensed Compound or Licensed Product made, collected, or otherwise generated under or in connection with, and related to, such Clinical Study.
1.39.“Clinical Manufacturing Costs” means the Manufacturing Costs incurred by or on behalf of a Party or its Affiliates or its or their Sublicensees that are reasonably allocable to the Manufacturing of Licensed Compounds and Licensed Products for use in connection with Development Activities.

1.40.“Clinical Studies” means any clinical investigation conducted on human subjects, as that term is defined in FDA regulations at 21 C.F.R. § 312.3, or a similar clinical investigation conducted on human subjects under Applicable Law outside the United States. Without limiting the foregoing, “Clinical Study” includes any Phase 1 Clinical Study, Phase 2 Clinical Study, Phase 3 Clinical Study, and post-approval clinical studies or such other study in humans that is conducted in accordance with GCP and is designed to generate data in support or maintenance of a BLA, MAA or other similar marketing application.
1.41.“Clinical Study Costs” means the FTE Costs and Out-of-Pocket Costs incurred during the U.S. P&L Share Term by or on behalf of a Party or its Affiliates or its or their Sublicensees that are reasonably allocable to the conduct of Clinical Studies of Licensed Compounds or Licensed Products or diagnostic assays for use therewith, including (i) activities associated with starting, maintaining, and closing such Clinical Studies, including data collection and analysis and report writing, clinical laboratory work, advisory meetings in connection with a Licensed Compound or Licensed Product, and patient recruitment, and (ii) the supply of (a) Licensed Compounds or Licensed Products, including pursuant to the Joint Manufacturing Plan,(b) comparator drugs, (c) placebos, (d) any therapeutics or other active ingredients studied in combination with a Licensed Compound or Licensed Product, (e) devices, or (f) other clinical trial materials, with respect to (a)-(f), for use in connection with such Clinical Studies.
1.42.“CMC Budget” has the meaning set forth in Section 6.4 (CMC Budget).
1.43.“CMC Development” means [***].
1.44.“CMC Development Costs” means the FTE Costs and Out-of-Pocket Costs incurred during the U.S. P&L Share Term by or on behalf of a Party or its Affiliates or its or their Sublicensees that are reasonably allocable to CMC Development.
1.45.“Co-Exclusive and Non-Exclusive Licensed Technology” has the meaning set forth in Section 3.1.1 (Exclusive License).
1.46.“Co-Promotion Activities” has the meaning set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement); provided that upon the execution of a Co-Promotion Agreement, “Co-Promotion Activities” shall have the meaning (if any) set forth in such agreement.
1.47.“Co-Promotion Agreement” has the meaning set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement); provided that upon the execution of a Co-Promotion Agreement, “Co-Promotion Agreement” shall have the meaning (if any) set forth in such agreement.
1.48.“Co-Promotion Opt-Out Right” has the meaning set forth in Section 8.5.3(i) (Co-Promotion Opt-Out).
1.49.“Co-Promotion Option” has the meaning set forth in Section 8.5.1 (Co-Promotion Option Grant).
1.50.“Co-Promotion Option Effective Date” has the meaning set forth in Section 8.5.2 (Exercise of Vir Bio’s Co-Promotion Option).
1.51.“Co-Promotion Option Period” has the meaning set forth in Section 8.5.1 (Co-Promotion Option Grant).

1.52.“Co-Promotion Plan and Budget” has the meaning set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement); provided that upon the execution of a Co-Promotion Agreement, “Co-Promotion Plan and Budget” shall have the meaning (if any) set forth in such agreement.
1.53.“Co-Promotion Term” means [***].
1.54.“Combination Product” means a Licensed Product that: (i) contains one or more Licensed Compounds and one or more Other Active Ingredients, sold as a fixed dose/unit, for which Other Active Ingredient no royalty would be due hereunder if such Other Active Ingredient was sold separately; (ii) consists of one or more Licensed Compounds and sold as separate doses/units in a single package, or otherwise co-packaged or combined, with one or more Other Components for which no royalty would be due hereunder if such Other Components were sold separately, and such Licensed Compounds and Other Components are sold for a single price; or (iii) is defined as a “combination product” by the FDA pursuant to 21 C.F.R. § 3.2(e) or its foreign equivalent.
1.55.“Commercial Manufacturing Costs” [***].
1.56.“Commercialization” means, with respect to a product, any and all activities (whether before or after Regulatory Approval) directed to the marketing, promotion, and sale of such product after Regulatory Approval for commercial sale has been obtained, including pre-launch and post-launch marketing, promoting, marketing research, distributing, handling returns and recalls, booking sales, customer service, offering to commercially sell and commercially selling such product, importing, exporting or transporting such product for commercial sale, and regulatory affairs (including interacting with Regulatory Authorities) with respect to the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialize” and “Commercialized” shall have a corresponding meaning.
1.57.“Commercialization Exclusivity Period” has the meaning set forth in Section 3.5.1 (Exclusivity Covenants).
1.58.“Commercially Reasonable Efforts” means [***].
1.59.“Committee” has the meaning set forth in Section 2.10 (Other Committees).
1.60.“Committee Deadlock” has the meaning set forth in Section 2.9 (Quorum; Decision-Making).
1.61.“Company” has the meaning set forth in the preamble hereto.
1.62.[***]
1.63.“Company Derived Patents” means Derived Patents filed by or on behalf of Company, its Affiliates, or its or their Sublicensees.
1.64.“Company Foreground Know-How” has the meaning set forth in Section 1.66 (Definition of Company Foreground Technology).
1.65.“Company Foreground Patents” has the meaning set forth in Section 1.66 (Definition of Company Foreground Technology).

1.66.“Company Foreground Technology” means (i) any Foreground Know-How that is first generated, conceived, created, invented, or otherwise made during the Term solely by or on behalf of Company or its Affiliates or its or their Sublicensees (such Know-How, the “Company Foreground Know-How”) and (ii) any Patents that both (a) Cover Foreground Know-How set forth in subclause (i) and (b) do not Cover any Foreground Know-How set forth in subclause (i) of the definition of “Vir Bio Foreground Technology” or subclause (i) of the definition of “Joint Foreground Technology” (such Patents, the “Company Foreground Patents”), including any Company Platform Improvement Technology.
1.67.“Company Indemnitees” has the meaning set forth in Section 13.2 (Indemnification of Company).
1.68.“Company Matters” has the meaning set forth in Section 2.9.1 (Company Matters).
1.69.“Company Platform Improvement Technology” means any Foreground Technology solely developed or invented by or on behalf of a Company, its Affiliates, or its or their Sublicensees [***] that is directed to Protease-Cleavable Linkers having improvements and modifications that have been made in whole or in part using experiments in which such Protease-Cleavable Linkers were conjugated to Licensed XTENs.
1.70.“Company Selected Background IP” means any (i) Know-How disclosed or provided to Vir Bio or any of its Affiliates for use under this Agreement or (ii) Patent that Covers any Licensed Compound or Licensed Product or the Exploitation thereof, in each case, ((i) or (ii)), that is Controlled by Company or its Affiliates as of the Effective Date or during the Term, and that is necessary for Vir Bio or any of its Affiliates to perform its obligations under this Agreement; provided that “Company Selected Background IP” excludes any Foreground Technology.
1.71.“Competing Product” means [***].
1.72.“Competitive Change of Control” means [***].
1.73.“Competitive Infringement” means with respect to Infringement of a Licensed Patent, enforcement pursuant to Section 10.3 (Enforcement of Patents), where the product allegedly infringing such Patent is (or may become) a Biosimilar Product [***].
1.74.“Complaining Party” has the meaning set forth in Section 14.3 (Termination for Material Breach).
1.75.“Completion of Manufacturing Technology Transfer” means [***].
1.76.“Compound Blocking IP” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.77.“Compound License Field” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.78.“Confidential Information” has the meaning set forth in Section 11.1 (Confidentiality Obligations).
1.79.“Confidentiality Agreement” means [***].

1.80.“Continuing Vir Bio Selected Activities” has the meaning set forth in Section 8.4.2(ii) (Effects of Opt-Out).
1.81.“Control” means, with respect to any item of information, Regulatory Documentation, material, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 3.1 (Grants to Company) and Section 3.2 (Grants to Vir Bio)), to assign or grant a license, sublicense, or other right to or under such item of information, Regulatory Documentation, material, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding the foregoing, following the consummation of a Change of Control of a Party or an Acquisition Transaction by a Party, such Party shall not be deemed to “Control” any item of information, Regulatory Documentation, material, Patent or other intellectual property right that is owned or in-licensed by an Affiliate that has become an Affiliate of such Party as a result of such Change of Control or Acquisition Transaction, unless: (i) immediately prior to the consummation of such Change of Control or Acquisition Transaction, such Party or any of its Affiliates also Controlled such item of information, Regulatory Documentation, material, Patent, or other intellectual property right or (ii) after the consummation of such Change of Control or Acquisition Transaction, such Party or any of its Affiliates uses any such item of information, Regulatory Documentation, material, Patent, or other intellectual property in the performance of its obligations or exercise of its rights under this Agreement, and in each of these cases (clauses (i) and (ii)) such information, Regulatory Documentation, material, Patent, or other intellectual property right shall be “Controlled” by such Party for purposes of this Agreement.
1.82.“Cover” means, as to a compound, product, or other technology and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale, or importation of such compound, product, or other technology would infringe such Patent or, as to a pending claim included in such Patent, the making, using, keeping, selling, offering for sale, or importation of such compound, product, or other technology would infringe such Patent if such pending claim were to issue in an issued patent without modification. “Covered” shall have a corresponding meaning.
1.83.“Data” means all data and analyses thereof, whether in raw or aggregate form, including preclinical data, in vitro and in vivo data, in silico data, biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, safety, and quality control data.
1.84.“Data Protection Legislation” (i) any and all applicable data protection and privacy legislation in force from time to time in those parts of the world in which the Parties operate or process the relevant Personal Data (as such term is defined in the relevant legislation) (either directly or through a Third Party) including the General Data Protection Regulation (EU) 2016/679 (“GDPR”), the UK GDPR, the Data Protection Act 2018, the Data (Use and Access) Act 2025 and any legislation or regulation which amends, replaces, re-enacts, or consolidates any of them, (ii) any applicable judicial or administrative interpretation of any of them, and (iii) any applicable guidance, guidelines, codes of practice, approved codes of conduct, or approved certification mechanisms issued by any relevant Governmental Authority.
1.85.“Derivative Compound” means [***].

1.86.“Derivative Compound Unblocking License” has the meaning set forth in Section 3.1.2(ii) (Licenses Under Unblocking License Grants from Sanofi).
1.87.“Derived Patent” means any Patent filed by or on behalf of Party, its Affiliates, or its or their Sublicensees after the effective date of the Sanofi License but before the First Commercial Sale (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) of the first Licensed Product (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) arising from the Sanofi License, the claims of which are supported by any Licensed Know-How (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), excluding with respect to Licensed Know-How (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) created after the Acquisition Date, Patents (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) directed to the production, manufacture, processing, formulating (excluding pharmaceutical formulations for in vivo administration), filling, finishing, packaging, labeling, shipping, holding, manufacture process development, stability testing, quality assurance, or quality control of a compound or product or any intermediate thereof.
1.88.“Development” means, with respect to a product, all activities related to Research and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, diagnostic development, Clinical Studies (including Phase 4 Clinical Studies), Manufacturing for Development purposes, CMC Development, statistical analysis and report writing, preparation and submission of applications for Regulatory Approvals, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such product. When used as a verb, “Develop” means to engage in Development and “Developed” and “Developing” shall have a corresponding meaning.
1.89.“Development Activities” has the meaning set forth in Section 4.2.2(i) (Royalty Territory Development Plan).
1.90.“Development and Regulatory Milestone Event” has the meaning set forth in
Section 9.2.2 (Development and Regulatory Milestones).
1.91.“Development and Regulatory Milestone Payment” has the meaning set forth in Section 9.2.2 (Development and Regulatory Milestones).
1.92.“Development Cost Share” has the meaning set forth in Section 8.1.1 (Development Cost Sharing).
1.93.“Development Cost Share Activities” means [***].
1.94.“Development Costs” means [***].
1.95.“Development Exclusivity Period” has the meaning set forth in Section 3.5.1 (Exclusivity Covenants).
1.96.“Diagnostic Commercialization Costs” means [***].
1.97.“Diagnostic Development Costs” means [***].

1.98.“Directed To” means [***].
1.99.“Disclosing Party” has the meaning set forth in Section 11.1 (Confidentiality Obligations).
1.100.“Dispute” has the meaning set forth in Section 16.6.1 (Executive Negotiations).
1.101.“Distribution Costs” means [***].
1.102.“Distributors” means any Person appointed by Company or any of its Affiliates or its or their Sublicensees to distribute, market, and sell Licensed Product with or without packaging rights, in one or more countries or other regions in the Territory, in circumstances where such Person purchases its requirements of Licensed Product from Company or its Affiliates or its or their Sublicensees but does not otherwise make any royalty or other patent license payment to Company or its Affiliates or its or their Sublicensees in consideration for intellectual property rights with respect to such Licensed Product.
1.103.“DOJ” has the meaning set forth in Section 15.2 (Filings).
1.104.“Dollars” or “$” means United States Dollars.
1.105.“DSP” has the meaning set forth in Section 5.7 (DOJ Data Security Program).
1.106.“Effective Date” means the date that is three Business Days after the Antitrust Clearance Date.
1.107.“EMA” means the European Medicines Agency and any successor agency thereto, or any Regulatory Authority having substantially the same function.
1.108.“Escalation Notice” has the meaning set forth in Section 16.6.1 (Executive Negotiations).
1.109.“European Union” or “E.U.” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time.
1.110.“Ex-U.S. Specific R&D Activities” has the meaning set forth in Section 4.2.1(ii) (Conduct of Development for the Benefit of the Profit Share Territory).
1.111.“Exclusivity Period” has the meaning set forth in Section 3.5.1 (Exclusivity Covenants).
1.112.“Execution Date” has the meaning set forth in the preamble hereto.
1.113.“Executive Officer” means a senior executive of a Party having corporate authority to make decisions with respect to the issue being raised before such senior executive pursuant to the terms of this Agreement.
1.114.“Existing Regulatory Documentation” means the Regulatory Documentation owned or Controlled by Vir Bio or any of its Affiliates as of the Effective Date.

1.115.“Exploit” means to Develop, have Developed, Manufacture, have Manufactured, perform, or have performed Medical Affairs Activities for, Commercialize, have Commercialized, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export, have exported, hold or keep (whether for disposal or otherwise), have so held or kept, optimize, have optimized or otherwise exploit, or have exploited. “Exploitation” will be construed accordingly.
1.116.“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.117.“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act.
1.118.“Field” means all therapeutic, prophylactic, palliative, and diagnostic uses.
1.119.“Final Report” has the meaning set forth in Section 8.3.3 (Quarterly Reports; Consolidated Financial Statements; Reconciliation).
1.120.“Finalized PPQ Batch Report” means [***].
1.121.“Finance Lead” has the meaning set forth in Section 2.6.1 (JFC Membership).
1.122.“First Commercial Sale” means [***].
1.123.“First Phase 3 IND Filing Date” means the date of filing of the IND (or amendment or supplement thereto) for the first Phase 3 Clinical Study or other Registrational Study for a Licensed Product.
1.124.“Fiscal Year” means each successive period beginning on April 1 and ending on March 31, except that the first Fiscal Year of the Term extends from the Effective Date to the next-to-occur March 31, and the last Fiscal Year will end upon expiration or termination of this Agreement.
1.125.“Force Majeure Event” has the meaning set forth in Section 16.1 (Force Majeure).
1.126.“Foreground Know-How” means Know-How that is first generated, conceived, created, invented or otherwise made during the Term by or on behalf of either or both Parties or their respective Affiliates or its or their Sublicensees (or in the case of Vir Bio, (sub)licensees, excluding Company and its Affiliates or its or their Sublicensees) in the performance of activities under this Agreement or any Ancillary Agreement.
1.127.“Foreground Technology” means Foreground Know-How and any Patents that Cover such Foreground Know-How.
1.128.“FTC” has the meaning set forth in Section 15.2 (Filings).

1.129.“FTE” means a full-time, dedicated, non-executive officer person year, or in the case of less than a full-time, dedicated non-executive person year, a fulltime equivalent person year [***] of work as an employee or contractor performing applicable activities under this Agreement or an Ancillary Agreement as tracked by a Party using its standard practice and methodologies. In the case that any full-time person works partially on activities under this Agreement and partially on other work in a given year, then the full-time equivalent to be attributed to such person’s work hereunder shall be equal to the percentage of such person’s total work time in such year or portion thereof that such person spent working on such activities under this Agreement. Notwithstanding the foregoing, the time of a single individual shall not account for more than one FTE for a given Fiscal Year (or applicable pro-rata portion of an FTE during any Calendar Quarter or other period of less than a Fiscal Year).
1.130.“FTE Costs” means, with respect to a Party and any period of time, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing the applicable activities under this Agreement or any Ancillary Agreement during such period. For the avoidance of doubt, such costs include salaries, benefits, infrastructure costs, travel, postage, insurance, training, and all other general expenses and overhead items, excluding general laboratory or office supplies.
1.131.“FTE Rate” means [***].
1.132.“GDPR” has the meaning set forth in Section 1.84 (Definition of Data Protection Legislation).
1.133.“Global Development Cost Share Activities” has the meaning set forth in Section 8.1.1 (Development Cost Sharing).
1.134.“Good Clinical Practices” or “GCP” means the then-current applicable requirements and standards for designing, conducting, recording, and reporting clinical trials (including all applicable requirements relating to protection of human subjects), including as set forth in (i) the FFDCA and applicable regulations promulgated thereunder (including, for example, 21 C.F.R. Parts 50, 54, 56, and 312), (ii) applicable guidelines from the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use, including ICH E6(R3) and ICH E3, (iii) Regulation (EU) No 536/2014, and (iv) comparable standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by Governmental Authorities in any other country or jurisdiction.
1.135.“Good Laboratory Practices” or “GLP” means the then-current standards for good laboratory practices for pharmaceuticals, including as set forth in (i) the FDA’s GLP regulations at 21 C.F.R. Part 58, (ii) Directive 2004/10/EC, (iii) the GLP principles of the Organisation for Economic Co-Operation and Development (OECD), and (iv) such standards of good laboratory practice as are required by other organizations and Governmental Authorities in countries in which any nonclinical study is conducted, to the extent such standards are not less stringent than the FDA’s GLP regulations.

1.136.“Good Manufacturing Practices” or “GMP” means the then-current good practices and standards for the manufacture and testing of pharmaceutical products and their components, including as set forth in (i) the FFDCA, (ii) 21 C.F.R. Parts 210, 211, 600, and 610, and FDA guidance issued thereunder, and (iii) comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States. “Good Manufacturing Practices,” or “GMP” also means the quality guidelines promulgated by the ICH, including the ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the policies promulgated thereunder.
1.137.“Government Official” means (i) any elected or appointed government official (e.g., a member of a ministry of health), (ii) any employee or person acting for or on behalf of a government official, Governmental Authority, or other enterprise performing a governmental function, (iii) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (iv) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare professionals or healthcare providers employed by government-owned hospitals shall be considered Government Officials.
1.138.“Governmental Authority” means any court, agency, department, authority, or other instrumentality of any supra-national, federal, national, regional, state, provincial, county, city, local, or other political subdivision, including any relevant Regulatory Authority.
1.139.“Grandfathered Competing Products” has the meaning set forth in Section 3.5.2(ii) (Exception for Change of Control).
1.140.“Homologous” means [***].
1.141.“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. § 18a).
1.142.“HSR/Antitrust Filing” means a filing by Company and a filing by Vir Bio with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act), together with all required documentary attachments thereto.
1.143.“ICH” has the meaning set forth in Section 1.17 (Definition of Applicable Law).
1.144.“In-License Agreements” means any and all in-license and other agreements pursuant to which Vir Bio or any of its Affiliates has obtained or obtains any license or other right to any Licensed Technology, including the Sanofi License but excluding [***].
1.145.“IND” means an investigational new drug application (including any addition, extension, modification, amendment, or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312. References herein to IND will include, to the extent applicable, any non-US counterpart of the foregoing filed with a Regulatory Authority for the investigation of a product in any country or group of countries (such as a Clinical Trial Application in the EU) outside the U.S. in conformance with the requirements of such Regulatory Authority.
1.146.“Indemnification Claim Notice” has the meaning set forth in Section 13.4 (Notice of Claim).
1.147.“Indemnified Party” has the meaning set forth in Section 13.4 (Notice of Claim).

1.148.“Indemnifying Party” has the meaning set forth in Section 13.4 (Notice of Claim).
1.149.“Indication” means [***].
1.150.“Inflation Reduction Act” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), including as amended by the One Big Beautiful Bill Act.
1.151.“Infringement” has the meaning set forth in Section 10.3.1 (Notice).
1.152.“Initiation” means the fifth patient receiving the first dose in a Clinical Study (or the applicable portion of a Clinical Study such as an arm or phase thereof).
1.153.“Invoiced Sales” has the meaning set forth in Section 1.201 (Definition of Net Sales).
1.154.“JCC” has the meaning set forth in Section 2.4.1 (JCC Membership).
1.155.“JDC” has the meaning set forth in Section 2.3.1 (JDC Membership).
1.156.“JFC” has the meaning set forth in Section 2.6.1 (JFC Membership).
1.157.“JIPC” has the meaning set forth in Section 2.7.1 (JIPC Membership).
1.158.“JMC” has the meaning set forth in Section 2.5.1 (JMC Membership).
1.159.“Joint Foreground Know-How” has the meaning set forth in Section 1.161 (Definition of Joint Foreground Technology).
1.160.“Joint Foreground Patents” has the meaning set forth in Section 1.161 (Definition of Joint Foreground Technology).
1.161.“Joint Foreground Technology” means (i) means any Foreground Know-How that is first generated, conceived, discovered, created, invented, or otherwise made during the Term jointly by or on behalf of Vir Bio or its Affiliates or its or their (sub)licensees (excluding Company and its Affiliates or its or their Sublicensees), on the one hand, and by or on behalf of Company or its Affiliates or its or their Sublicensees, on the other hand (such Know-How, the “Joint Foreground Know-How”), and (ii) any Patents Covering (a) the Foreground Know-How set forth in subclause (i) or (b) both (1) the Foreground Know-How set forth in subclause (i) of the definition of “Company Foreground Technology” and (2) the Foreground Know-How set forth in subclause (i) of the definition of “Vir Bio Foreground Technology” (such Patents, the “Joint Foreground Patents”).
1.162.“Joint Manufacturing Plan” has the meaning set forth in Section 6.2 (Development Supply).
1.163.“Joint Platform Improvement Technology” means any Foreground Technology jointly developed or invented by or on behalf of the Parties, their Affiliates, or their Sublicensees (or in the case of Vir Bio, (sub)licensees, [***].
1.164.“JSC” has the meaning set forth in Section 2.2.1 (JSC Membership).

1.165.“Know-How” means non-public technical or scientific information, including Data, amino acid sequences, nucleotide sequences, chemical structures, chemical sequences, formulas, methods, processes, procedures, practices, protocols, techniques, discoveries, inventions (whether patentable or not), specifications, designs, and trade secrets, including any of the foregoing included or referenced in Regulatory Documentation.
1.166.“Knowledge” means [***].
1.167.“Licensed Amunix XTEN Platform Patents” has the meaning set forth on
Schedule 1 (Terms Defined in the Sanofi License).
1.168.“Licensed Compound” means (i) VIR-5500 and (ii) Derivative Compounds.
1.169.“Licensed Know-How” means the Know-How Controlled by Vir Bio or its Affiliates as of the Effective Date or at any time during the Term (or as of the Execution Date or at any time during the period between the Execution Date and the Effective Date) (including, for clarity, Foreground Know-How owned or otherwise Controlled by Vir Bio, whether solely or jointly) that is necessary or reasonably useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory.
1.170.“Licensed Materials” means all biological or chemical materials Controlled by Vir Bio or its Affiliates as of the Effective Date or at any time during the Term (or as of the Execution Date or at any time during the period between the Execution Date and the Effective Date) that are necessary or reasonably useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory.
1.171.“Licensed Patents” means all Patents Controlled by Vir Bio or its Affiliates as of the Effective Date or at any time during the Term (or as of the Execution Date or at any time during the period between the Execution Date and the Effective Date) (including, for clarity, Patents owned or otherwise Controlled by Vir Bio, solely or jointly, that Cover Foreground Know-How) that are necessary or reasonably useful to Exploit Licensed Compounds or Licensed Products in the Field in the Territory, including all Licensed Patents set forth on Schedule 12.2.1 (Existing Patents) and Schedule 10.2.6 (Sanofi-Managed Patents); provided that, for clarity, Licensed Patents do not include any Compound Blocking IP or Platform Blocking IP.
1.172.“Licensed Product” means any product that contains a Licensed Compound (whether as the sole active ingredient or together with one or more additional active ingredients) in any pharmaceutical preparation, dosage form, presentation, strength, concentration, formulation, delivery system, or package configuration.
1.173.“Licensed Product Mark” has the meaning set forth in Section 7.5.4 (Product Trademarks).
1.174.“Licensed Product Patent” means the patent families listed in Schedule 1.174 (Licensed Product Patents).
1.175.“Licensed Technology” means the Licensed Patents, Licensed Know-How, and Licensed Materials.
1.176.“Licensed XTENs” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).

1.177.“Limited Funding Development and Regulatory Milestone Payments” has the meaning set forth in Section 9.2.2(iii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Met).
1.178.“Limited Funding Milestone Payments” means the Limited Funding Development and Regulatory Milestone Payments and the Limited Funding Sales Milestone Payments.
1.179.“Limited Funding Royalties” has the meaning set forth in Section 9.3.1(iii) (Following Profit/Loss Share and Limited Funding Threshold Met).
1.180.“Limited Funding Sales Milestone Payments” has the meaning set forth in Section 9.2.3(ii) (Profit/Loss Share Not in Effect and Limited Funding Threshold Met).
1.181.“Limited Funding Threshold” has the meaning set forth in Section 8.4.3 (Limited Funding Threshold).
1.182.“Losses” has the meaning set forth in Section 13.1 (Indemnification of Vir Bio).
1.183.“MAA” means a marketing authorization application filed with a Regulatory Authority for the purpose of Commercializing a biologic product in the applicable country or group of countries, including any (i) BLA, (ii) substantially similar application or submission filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure, including any amendments thereto, and supplemental applications, or (iii) a new drug application submitted to the Pharmaceuticals and Medical Devices Agency (or equivalent Regulatory Authority) of Japan.
1.184.“MAA Acceptance” means, (i) with respect to the United States, that the BLA has been submitted to the FDA, and the FDA has accepted the BLA for filing (and the date of MAA Acceptance hereunder is the date the BLA is filed by the FDA), (ii) with respect to any Major European Country, the validation of such MAA by the EMA or other Regulatory Authority in such Major European Country confirming that such MAA is valid and may proceed to assessment (the date of MAA Acceptance hereunder is the date on which the EMA or other Regulatory Authority notifies the applicant that the MAA has been validated), or (iii) with respect to Japan, the acknowledgement by the Pharmaceuticals and Medical Devices Agency (or equivalent Regulatory Authority) of Japan that the MAA has been received and is under review (and the date of MAA Acceptance hereunder is the date of such acknowledgement).
1.185.“Major European Country” means [***].
1.186.“Major Market Country” means [***].
1.187.“Manufacture” and “Manufacturing” means, with respect to a product, all activities related to the production, manufacture, processing, formulating, filling, finishing, packaging, labeling, shipping, holding, testing and product disposition, stability testing, quality assurance, or quality control of such product, any intermediate thereof, or any associated devices and the engagement or management of contract manufacturing organizations, including the qualification or audit thereof. For clarity, “Manufacture” excludes “CMC Development.” “Manufactured” shall have the corresponding meaning.
1.188.“Manufacturing Costs” means [***].

1.189.“Manufacturing Milestone Event” has the meaning set forth in Section 9.2.1 (Manufacturing Milestones).
1.190.“Manufacturing Milestone Payment” has the meaning set forth in Section 9.2.1 (Manufacturing Milestones).
1.191.“Manufacturing Process Transfer” means [***].
1.192.“Manufacturing Technology Transfer” has the meaning set forth in Section 6.1 (Manufacturing Technology Transfer).
1.193.“Manufacturing Technology Transfer Plan” has the meaning set forth in Section 6.1 (Manufacturing Technology Transfer).
1.194.“Medical Affairs Activities” means the coordination of medical, clinical and scientific activities in support of Development or Commercialization of Licensed Products for the benefit of the Profit Share Territory (whether or not also for the benefit of one or more countries in the Royalty Territory), including (i) medical information, publications, medical education and associated reviews/analyses/studies, advisory boards, field-based medical scientific liaisons and submissions costs with respect to such Licensed Products, patient advocacy activities, and provision of medical information services with respect to such Licensed Products, and (ii) Voluntary Phase 4 Clinical Studies, investigator sponsored research, or other Clinical Studies that are not required to obtain or maintain Regulatory Approval for such product for an Indication (which may include epidemiological studies, modeling and pharmacoeconomic studies, voluntary post-marketing surveillance studies, and health economics studies or other health or economic outcomes research), patient registry, and real world evidence studies; provided that Medical Affairs Activities exclude Clinical Studies that are required to obtain or maintain Regulatory Approval.
1.195.“Medical Affairs Costs” means [***].
1.196.“Medicare Price” means, with respect to a Licensed Product, (i) for a Licensed Product that is a covered Part D drug, the average negotiated price (as defined in Section 1860D-2(d) of the Social Security Act) under prescription drug plans and MA-PD plans for such Licensed Product during the two plan years immediately prior to the Selected Drug Publication Date, (ii) for a Licensed Product for which payment may be made under Part B of title XVIII of the Social Security Act, the average payment amount under section 1847A(b)(4) of the Social Security Act across the eight Calendar Quarters immediately prior to the Selected Drug Publication Date, or (iii) to the extent the Social Security Act is amended after the Execution Date, the most closely analogous price to the price specified in clause (i) or (ii).
1.197.“Milestone Event” means each of the events identified as a milestone event in Section 9.2.1 (Manufacturing Milestones), Section 9.2.2 (Development and Regulatory Milestones), or Section 9.2.3 (Sales Milestones), as applicable.
1.198.“Monetization Partner(s)” has the meaning set forth in Section 16.4.1 (Assignment).
1.199.“Mono Product” has the meaning set forth in Section 1.201 (Definition of Net Sales).

1.200.“Net Profits” (and with correlative meaning, “Net Losses”) means the Net Sales of Licensed Products in the Profit Share Territory, less Shared Commercialization Costs (in each case, to the extent not already deducted from such Net Sales). Any positive amount resulting from such calculation shall be a “Net Profit,” and any negative amount resulting from such calculation shall be a “Net Loss.”
1.201.“Net Sales” means, with respect to a Licensed Product in any period, the gross amount invoiced by Company or its Affiliates or its or their Sublicensees (each, a “Selling Party”) for the sale or other transfer of Licensed Product to Third Parties (including Distributors) (the “Invoiced Sales”), less deductions for: [***].
1.202.“Non-Clinical Study Costs” means the FTE Costs and Out-of-Pocket Costs incurred by or on behalf of a Party or its Affiliates or its or their Sublicensees that are reasonably allocable to the conduct of Research activities.
1.203.“Non-Proposing Party” has the meaning set forth in Section 4.2.3 (Additional Studies).
1.204.“Non-Sanofi Patent Challenge” has the meaning set forth in Section 14.5 (Termination by Vir Bio for Patent Challenge).
1.205.“Ongoing Phase 1 Clinical Study” means the Phase 1 Clinical Study of the Licensed Compounds and Licensed Products being conducted by Vir Bio as of the Execution Date, the official title of which is “Safety, Pharmacokinetics, and Preliminary Efficacy of VIR-5500 (AMX-500) in Participants With Prostate Cancer” (having clinicaltrials.gov ID: NCT05997615).
1.206.“Ophthalmological Field” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.207.“Opt-Out” means any termination of applicable Vir Bio’s Development and Commercialization Rights and Responsibilities by Vir Bio or Company pursuant to Section 8.4.1 (Opt-Out Exercise).
1.208.“Opt-Out Annual Window” means [***].
1.209.“Opt-Out Development and Regulatory Milestone Payments” has the meaning set forth in Section 9.2.2(ii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met).
1.210.“Opt-Out Effective Date” means [***].
1.211.“Opt-Out Royalties” has the meaning set forth in Section 9.3.1(ii) (Following Profit/Loss Share and Limited Funding Threshold Not Met).
1.212.“Opt-Out Sales Milestone Payments” has the meaning set forth in Section 9.2.3(iii) (Profit/Loss Share Not in Effect and Limited Funding Threshold Not Met).
1.213.“Other Acquiring Party” has the meaning set forth in Section 3.5.2(ii) (Exception for Change of Control).
1.214.“Other Active Ingredients” means any active pharmaceutical or biological ingredient that is not a Licensed Compound.

1.215.“Other Company Patents” has the meaning set forth in Section 10.2.3 (Company’s Sole Prosecution Right).
1.216.“Other Components” means any Other Active Ingredients, diagnostics or diagnostic tools, biomarkers, Specialized Delivery Systems, devices or services.
1.217.“Other Patents” has the meaning set forth in Section 10.2.4 (Vir Bio’s Sole Prosecution Right).
1.218.“Out-of-Pocket Costs” means [***].
1.219.“Outside Date” means that date that is [***] after the date upon which the first HSR/Antitrust Filing has been submitted by each Party to a Governmental Authority in relation to the Agreement and the Stock Purchase Agreement.
1.220.“Party” and “Parties” each has the meaning set forth in the preamble hereto.
1.221.“Patent Challenge” has the meaning set forth in Section 14.5 (Termination by Vir Bio for Patent Challenge).
1.222.“Patent Costs” means [***].
1.223.“Patents” means (i) all national, regional, and international patents and patent applications, including provisional patent applications, (ii) all patent applications filed from any of the foregoing provisional patent applications in clause (i), (iii) all patent applications that claim priority to any patent or patent applications in clause (i) or clause (ii), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (iv) any and all patents that have issued or in the future issue from any of foregoing patent applications in clause (i), clause (ii), or clause (iii), including utility models, petty patents and design patents and certificates of invention, and (v) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations, and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (i), clause (ii), clause (iii), or clause (iv).
1.224.“Patient Support Program Costs” means [***].
1.225.“Payments” has the meaning set forth in Section 9.5.4 (Taxes).
1.226.“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other similar entity or organization, including a government or political subdivision, department, or agency of a government.
1.227.“Pharmacovigilance Agreement” has the meaning set forth in Section 5.4 (Pharmacovigilance Agreement; Global Safety Database).
1.228.“Phase 1 Clinical Study” means a Clinical Study which provides for the first introduction into humans of a product, conducted in normal volunteers or patients to get information on product safety, tolerability, immunogenicity, pharmacological activity, or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) (or the foreign equivalent thereof).

1.229.“Phase 2 Clinical Study” means a single- or multiple-arm Clinical Study, the principal purposes of which are the evaluation of the efficacy of such product for a particular Indication in the target patient population and a determination of the common side effects and risks associated with the product in the dosage range to be prescribed and to obtain sufficient information about the efficacy for such pharmaceutical or biological product in the disease or condition being studied to permit the design and dose of such product in a Phase 3 Clinical Study, and otherwise consistent with 21 C.F.R. § 312.21(b) (or the foreign equivalent thereof). If a Clinical Study includes both a phase 1 portion and a phase 2 portion at the time of the Initiation of such Clinical Study, then the Initiation of the Phase 2 Clinical Study with respect to such Clinical Study shall be deemed to occur as of the date of the Initiation of the phase 2 portion of such Clinical Study.
1.230.“Phase 3 Clinical Study” means a controlled Clinical Study of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular Indication in a manner sufficient to file for approval of a BLA or MAA for such Licensed Product, and otherwise consistent with the requirements of US 21 C.F.R. § 312.21(c) (or the foreign equivalent thereof).
1.231.“Phase 4 Clinical Study” means a Clinical Study related to a product, which study is Initiated following the commencement of a Registrational Study for such product and is not required to obtain initial approval of a BLA or MAA for such product by the appropriate Regulatory Authority and (i) is conducted to satisfy an obligation imposed by such Regulatory Authority as a condition of such approval of a BLA or MAA or that is otherwise conducted to satisfy a commitment made to or agreement made with such Regulatory Authority in connection with such approval of a BLA or MAA by such Regulatory Authority (“Required Phase 4 Clinical Study”) or (ii) is not conducted to satisfy an obligation imposed by such Regulatory Authority as a condition of such approval of a BLA or MAA or to satisfy a commitment made to or agreement made with such Regulatory Authority (“Voluntary Phase 4 Clinical Study”).
1.232.“PHSA” means the United States Public Health Service Act.
1.233.“Plan or Budget Matter” has the meaning set forth in Section 2.9.3 (Selected Plan or Budget Matters).
1.234.“Platform Blocking IP” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.235.“Platform Deblocking Component” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.236.“Platform Improvement IP” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.237.“Platform License Field” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.238.“PPQ” means process performance qualification.
1.239.“PPQ Finalization Milestone” means [***].
1.240.“Pre-Approved Subcontractor” means those subcontractors set out on Schedule
1.240 (Pre-Approved Subcontractors).

1.241.“Preceding Development and Regulatory Milestone Event” has the meaning set forth in Section 9.2.2(iv) (Skipped Milestone).
1.242.“Primary Indication” has the meaning set forth in Section 1.149 (Definition of Indication).
1.243.“Product-Specific Licensed Patents” means all Licensed Patents that specifically Cover a Licensed Product, including the Licensed Patents that are Product-Specific Licensed Patents as set forth on Section (i) of Schedule 12.2.1 (Existing Patents). For clarity, the Parties acknowledge and agree that a Product-Specific Licensed Patent: [***].
1.244.“Profit/Loss Share” has the meaning set forth in Section 8.2.1 (Sharing of Net Profits and Net Losses).
1.245.“Profit Share Territory” means the United States, but solely during the U.S. P&L Share Term.
1.246.“Profit Share Territory Commercialization Budget” has the meaning set forth in Section 7.2.1(i) (Profit Share Territory Commercialization Plan and Budget - Generally).
1.247.“Profit Share Territory Commercialization Plan” has the meaning set forth in
Section 7.2.1(i) (Profit Share Territory Commercialization Plan and Budget - Generally).
1.248.“Profit Share Territory Commercialization Plan and Budget” has the meaning set forth in Section 7.2.1(i) (Profit Share Territory Commercialization Plan and Budget - Generally).
1.249.“Profit Share Territory Medical Affairs Budget” has the meaning set forth in
Section 7.6.2(i) (Profit Share Territory Medical Affairs Plan and Budget - Generally).
1.250.“Profit Share Territory Medical Affairs Plan” has the meaning set forth in
Section 7.6.2(i) (Profit Share Territory Medical Affairs Plan and Budget - Generally).
1.251.“Profit Share Territory Medical Affairs Plan and Budget” has the meaning set forth in Section 7.6.2(i) (Profit Share Territory Medical Affairs Plan and Budget - Generally).
1.252.“Promotional Materials” means all written, printed, electronic, or graphic material intended for use by sales representatives of either Party in promoting Licensed Products in the Profit Share Territory, including visual aids, file cards, clinical study reports, reprints, drug information updates, and any other promotional support items.
1.253.“Proposed Publication” means any public disclosure (other than a Patent, a filing with securities regulator (including Forms 8-K), press releases and investor presentations) in any form or format proposed by or on behalf of a Party relating to a Licensed Compound or Licensed Product, including any scientific publications relating to or supportive of the Licensed Products, whether or not peer-reviewed, such as abstracts, manuscripts, commentaries, letters to the editor, review-articles, book-chapters, or pre-prints.
1.254.“Proposing Party” has the meaning set forth in Section 4.2.3 (Additional Studies).

1.255.“Prosecute” and “Prosecution” has the meaning set forth in Section 10.2.2 (Product-Specific Licensed Product Patents and Joint Foreground Patents). “Prosecuting” and “Prosecuted” shall have a corresponding meaning.
1.256.“Protease-Cleavable Linker” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.257.“PSMA” has the meaning set forth in the Recitals.
1.258.“Quality Agreement” has the meaning set forth in Section 6.5 (Supply Agreement and Quality Agreement).
1.259.“Quarterly CFS” has the meaning set forth in Section 8.3.3 (Quarterly Reports; Consolidated Financial Statements; Reconciliation).
1.260.“Receiving Party” has the meaning set forth in Section 11.1 (Confidentiality Obligations).
1.261.“Reference Product” has the meaning set forth in Section 1.26 (Definition of Biosimilar Product).
1.262.“Registrational Study” means any (i) Phase 3 Clinical Study, or (ii) [***] (such acknowledgement or confirmation in writing, a “Registrational Study Confirmation”). If a Clinical Study does not meet the requirements of a Registrational Study at the time of Initiation, but such Clinical Study is later re-designed or otherwise converted into a Clinical Study that meets the requirements of a Registrational Study, including by the initiation of a distinct arm or phase of such Clinical Study, then such Clinical Study shall be deemed a Registrational Study as of the later of (a) if such redesign or conversion includes a distinct arm or phase that meets the definition of Registrational Study (e.g., the Phase 3 portion of a Phase 2/3 study), the date of Initiation of such distinct arm or phase or (b) the date of the Registrational Study Confirmation (in the case of clause (b), whether or not the redesign or conversion includes a distinct arm or phase).
1.263.“Regulatory Approval” means (i) all approvals, licenses, registrations, or authorizations from a Regulatory Authority reasonably necessary for the commercial distribution, marketing and sale of a product for a particular Indication in the jurisdiction of such Regulatory Authority (including a BLA approval in the U.S., MAA approval in the E.U. or the United Kingdom or MAA approval by the Ministry of Health, Labour and Welfare or Pharmaceuticals and Medical Devices Agency in Japan), including any approval by the applicable Regulatory Authority of any expansion or modification of the labeling of a Licensed Product for an Indication, and (ii) with respect to each Major European Country and Japan, all commercially reasonably necessary pricing and reimbursement approvals in such country.
1.264.“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities regulating or otherwise exercising authority with respect to the Exploitation of a Licensed Compound or Licensed Product in the Territory.
1.265.“Regulatory Costs” means [***].

1.266.“Regulatory Documentation” means all (i) applications (including all INDs, BLAs, MAAs, and other applications for Regulatory Approval), registrations, licenses, authorizations, and approvals (including all Regulatory Approvals), and (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority, and including adverse event reports), in each case ((i) and (ii)), relating to the Licensed Product.
1.267.“Regulatory Exclusivity” means any period of data or market exclusivity granted or otherwise authorized by a Regulatory Authority in respect of a Licensed Product, other than as a result of a Patent, that prohibits a Person from (i) relying on Data generated by or on behalf of a Party with respect to such Licensed Product in an application for regulatory approval of a Biosimilar Product, or (ii) Commercializing a Biosimilar Product, including reference product exclusivity under Section 351(k)(7) of the PHSA (42 U.S.C. § 262(k)(7)), pediatric exclusivity under Section 505a of the FFDCA (21 U.S.C. § 355a), and all equivalents of any of the foregoing in another country.
1.268.“Regulatory Lead” means the Party responsible for submitting Regulatory Documentation to, and communicating with, Regulatory Authorities.
1.269.“Regulatory Responsibility Transfer Date” has the meaning set forth in Section
5.1.2 (Transfer of Regulatory Responsibilities).
1.270.“Representatives” has the meaning set forth in Section 11.2.1 (Permitted Disclosures).
1.271.“Required Phase 4 Clinical Study” has the meaning set forth in Section 1.231 (Definition of Phase 4 Clinical Study).
1.272.“Research” means any pre-clinical research or discovery activities (including target validation, drug discovery, identification, or synthesis) with respect to a given target, pharmaceutical product, biological product, or active pharmaceutical or biological ingredient with respect to the foregoing. When used as a verb, “Research” means to engage in Research.
1.273.“Research Tool” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.274.“Reverse Royalty Term” means [***].
1.275.“Reversion IP” means [***].
1.276.“Reversion Product” means [***].
1.277.“Review Period” has the meaning set forth in Section 11.6.2 (Publications – By Vir Bio).
1.278.“Royalty-Bearing Patent” means, [***].
1.279.“Royalty Term” means for each Licensed Product, on a Licensed Product-by-Licensed Product and country-by-country basis, the period [***].
1.280.“Royalty Territory” means the Territory, excluding the Profit Share Territory, provided that, upon the Opt-Out Effective Date, the Royalty Territory will be deemed to be the entire Territory.

1.281.“Royalty Territory Development Activities” has the meaning set forth in Section 4.2.2(i) (Royalty Territory Development Plan).
1.282.“Royalty Territory Development Plan” has the meaning set forth in Section 4.2.2(i) (Royalty Territory Development Plan).
1.283.“Sales and Marketing Costs” means [***].
1.284.“Sales Milestone Event” has the meaning set forth in Section 9.2.3 (Sales Milestones).
1.285.“Sales Milestone Payment” has the meaning set forth in Section 9.2.3 (Sales Milestones).
1.286.“Sanofi” has the meaning set forth in Section 1.288 (Definition of Sanofi License).
1.287.“Sanofi-Managed Patents” means those Patents set forth on Schedule 10.2.6 (Sanofi-Managed Patents).
1.288.“Sanofi License” means that certain License Agreement, dated July 31, 2024, by and between Vir Bio and Amunix Pharmaceuticals, Inc. (“Sanofi”) as amended from time to time (solely if so amended after the Effective Date in accordance with the terms thereof and hereof including Section 12.4.3 (Maintenance of In-License Agreements)), an unamended, redacted version of which as of the Execution Date is attached hereto as Exhibit B (Sanofi License).
1.289.“Sanofi Licensed Patent” means any Licensed Patent (for clarity, as defined in Section 1.171 (Definition of Licensed Patents)) that is included in the definition of Licensed Patent (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)).
1.290.“Sanofi Patent Challenge” has the meaning set forth in Section 14.5 (Termination by Vir Bio for Patent Challenge).
1.291.[***]
1.292.“Segregate” means [***].
1.293.“Selected Data” means [***].
1.294.“Selected Drug Publication Date” has the meaning set forth in Section 1191(b)(3) of the Social Security Act.
1.295.“Sell-Off Right” shall have the meaning set forth in Section 14.11.8 (Sell-Off Right).
1.296.“Selling Party” has the meaning set forth in Section 1.201 (Definition of Net Sales).
1.297.“Shared Commercialization Costs” means [***].
1.298.“Shared Development Activities” as the meaning set forth in Section 4.2.1(i) (Shared Development Plan and Budget).

1.299.“Shared Development Budget” has the meaning set forth in Section 4.2.1(i) (Shared Development Plan and Budget).
1.300.“Shared Development Plan” has the meaning set forth in Section 4.2.1(i) (Shared Development Plan and Budget).
1.301.“Shared Development Plan and Budget” has the meaning set forth in Section 4.2.1(i) (Shared Development Plan and Budget).
1.302.“Shared Losses” has the meaning set forth in Section 13.3 (Shared Losses).
1.303.“Shared Third Party IP Contract” has the meaning set forth in Section 9.10.2 (Third Party IP Contract).
1.304.“Specialized Delivery System” means any specialized delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of a Licensed Product. Specialized Delivery System excludes standard syringes and standard intravitreal or subretinal delivery.
1.305.“Status Quo Matter” has the meaning set forth in Section 2.9.4 (Status Quo).
1.306.“Stock Purchase Agreement” has the meaning set forth in the Recitals.
1.307.“Sublicense Agreement” has the meaning set forth in Section 3.4 (Sublicenses), subject to Section 10.3.7 (Settlement).
1.308.“Sublicensee” means a Third Party (other than a subcontractor or Distributor) that is granted a sublicense by Company or its Affiliates in accordance with Section 3.4 (Sublicenses), subject to Section 10.3.7 (Settlement).
1.309.“Supply Agreement” has the meaning set forth in Section 6.5 (Supply Agreement and Quality Agreement).
1.310.“Term” has the meaning set forth in Section 14.1 (Term).
1.311.“Terminated Compound” means (i) in case of any termination of this Agreement in its entirety, all Licensed Compounds, (ii) in case of any termination of this Agreement with respect to a Licensed Compound, such Licensed Compound, and (iii) in case of any termination of this Agreement with respect to a country, all Licensed Compound (but solely with respect to such country), in each case ((i) through (iii)), from and after such termination.
1.312.“Terminated Product” means (i) in case of any termination of this Agreement in its entirety, all Licensed Products, (ii) in case of any termination of this Agreement with respect to a Licensed Product, such Licensed Product, and (iii) in case of any termination of this Agreement with respect to a country, all Licensed Products (but solely with respect to such country), in each case ((i) through (iii)), from and after such termination.
1.313.“Terminated Territory” means (i) in case of any termination of this Agreement in its entirety, all countries and territories of the world, (ii) in case of any termination of this Agreement with respect to a Licensed Product, all countries and territories of the world (but solely with respect to such Licensed Product), and (iii) in case of any termination of this Agreement with respect to a country, such country, in each case ((i) through (iii)), from and after such termination.

1.314.“Termination Agreement” has the meaning set forth in Section 14.11.6 (Termination Agreement).
1.315.“Termination Notice Period” has the meaning set forth in Section 14.3 (Termination for Material Breach).
1.316.“Territory” means all the countries and territories of the world other than the Terminated Territory.
1.317.“Third Party” means any Person other than Company, Vir Bio, and their respective Affiliates.
1.318.“Third Party Claims” has the meaning set forth in Section 13.1 (Indemnification of Vir Bio).
1.319.“Third Party Infringement Claim” has the meaning set forth in Section 10.5 (Defense of Claims of Infringement by Third Parties).
1.320.“Third Party IP” has the meaning set forth in Section 9.10.1 (Decision Making).
1.321.“Third Party License” has the meaning set forth in Section 9.3.3(iv) (Third Party Payments).
1.322.“Third Party Payments” has the meaning set forth in Section 9.3.3(iv) (Third Party Payments).
1.323.“Total Reimbursed Amount” has the meaning set forth in Section 8.4.3 (Limited Funding Threshold).
1.324.“Trademark” means any word, name, symbol, color, designation, or device, or any combination thereof, that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, or business symbol, whether or not registered.
1.325.“Trademark Costs” means [***].
1.326.“Transition Costs” has the meaning set forth in Section 4.1.3 (Transition Cost).
1.327.“Transition Plan” means the transition plan attached hereto as Schedule 1.327 (Transition Plan).
1.328.“UK GDPR” means the GDPR as it forms part of the law of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019.
1.329.“United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.330.“U.S. Development Cost Share Activities”
1.331.“U.S. P&L Share Term” means [***].

1.332.“Valid Claim” means, with respect to a particular country, (i) any claim of an issued and unexpired Patent in such country that (a) has not been held permanently revoked, unenforceable, or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal and (b) has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country or (ii) any claim of a pending Patent application filed in such country that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application that has been pending for no more than seven years from its earliest priority date.
1.333.“VIR-5500” means the fusion protein identified by the amino acid sequence set forth on Schedule 1.333 (VIR-5500 Amino Acid Sequence), known as of the Effective Date as VIR-5500.
1.334.“VIR-5500 Unblocking License” has the meaning set forth in Section 3.1.2(i) (Licenses Under Unblocking License Grants from Sanofi).
1.335.“Vir Bio” has the meaning set forth in the preamble hereto.
1.336.“Vir Bio Foreground Technology” means (i) any Foreground Know-How that is first generated, conceived, created, invented, or otherwise made during the Term solely by or on behalf of Vir Bio or its Affiliates or its or their (sub)licensees (excluding Company and its Affiliates or its or their Sublicensees), and (ii) any Patents that both (a) Cover the Foreground Know-How set forth in subclause (i) and (b) do not Cover any Foreground Know-How set forth in subclause (i) of the definition of “Company Foreground Technology” or subclause (i) of the definition of “Joint Foreground Technology”, including any Vir Bio Platform Improvement Technology.
1.337.“Vir Bio Indemnitees” has the meaning set forth in Section 13.1 (Indemnification of Vir Bio).
1.338.“Vir Bio Manufacturing Period” means the period commencing on the Effective Date and continuing until the later of (i) Completion of Manufacturing Technology Transfer or (ii) delivery of all Licensed Compound and Licensed Product as required in accordance with the Joint Manufacturing Plan.
1.339.“Vir Bio Matters” has the meaning set forth in Section 2.9.2 (Vir Bio Matters).
1.340.“Vir Bio Platform Improvement Technology” means any Foreground Technology solely developed or invented by or on behalf of Vir Bio, its Affiliates or its or their (sub)licensees (excluding Company and its Affiliates or its or their Sublicensees) [***].
1.341.“Vir Bio’s Development and Commercialization Rights and Responsibilities”
has the meaning set forth in Section 8.4.1 (Opt-Out Exercise).
1.342.“Voluntary Phase 4 Clinical Study” has the meaning set forth in Section 1.231 (Definition of Phase 4 Clinical Study).
1.343.[***]
1.344.[***]
1.345.[***]

1.346.“XTEN” means an extended length non-natural polypeptide (ELNN) that is [***].
1.347.“XTEN Compound” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).
1.348.“XTEN Product” has the meaning set forth on Schedule 1 (Terms Defined in the Sanofi License).

ARTICLE 2. GOVERNANCE
2.1.Alliance Managers. [***] following the Effective Date, each Party will appoint an individual to act as the alliance manager for such Party (each, an “Alliance Manager”). The Alliance Managers will have appropriate technical credentials, experience, and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and the activities to be conducted in connection with this Agreement. Each Alliance Manager (or his, her, or their designee) will attend meetings of each Committee and any subcommittee as a nonvoting observer. The Alliance Managers will be the primary point of contact for the Parties regarding the activities under this Agreement or an Ancillary Agreement and will help facilitate all such activities hereunder. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
2.2.Joint Steering Committee.
2.2.1.JSC Membership. [***] following the Effective Date [***], the Parties will establish a joint steering committee (the “JSC”) to oversee and coordinate each Party’s activities in connection with this Agreement, including resolving disputes referred to the JSC. The JSC will be comprised of three representatives of Company and three representatives of Vir Bio (or such other equal number of representatives as the JSC may determine). The Alliance Managers or their designees will attend JSC meetings in a non-voting capacity. Each Party may change its respective representatives to the JSC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JSC representatives will have appropriate technical credentials, experience and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and any Ancillary Agreement and the activities to be conducted in connection with this Agreement and each Ancillary Agreement, and at least one such representative will also have appropriate seniority, experience, and authority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the JSC.
2.2.2.JSC Specific Responsibilities. The JSC’s specific responsibilities are as follows:
(i)generally overseeing each Party’s activities under this Agreement;
(ii)reviewing, discussing, and determining whether to approve any amendment to the Shared Development Plan and Budget, as may be proposed by the JDC pursuant to Section 2.3.2(ii) (JDC Specific Responsibilities) or the JMC pursuant to Section 2.5.2(v) (JMC Specific Responsibilities) or whether to approve any amendment to the Shared Development Plan and Budget to include the CMC Budget recommended by the JMC pursuant to Section 2.5.2(v) (JMC Specific Responsibilities);

(iii)reviewing, discussing, and determining whether to approve any material amendment to the then-current Profit Share Territory Commercialization Plan and Budget, as may be proposed by the JCC pursuant to Section 2.4.2(ii) (JCC Specific Responsibilities);
(iv)reviewing and discussing Company’s Commercialization activities in the Royalty Territory;
(v)subject to any review and approval process set forth in the Co-Promotion Agreement, reviewing, discussing, and determining whether to approve the initial and, thereafter, any update or amendment to the Co-Promotion Plan and Budget, as may be proposed by the JCC pursuant to Exhibit A (Key Terms and Conditions of Co-Promotion Agreement);
(vi)reviewing, discussing, and determining whether to deem the PPQ batch reports with respect to Licensed Compound or Licensed Product, in each case, as Manufactured by or on behalf of Company or its Affiliates, Finalized PPQ Batch Reports;
(vii)generally overseeing each Party’s activities under the Transition Plan, and reviewing, discussing, and determining whether to approve any update or amendment thereto, or approve any extension of the time to complete such activities as necessary to ensure a full and complete transition with due regard for study subjects and in compliance with Applicable Law or as otherwise agreed, in each case, as may be proposed by the JDC pursuant to Section 4.1.1 (Transition Plan);
(viii)reviewing, discussing, and determining whether to approve any amendment to the then-current Manufacturing Technology Transfer Plan, as may be proposed by the JMC pursuant to Section 2.5.2(v) (JMC Specific Responsibilities);
(ix)reviewing and discussing whether a Milestone Event has been achieved pursuant to Section 9.2.1 (Manufacturing Milestones), Section 9.2.2 (Development and Regulatory Milestones), and Section 9.2.3 (Sales Milestones);
(x)acting as the initial forum for resolving Committee Deadlocks, as set forth in Section 2.9 (Quorum; Decision-Making);
(xi)establishing other Committees, as set forth in Section 2.10 (Other Committees); and
(xii)fulfilling such other responsibilities as may be allocated to the JSC under this Agreement or by mutual written agreement of the Parties.
2.2.3.Discontinuation of JSC. The JSC will immediately disband and terminate upon expiration or termination of this Agreement in its entirety.
2.3.Joint Development Committee.

2.3.1.JDC Membership. [***] following the Effective Date [***], the Parties will establish a joint development committee (the “JDC”) to oversee the Development of Licensed Compounds and Licensed Products in the Territory under the Shared Development Plan and Budget, including with respect to Development Cost Share Activities, and reviewing Company’s Development of Licensed Compounds and Licensed Products for the benefit of one or more Major Market Countries in the Royalty Territory (excluding any such Development that is also conducted for the benefit of the Profit Share Territory) under the Royalty Territory Development Plan. The JDC will be comprised of three representatives of Company and three representatives of Vir Bio (or such other equal number of representatives as the JDC may determine). The Alliance Managers or their designees will attend JDC meetings in a non-voting capacity. Each Party may change its respective representatives to the JDC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JDC representatives will have appropriate business credentials, experience, and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and each applicable Ancillary Agreement and the activities to be conducted in connection with this Agreement and such Ancillary Agreement(s), and at least one such representative will also have appropriate seniority, experience, and authority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the JDC.
2.3.2.JDC Specific Responsibilities. The JDC’s specific responsibilities are as follows:
(i)as more fully set forth in Section 4.2 (Development), generally overseeing each Party’s activities under the Shared Development Plan and Budget at each regularly scheduled meeting of the JDC or ad-hoc meeting called by either Party (as applicable), including the activities conducted and Development Costs incurred thereunder since the previous regularly scheduled meeting of the JDC, and the anticipated activities to be conducted and Development Costs to be incurred prior to the next regularly scheduled meeting of the JDC;
(ii)[***], reviewing, discussing, and determining whether to recommend to the JSC any amendments to the then-current Shared Development Plan and Budget, as set forth in Section 4.2.1(i) (Shared Development Plan and Budget);
(iii)discussing material amendments to the Royalty Territory Development Plan as set forth in Section 4.2.2(i) (Royalty Territory Development Plan);
(iv)reviewing any reports or presentations submitted to the JDC by a Party, pursuant to Section 4.3.1 (R&D Information Sharing);
(v)reviewing and discussing either Party’s proposal to conduct any
Additional Study, as set forth in Section 4.2.3 (Additional Studies);
(vi)[***], reviewing, discussing, and determining whether to recommend to the JSC any amendments to the then-current Transition Plan, as set forth in Section 4.1.1 (Transition Plan), or any extension of the time to complete the activities under such Transition Plan as necessary to ensure a full and complete transition with due regard for study subjects and in compliance with Applicable Law or as otherwise agreed;

(vii)without limitation to each Party’s rights under ARTICLE 10 (Intellectual Property) and ARTICLE 11 (Confidentiality and Non-Disclosure), reviewing, discussing, and determining whether to approve a general publication strategy with respect to the Development of Licensed Compounds and Licensed Products; and
(viii)fulfilling such other responsibilities as may be allocated to the JDC under this Agreement or by mutual written agreement of the Parties.
2.3.3.Discontinuation of JDC. The JDC will immediately disband and terminate upon the earliest of (i) expiration or termination of this Agreement in its entirety, (ii) the Opt-Out Effective Date, and (iii) completion of all Development Cost Share Activities under this Agreement.
2.4.Joint Commercialization Committee.
2.4.1.JCC Membership. [***] following the Initiation of the first Registrational Study, the Parties will establish a joint commercialization committee (the “JCC”) to oversee (i) each Party’s Commercialization activities in the Profit Share Territory (including Co-Promotion Activities, if Vir Bio elects its Co-Promotion Option) with respect to Licensed Products, and (ii) the Profit/Loss Share, in each case ((i)-(ii)), pursuant to this Agreement. The JCC will be comprised of three representatives of Company and three representatives of Vir Bio (or such other equal number of representatives as the JCC may determine). The Alliance Managers or their designees will attend JCC meetings in a non-voting capacity. Each Party may change its respective representatives to the JCC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JCC representatives will have appropriate business credentials, experience and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and each applicable Ancillary Agreement and the activities to be conducted in connection with this Agreement and such Ancillary Agreement(s), and at least one such representative will also have appropriate seniority, experience, and authority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the JCC.
2.4.2.JCC Specific Responsibilities. The JCC’s specific responsibilities are as follows:
(i)generally discussing, overseeing, and coordinating implementation of the Profit Share Territory Commercialization Plan and Budget, pursuant to Section 7.2 (Commercialization in the Profit Share Territory) at each regularly scheduled meeting of the JCC or ad-hoc meeting called by either Party (as applicable), including the activities conducted and Shared Commercialization Costs incurred thereunder since the previous regularly scheduled meeting of the JCC, and the anticipated activities to be conducted and Shared Commercialization Costs to be incurred prior to the next regularly scheduled meeting of the JCC;
(ii)[***], reviewing, discussing, and determining whether to recommend to the JSC any material amendments to the then-current Profit Share Territory Commercialization Plan and Budget, as set forth in Section 7.2 (Commercialization in the Profit Share Territory);
(iii)[***], reviewing, discussing, and determining whether to recommend to the JSC any material amendments to the then-current Profit Share Territory

Medical Affairs Plan and Budget, as set forth in Section 7.6.2 (Profit Share Territory Medical Affairs Plan and Budget);
(iv)providing a forum for Vir Bio to provide inputs on Company’s Commercialization activities with respect to Licensed Compounds and Licensed Products in the Major Market Countries in the Royalty Territory, pursuant to Section 7.1 (Commercialization in the Royalty Territory);
(v)if Vir Bio exercises its Co-Promotion Option, (a) reviewing, discussing, and determining whether to recommend to the JSC the initial Co-Promotion Plan and Budget, and (b) thereafter, at least once per Calendar Quarter (or as otherwise set forth in the Co-Promotion Agreement), and [***], reviewing, discussing, and determining whether to recommend to the JSC any update and amendment to such Co-Promotion Plan and Budget, with respect to (a)-(b), as set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement);
(vi)reviewing reports and presentations submitted by a Party with respect to such Party’s Co-Promotion Activities during a Calendar Quarter, as set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement);
(vii)without limitation to each Party’s rights under ARTICLE 10 (Intellectual Property) and ARTICLE 11 (Confidentiality and Non-Disclosure), reviewing, discussing, and determining whether to approve a general publication strategy with respect to Medical Affairs Activities for Licensed Compounds and Licensed Products; and
(viii)fulfilling such other responsibilities as may be allocated to the JCC under this Agreement or by mutual written agreement of the Parties.
2.4.3.Discontinuation of JCC. The JCC will immediately disband and terminate upon the earliest of (i) expiration or termination of this Agreement in its entirety, (ii) the Opt-Out Effective Date, and (iii) upon the end of the U.S. P&L Share Term.
2.5.Joint Manufacturing Committee.
2.5.1.JMC Membership. [***] following the Effective Date [***], the Parties will establish a joint manufacturing committee (the “JMC”) to oversee and coordinate the Manufacturing of Licensed Compounds and Licensed Products in connection with Development Cost Share Activities or Commercialization activities in the Profit Share Territory under this Agreement. The JMC will be comprised of two representatives of Company and two representatives of Vir Bio (or such other equal number of representatives as the JMC may determine). The Alliance Managers or their designees will attend JMC meetings in a non-voting capacity. Each Party may change its respective representatives to the JMC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JMC representatives will have appropriate business credentials, experience, and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and the activities to be conducted in connection with this Agreement, and at least one such representative will also have appropriate seniority, experience, and authority to make decisions on behalf of the Parties with respect to issues falling within the jurisdiction of the JMC.

2.5.2.JMC Specific Responsibilities. The JMC’s specific responsibilities are as follows:
(i)during the Vir Bio Manufacturing Period, overseeing    and
coordinating the implementation of the supply of Licensed Compounds and Licensed Products by Vir Bio to Company pursuant to the Joint Manufacturing Plan, and reviewing, discussing, and determining whether to amend the Joint Manufacturing Plan, as set forth in Section 6.2 (Development Supply);
(ii)review the PPQ batch reports with respect to the Licensed Compound and the Licensed Product and recommend to the JSC when such batch reports should be deemed finalized;
(iii)establish the comparability criteria with respect to the Manufacturing of the Licensed Compound and the Licensed Product as it relates to the completion of the Manufacturing Process Transfer, which comparability criteria shall be set forth in the Manufacturing Technology Transfer Plan;
(iv)[***], reviewing, discussing, and determining whether to recommend to the JSC any amendments to the then-current Manufacturing Technology Transfer Plan;
(v)discussing and drafting the CMC Budget, and recommending such CMC Budget to the JSC for inclusion in the Shared Development Plan and Budget, as set forth in Section 6.4 (CMC Budget);
(vi)coordinating and overseeing the Manufacturing Technology Transfer in accordance with Section 6.1 (Manufacturing Technology Transfer);
(vii)overseeing the (a) exchange of CMC specifications prior to the Manufacturing Technology Transfer and (b) Manufacturing Technology Transfer, with respect to (a)-(b), in accordance with the Manufacturing Technology Transfer Plan; and
(viii)fulfilling such other responsibilities as may be allocated to the JMC under this Agreement or by mutual written agreement of the Parties.
2.5.3.Discontinuation of JMC. The JMC will immediately disband and terminate upon the earliest of (i) expiration or termination of this Agreement in its entirety, (ii) the Opt-Out Effective Date (or, if later, the expiration of the Vir Bio Manufacturing Period), and (iii) upon the end of the U.S. P&L Share Term.
2.6.Joint Finance Committee.

2.6.1.JFC Membership. Promptly following the Effective Date (and not later than 30 days thereafter), the Parties will establish a joint finance committee (the “JFC”) to oversee the implementation of the Development Cost Share and the Profit/Loss Share under this Agreement. The JFC will be comprised of two representatives of Company and two representatives of Vir Bio (or such other equal number of representatives as the JFC may determine), including each Party’s Finance Lead. The Alliance Managers or their designees may attend JFC meetings in a non-voting capacity. Each Party may change its respective representatives to the JFC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JFC representatives will have appropriate business credentials, experience and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and each applicable Ancillary Agreement and the activities to be conducted in connection with this Agreement and such Ancillary Agreement(s), and at least one such representative will also have appropriate seniority, experience, and authority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the JFC. Each Party shall designate one of its JFC representatives as such Party’s financial lead (“Finance Lead”).
2.6.2.JFC Specific Responsibilities. The JFC’s specific responsibilities are as follows:
(i)generally overseeing and coordinating the Development Cost Share under Section 8.1 (Development Cost Share);
(ii)(a) approving the form to be used by the Parties when reporting Development Costs to the JDC, and (b) reviewing and reconciling the Development Costs reported by the Parties each Calendar Quarter and, thereafter, informing the Parties the results thereof, with respect to (a)-(b), pursuant to Section 8.3 (Reports and Payments);
(iii)generally overseeing and coordinating the Profit/Loss Share under Section 8.2 (U.S. Profit/Loss Share);
(iv)agreeing on a methodology for (a) allocating Shared Commercialization Costs to the Profit Share Territory or Licensed Products, if applicable, as set forth in Section 1.297 (Definition of Shared Commercialization Costs), and (b) calculating Shared Commercialization Costs, if necessary, as set forth Section 8.3.1 (Principles of Reporting), in each case, (a) and (b), consistent with Accounting Standards;
(v)[***], sharing information regarding the budget and expense items set forth in the Shared Development Plan and Budget and the Profit Share Territory Commercialization Plan and Budget;
(vi)[***], discussing the calculations set forth in any Final Report;
(vii)[***], administer operations performed by a
Party under Section 8.1 (Development Cost Share) and Section 8.2 (U.S. Profit/Loss Share);
(viii)performing their responsibilities under Section 8.3 (Reports and Payments) and Section 9.3.2 (Payment Dates and Reports);

(ix)reviewing and discussing each Quarterly CFS, Balancing Amount, and any balancing statements prepared by the Finance Leads and presented to the JCC, as set forth in Section 8.3.3 (Quarterly Reports; Consolidated Financial Statements); and
(x)fulfilling such other responsibilities as may be allocated to the JFC under this Agreement or by mutual written agreement of the Parties.
2.6.3.Discontinuation of JFC. The JFC will immediately disband and terminate upon the earlier of (i) expiration or termination of this Agreement in its entirety and (ii) following the Opt-Out Effective Date, the payment of the final Balancing Payment under Section
8.3 (Reports and Payments).
2.7.Joint Intellectual Property Committee.
2.7.1.JIPC Membership. [***] following the Effective Date [***], the Parties will establish a joint intellectual property committee (the “JIPC”) to facilitate information sharing and cooperation between the Parties with respect to the Prosecution and enforcement of Patents as provided in Section 10.2 (Prosecution and Maintenance of Intellectual Property) and Section 10.3 (Enforcement of Patents). The JIPC will be comprised of one representative of Company and one representative of Vir Bio (or such other equal number of representatives as the JIPC may determine). The Alliance Managers or their designees will attend JIPC meetings in a non-voting capacity. Each Party may change its respective representatives to the JIPC from time to time, in its sole discretion, effective upon notice to the other Party designating such change. Each Party’s JIPC representatives will have appropriate business credentials, experience and knowledge pertaining to, and ongoing familiarity with, the terms of this Agreement and the activities to be conducted in connection with this Agreement, as well as appropriate seniority, experience, and authority to make recommendations on behalf of the Parties with respect to issues falling within the jurisdiction of the JIPC. For clarity, the JIPC will have no decision-making authority, but may liaise with or make recommendations to the Parties, their Patent counsel, or the other Committees as appropriate.
2.7.2.JIPC Specific Responsibilities. The JIPCs specific responsibilities are as follows:
(i)recommending strategies for optimizing Patent protection for the Licensed Compounds and Licensed Products and to help facilitate coordination between the Parties with respect to such strategies;
(ii)facilitating communication between the Parties in connection with Infringement of Licensed Patents pursuant to Section 10.3.2 (Solely Owned IP);
(iii)as set forth in Section 10.2.5(i) (Minimum Prosecution Obligations), working to ensure that the Minimum Prosecution Obligations (as described in Section 7.2.3 of the Sanofi License) are satisfied;
(iv)facilitating communication between the Parties in connection with a Competitive Infringement of Licensed Patents, including pursuant to Section 10.3.3 (Competitive Infringement); and
(v)fulfilling such other responsibilities as may be allocated to the JIPC under this Agreement or by mutual written agreement of the Parties.

2.7.3.Discontinuation of JIPC. The JIPC will immediately disband and terminate upon expiration or termination of this Agreement in its entirety.
2.8.Meetings and Expenses.
2.8.1.Committee Chairs; Minutes. Each Committee shall be led by an individual appointed by Company (the “Chair”), which individual must be a representative of Company on such Committee. Company may change its Chair from time to time, in its sole discretion, effective upon notice to the Alliance Manager of Vir Bio designating such change. The Chair, with the assistance of each Party’s Alliance Manager, will be responsible for scheduling committee meetings, agenda-setting, documenting meeting minutes, and following up on action items. Company’s Alliance Manager will prepare meeting minutes and send such meeting minutes to Vir Bio’s Alliance Manager [***] after a meeting for review, comment, and approval. Vir Bio will have [***] from receipt of such meeting minutes to review and to approve or provide comments to the minutes (such approval not to be unreasonably withheld, conditioned, or delayed). If Vir Bio, within such [***] period, does not notify Company that it does not approve of the minutes, the minutes will be deemed to have been approved by Vir Bio.
2.8.2.Committee Meetings. Each Committee, once established, will meet once every Calendar Quarter or as may otherwise be agreed by such Committee. The location for meetings will alternate between a location designated by Vir Bio and a location designated by Company (or at such other locations as the Parties may agree), with Company having the right to designate the first such location. Alternatively, the Committees may meet by means of teleconference, videoconference, or other similar means. Each Party may also call for ad hoc meetings to discuss particular matters within the jurisdiction of the applicable Committee upon 10 Business Days’ prior written notice to the other Party (or under exigent circumstances requiring input of such Committee, as otherwise agreed).
2.8.3.Other Members; Expenses. As appropriate, additional employees or consultants of each Party may, from time to time, attend the Committee meetings as non-voting observers; provided that any such consultant will agree in writing to comply with the confidentiality obligations substantially similar to those under ARTICLE 11 (Confidentiality and Non-Disclosure), provided, further, that no Third Party personnel may attend unless otherwise agreed in writing by both Parties and such Third Party is bound by confidentiality obligations substantially similar to those under ARTICLE 11 (Confidentiality and Non-Disclosure). Each Party will bear its own expenses related to the attendance of the Committee meetings by its representatives.

2.9.Quorum; Decision-Making. A quorum for any meeting of a Committee shall require that at least one voting representative of each Party be present at such meeting, whether in person or via approved teleconference, videoconference or other remote means. Committee decisions will be made by unanimous consent, with each Party having one vote, regardless of the number of representatives a Party may have on a Committee, at a meeting at which a quorum exists, or by a written resolution approved in writing at least one representative appointed by each Party (including via electronic email). In the event a Committee (other than the JSC) is unable to reach agreement on a matter (for clarity, within its responsibility) [***] after the date of the Committee meeting at which such matter is first voted upon (“Committee Deadlock”), such Committee Deadlock will be referred to the JSC for discussion and attempted resolution. If the JSC cannot reach resolution on such Committee Deadlock [***] after the Committee Deadlock is first referred to the JSC, then either Party may elect to submit such issue to its Executive Officers for discussion and attempted resolution in accordance with Section 16.6.1 (Executive Negotiations). For clarity, in the event the JSC is unable to reach consensus on a matter [***] after the date of the meeting at which such matter was first discussed (also, a “Committee Deadlock”), then such matter may be escalated directly to the Executive Officers for discussion and attempted resolution in accordance with Section 16.6.1 (Executive Negotiations). If the Executive Officers are unable to resolve a Committee Deadlock [***] after such matter has been referred to them, then:
2.9.1.Company Matters. Company will have final decision-making authority for [***] (such matters, “Company Matters”). [***].
2.9.2.Vir Bio Matters. Vir Bio will have final decision-making authority for [***] (such matters, “Vir Bio Matters”); and
2.9.3.Selected Plan or Budget Matters. [***].
2.9.4.Status Quo. Neither Party will have final decision-making authority, and the status quo shall prevail, for any matter arising in a Committee that is not a Company Matter, a Vir Bio Matter or a Plan or Budget Matter (such matter, a “Status Quo Matter”).
2.10.Other Committees. The Parties may establish other (sub)committees or working groups as may be necessary or desirable to facilitate the activities under this Agreement or an Ancillary Agreement (together with the JSC, the JDC, the JCC, the JMC, and the JIPC, each, a “Committee”), with functions and authorities consistent with the terms and provisions of this Agreement and any Ancillary Agreement.

2.11.Scope of Committee Authority. For clarity and notwithstanding the creation of the Committees, each Party will retain the rights, powers, and discretion granted to it hereunder, and none of the Committees will be delegated or vested with such rights, powers, or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. None of the Committees or a Party via exercise of its final decision-making authority will have the power to (i) resolve any dispute regarding the existence or amount of any payment owed under this Agreement, (ii) amend, waive, or modify any term of this Agreement or any Ancillary Agreement, or (iii) determine whether or not a Party has met its diligence or other obligations under this Agreement or any Ancillary Agreement. No decision of the Committees will be in contravention of any terms and conditions of this Agreement or any Ancillary Agreement. In the event a Committee is disbanded in its entirety as aforesaid, any decisions that are designated under this Agreement as being subject to the review or approval of such Committee will be made by Company directly, subject to the other terms and conditions of this Agreement or an Ancillary Agreement.
2.12.Day-to-Day Responsibilities. Each Party has the authority to engage in day-to-day implementation and operations of the activities for which it has or is otherwise assigned responsibility under this Agreement or an Ancillary Agreement; provided that such implementation is not inconsistent with the express terms of this Agreement or an Ancillary Agreement, or the decisions of the Committees within the scope of their respective authority specified herein.
ARTICLE 3.
GRANT OF RIGHTS; EXCLUSIVITY
3.1Grants to Company.
3.1.1.Exclusive License. Subject to any rights granted by Vir Bio to Sanofi under the Sanofi License, Vir Bio hereby grants Company and its Affiliates an exclusive (even as to Vir Bio), royalty-bearing, sublicensable (through multiple tiers in accordance with Section 3.4 (Sublicenses)), transferable (to the extent permitted under Section 16.4 (Assignment)) license under the Licensed Technology to Develop, Manufacture, Commercialize, and otherwise Exploit Licensed Compounds and Licensed Products in the Territory in the Field (or, in the case of the Licensed Technology licensed to Vir Bio under the Sanofi License, in the Compound License Field). For clarity, notwithstanding that Vir Bio’s rights with respect to certain Licensed Technology are co-exclusively or non-exclusively licensed by Sanofi to Vir Bio (“Co-Exclusive and Non-Exclusive Licensed Technology”), Vir Bio’s grant to Company and its Affiliates as set forth in this Section 3.1.1 (Exclusive License) with respect to such Co-Exclusive and Non-Exclusive Licensed Technology are, as between Vir Bio and Company, exclusive rights (even as to Vir Bio and its Affiliates), but subject to any rights with respect to such Co-Exclusive and Non-Exclusive Licensed Technology that are granted to Sanofi under the Sanofi License.
3.1.2.Licenses Under Unblocking License Grants from Sanofi. Vir Bio hereby grants Company and its Affiliates an exclusive, non-royalty-bearing, sublicensable (through multiple tiers in accordance with Section 3.4 (Sublicenses)), transferable (to the extent permitted under Section 16.4 (Assignment)) license under:

(i)all Vir Bio’s right, title and interest in or to the Compound Blocking IP to Develop, Manufacture, Commercialize, or otherwise Exploit VIR-5500 and Licensed Products containing VIR-5500 as the sole active ingredient in the Territory in the Field (the “VIR-5500 Unblocking License”), it being acknowledged and agreed that as of the Effective Date Vir Bio has been granted non-exclusive rights to the Compound Blocking IP under the Sanofi License;
(ii)all Vir Bio’s right, title, and interest in or to the Platform Blocking IP to use any Platform Deblocking Component in Derivative Compounds or Licensed Products containing Derivative Compounds in the Territory in the Platform License Field (the “Derivative Compound Unblocking License”), it being acknowledged and agreed that as of the Effective Date Vir Bio has been granted non-exclusive rights to the Platform Blocking IP under the Sanofi License.
For the avoidance of doubt, (a) Company shall have no right to Prosecute or enforce any Compound Blocking IP, and shall not be entitled to receive any Know-How or other information under or in connection with this unblocking license and (b) (1) the Derivative Compound Unblocking License only applies to the extent Platform Blocking IP Covers the Platform Deblocking Components per se and does not include uses Covered by Platform Blocking IP relating to anything other than Platform Deblocking Components (such as polypeptides to which a Platform Deblocking Component is or may be attached) and (2) Company shall have no right to Prosecute or enforce any Platform Blocking IP and shall not be entitled to receive any Know-How or other information under or in connection with this unblocking license.
3.1.3.Acknowledgment.
(i)[***]
(ii)The Parties acknowledge that certain licenses granted pursuant to this Section 3.1 (Grants to Company) under the Licensed Patents and Licensed Know-How set forth on Schedule 3.1.3 (Subject IP) are subject to the rights of and obligations of the U.S. government under 35 U.S.C. §§ 200-212 (including, without limitation, 35 U.S.C. §§ 202(c)(4) and 203) and 37 C.F.R. § 401. In addition, such grant of rights may be subject to the obligation set forth in 35 U.S.C. § 204 that products be substantially manufactured in the United States. To the extent that any such rights licensed to Company hereunder are subject to the obligation set forth in 35 U.S.C. § 204 that Licensed Products be substantially manufactured in the United States, upon receipt of a written request from Company, which shall set forth with reasonable specificity supporting rationale and facts, Vir Bio (in coordination with Sanofi) shall submit a request for a waiver of such obligation from the National Institutes of Health or other appropriate United States Governmental Authority, if such request is consistent with 35 U.S.C. § 204. After the expiration of the U.S. P&L Share Term, the cost of any such request for a waiver shall be borne by Company, and during the U.S. P&L Share Term, all such costs shall be included in the Manufacturing Costs.

3.2Grants to Vir Bio.
3.2.1.Non-Exclusive License to Company Technology and Grantback. Company hereby grants Vir Bio and its Affiliates a non-exclusive, worldwide, fully paid-up, royalty-free, sublicensable (through multiple tiers in accordance with Section 3.3 (Subcontracting)), transferable (to the extent permitted under Section 16.4 (Assignment)) license under (i) Company Selected Background IP, (ii) Company Foreground Technology, and (iii) Company’s rights with respect to Licensed Technology pursuant to Section 3.1.1 (Exclusive License), in each case ((i),(ii), or (iii)), solely to the extent necessary for Vir Bio and its Affiliates to perform its obligations and exercise its rights as described in the Agreement.
3.2.2.Pass-Through Sanofi License.
(i)Company hereby grants to Vir Bio a non-exclusive, worldwide, fully paid-up, royalty-free, sublicensable (with respect to Vir Bio, only to Sanofi, and with respect to Sanofi, through multiple tiers), transferable (to the extent permitted under Section 14.4 of the Sanofi License) license under the Company Derived Patents, Company Platform Improvement Technology, and Company’s rights in the Joint Platform Improvement Technology for the sole purpose of granting a sublicense to Sanofi for Sanofi’s (or its sublicensee’s) use in all fields, other than the Platform License Field.
(ii)Company hereby grants Vir Bio a non-exclusive, worldwide, fully paid-up, royalty-free, sublicensable (only to Sanofi pursuant to Section 2.2.2 of the Sanofi License), non-transferable license under the Company Derived Patents, Company Platform Improvement Technology, and Company’s rights in the Joint Platform Improvement Technology, for the sole purpose of granting a sublicense to Sanofi for Sanofi to use the Amunix Platform to conduct Research (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) on compounds other than Licensed Compounds (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), including the Licensed Compound, and products other than Licensed Products (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), including the Licensed Products, for all uses in the Territory (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) in all fields, other than the Ophthalmological Field.
(iii)Company hereby grants Vir Bio a nonexclusive, worldwide, fully paid-up, royalty-free, sublicensable (with respect to Vir Bio, only to Sanofi, and with respect to Sanofi, through multiple tiers), transferable (to the extent permitted under Section 14.4 of the Sanofi License) license under the Company Derived Patents, for the sole purpose of granting a sublicense to Sanofi for Sanofi (or its sublicensees) to Research (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), Develop (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), Manufacture (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), Commercialize (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), and otherwise Exploit (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) in the Territory (as defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) in the Platform License Field all compounds and products excluding XTEN Compounds comprising a Licensed XTEN that is [***] or XTEN Products comprising such XTEN Compounds.

3.3Subcontracting.
3.3.1.By Vir Bio. Vir Bio may subcontract the performance of tasks and other obligations hereunder to (i) Pre-Approved Subcontractors, (ii) an Affiliate, and (iii) a Third Party that is not an Affiliate or a Pre-Approved Subcontractor; provided that, with respect to subclause (iii), Vir Bio shall obtain the prior written consent of Company, not to be unreasonably withheld, conditioned, or delayed.
3.3.2.By Company. Company may subcontract the performance of tasks and other obligations hereunder to any Affiliate or Third Party.
3.3.3.Generally. The activities of any such Third Party subcontractors shall be considered activities of such subcontracting Party under this Agreement. Each Party shall ensure compliance by such Third Party subcontractors with the terms of this Agreement. Each Party shall ensure, prior to engaging any Third Party subcontractor, that such Third Party subcontractor is subject to written agreements containing terms and conditions that: (i) protect the rights of the Parties under this Agreement, including by imposing obligations of confidentiality and non-use on each such Third Party subcontractor that are no less stringent than the obligations of confidentiality and non-use on each Party under this Agreement (except that the duration of confidentiality term may be shorter than that set forth herein to the extent commercially reasonable under the circumstances); (ii) impose obligations of intellectual property right assignment that are consistent with those set forth in Section 10.1.5 (Personnel Obligations) with respect to (sub)contractors; and (iii) are otherwise consistent with the terms of this Agreement. Such subcontract may include a sublicense of rights to the extent necessary for the performance of the subcontract; provided that any Affiliate or Third Party subcontractor will not be deemed to be a Sublicensee as a result of such sublicense.

3.4Sublicenses. Subject to the terms of this Agreement or an Ancillary Agreement, Company shall have the right to grant sublicenses of the rights granted under this Agreement or an Ancillary Agreement, whether in whole or in part, to any of its Affiliates or any Third Party without Vir Bio’s prior consent. Any sublicense of the rights granted hereunder to a Sublicensee shall be pursuant to a written sublicense agreement (each a “Sublicense Agreement”), the terms of which shall be consistent in all material respects with the terms of this Agreement. Company will promptly, but in no case more than 15 Business Days, provide Vir Bio with a copy of each Sublicense Agreement with a Sublicensee after its execution, which copy may be redacted of all commercially sensitive information and other information not required to ensure consistency with this Agreement or the Sanofi License; provided that financial terms shall not be redacted if such Sublicense Agreement is entered into prior to [***]. Vir Bio may share with Sanofi a copy of such redacted Sublicense Agreement, provided that Sanofi is obligated to maintain the confidentiality of such Sublicense Agreement. Company shall, notwithstanding any sublicense granted under any Sublicense Agreement, remain liable to Vir Bio under this Agreement with respect to performance of its obligations under this Agreement or an Ancillary Agreement and for the performance and acts or omissions of all of its Affiliates and Sublicensees in the performance of this Agreement or an Ancillary Agreement. Any Sublicense Agreement will, at the Sublicensee’s option, survive termination on the condition that (i) the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense Agreement, (ii) in the case of termination of this Agreement for Company’s uncured material breach pursuant to Section 14.3 (Termination for Material Breach), the relevant Sublicensee has not caused such termination by any action or inaction on the part of such Sublicensee, (iii) the relevant Sublicensee has complied, and remains in compliance as of the effective date of such termination, with all Applicable Law, and (iv) such Sublicensee has not engaged in a Patent Challenge (except where the applicable Sublicense Agreement was entered into in connection with a settlement of the same or related dispute that gave rise to such Patent Challenge, and where such Patent Challenge was dismissed or withdrawn [***] of the date that Company and such Sublicensee executed the Sublicense Agreement). In order to effect the previous sentence, at the request of the Sublicensee, Vir Bio shall enter into a direct license with the Sublicensee; provided that (a) Vir Bio will not be required to undertake obligations in addition to those required by this Agreement or an Ancillary Agreement (including granting rights to such Sublicensee that are broader than the rights previously granted by Vir Bio to Company), (b) Vir Bio’s rights under such direct license will be consistent with its rights under this Agreement or an Ancillary Agreement, taking into account the scope of the license granted under such direct license, (c) the relevant Sublicensee agrees to assume all of Company’s future obligations with respect to the rights sublicensed to such Sublicensee by Company after becoming a direct licensee, to the extent relating to the activities of such Sublicensee, and (d) in the case of termination of this Agreement or an Ancillary Agreement for Company’s uncured material breach pursuant to Section 14.3 (Termination for Material Breach), the relevant Sublicensee agrees to correct, and does correct, [***] after becoming a direct licensee of Vir Bio, any and all of Company’s uncured breaches of this Agreement to the extent such breach resulted in such termination of this Agreement and relates to the activities of such Sublicensee, which correction will include paying any and all such amounts owed under this Agreement or an Ancillary Agreement that Company has not paid to Vir Bio as of the effective date of such termination to the extent such breach resulted in such termination of this Agreement and relates to the activities of such Sublicensee.

3.5Exclusivity. [***].
3.6No Implied Rights. Each Party retains all of its rights, title, and interest under Patents, Know-How, or other intellectual property rights Controlled by such Party to the extent not expressly granted to the other Party pursuant to this Agreement or an Ancillary Agreement. Except as otherwise expressly provided in this Agreement or an Ancillary Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement or an Ancillary Agreement, by implication or otherwise, obtain any ownership interest, license, or other right in or to any Patents, Know-How, or other intellectual property rights of the other Party, including tangible or intangible items owned, Controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, in each case, pursuant to this Agreement or an Ancillary Agreement.
ARTICLE 4.
TRANSITION, DEVELOPMENT AND REGULATORY
4.1. Transition of Materials and Responsibilities.
4.1.1.Transition Plan. The Transition Plan sets forth the high-level plan and estimated time for completion of the transfer of information, rights and responsibilities from Vir Bio to Company and its Affiliates, but excluding the Manufacturing Technology Transfer which is set forth in Section 6.1 (Manufacturing Technology Transfer). The Transition Plan shall include the assignment of Data, Licensed Know-How, and transfer of oversight and responsibility for the Ongoing Phase 1 Clinical Study and all Regulatory Documentation in accordance with Section 5.1.2 (Transfer of Regulatory Responsibilities). In furtherance of the transfer of oversight and responsibility for the Ongoing Phase 1 Clinical Study, the Parties, via the JDC, will align on a plan for the assignment or other transition of responsibilities with respect to the clinical study agreements with study sites and all other relevant clinical research organizations or other subcontractor agreements relating to the performance of the Ongoing Phase 1 Clinical Study, which plan will be included in an amended Transition Plan. From and after the Effective Date, the Parties agree to discuss the Transition Plan through the JDC from time to time, including to determine whether updates or amendments are needed thereto and, if so, the JDC will review, discuss, and determine whether to recommend to the JSC to approve such proposed updates or amendments (for clarity, with approval of any such amendment or updates subject to the decision-making process, including with respect to final decision-making rights, set forth in Section 2.9 (Quorum; Decision-Making)). Unless otherwise approved by the JSC, the Parties intend to complete all activities under the Transition Plan [***] after the Effective Date (or such longer period as the JSC determines, based upon the recommendation of the JDC, is necessary to ensure a full and complete transition with due regard for study subjects and in compliance with Applicable Law, or as otherwise agreed by the JSC); provided that Vir Bio shall be required to transfer to Company or its Affiliates the Data from any Research activities being performed by or on behalf of Vir Bio after the Effective Date, including with respect to any such Research activities otherwise completed after the completion of the Transition Plan. For the avoidance of doubt, Parties may not implement the activities contemplated by the Transition Plan until after the Effective Date.

4.1.2.Transition Activities. Vir Bio and Company shall each, subject to Applicable Law, including any requirements and approval of Regulatory Authorities (as applicable), complete the activities set forth in the Transition Plan. Each Party shall reasonably cooperate with the other Party to ensure a smooth and efficient transfer in accordance with the Transition Plan.
4.1.3.Transition Costs. [***].
4.1.4.JSC Oversight of Transition of Materials and Responsibilities. The activities set forth in Section 4.1 (Transition of Materials and Responsibilities) will be conducted under the oversight of the JSC.
4.2.Development.
4.2.1.Development in the Profit Share Territory.

(i)Shared Development Plan and Budget. The Parties will coordinate Development of Licensed Compounds and Licensed Products for the benefit of the Profit Share Territory pursuant to a mutually agreed plan and budget (such plan, the “Shared Development Plan,” and such budget, “Shared Development Budget,” each as may be updated from time to time, and together, the “Shared Development Plan and Budget”), the initial version of which is attached hereto as of the Effective Date as Schedule 4.2.1 (Shared Development Plan and Budget). The Shared Development Plan and Budget details (a) the Development activities to be conducted by the Parties with respect to Licensed Compounds and Licensed Products for the benefit of the Profit Share Territory (but excluding any Ex-U.S. Specific R&D Activities, which, for clarity, shall be excluded from the Shared Development Plan and Budget), including each Party’s responsibility for sponsoring and operationalizing Clinical Studies, with Vir Bio responsible for conducting the Ongoing Phase 1 Clinical Study for Licensed Compounds and Licensed Products prior to its transition to Company (any such Research and Development activities conducted or to be conducted under the Shared Development Plan and Budget, the “Shared Development Activities”), (b) the anticipated timelines associated with performing such Shared Development Activities, and (c) a high-level estimated budget for such Shared Development Activities, including the CMC Budget (for clarity, to be included through an amendment following the Effective Date) and a high-level estimated budget setting forth the anticipated costs and expenses associated with a Registrational Study for a Licensed Product for the benefit of the Profit Share Territory (such Registrational Study budget to be included through an amendment no less than nine months prior to the anticipated initiation of a Registrational Study for a Licensed Product for the benefit of the Profit Share Territory), with the estimated costs and expenses comprising such budgets set forth as line-items. At least once per Calendar Quarter, and on an ad-hoc basis upon the written request of either Party, the JDC will review the then-current Shared Development Plan and Budget to determine whether updates or amendments are needed thereto and, if so, the JDC will review, discuss, and determine whether to recommend to the JSC such proposed updates and amendments (for clarity, with approval of any such amendment or updates subject to the decision-making process, including with respect to final decision-making rights, set forth in Section 2.9 (Quorum; Decision-Making)). In addition, the Parties hereby agree to promptly amend (via the process described in the immediately preceding sentence) the Shared Development Plan and Budget to account for any changes reasonably required to incorporate feedback from a Regulatory Authority. In addition, on a Fiscal Year basis, the JDC will review, discuss, and determine whether to recommend to the JSC the budget for the Shared Development Activities set forth in the Shared Development Plan and Budget.

(ii)Conduct of Development for the Benefit of the Profit Share Territory. The Development Activities of each Party will be conducted for the benefit of the Profit Share Territory under the oversight and direction of the JDC (and, as applicable, the JSC), in accordance with the Shared Development Plan and Budget and Applicable Law. Except as otherwise set forth in this Agreement or as approved by the JSC, Company will have sole right and authority to conduct Development Activities for the benefit of the Profit Share Territory, including under the Shared Development Plan and Budget, consistent with the Shared Development Plan; provided that Vir Bio is responsible for conducting and shall conduct the Ongoing Phase 1 Clinical Study for Licensed Compounds and Licensed Products prior to the transition of such Ongoing Phase 1 Clinical Study to Company pursuant to the Shared Development Plan and Budget. All Development Costs incurred by the Parties will be shared as set forth in Section 8.1.1 (Development Cost Sharing). Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, Company will have the sole right and authority to conduct any Development and Research activities (including the conduct of any Clinical Studies or investigator sponsored trials) with respect to Licensed Compounds and Licensed Products that are (a) specifically for the benefit of one or more jurisdictions outside of the Profit Share Territory (e.g., a Clinical Study specific to the People’s Republic of China) and (b) required to be performed by the applicable Regulatory Authority in such jurisdiction to receive Regulatory Approval therein, with respect to (a)-(b), and not necessary for or intended to be used in obtaining Regulatory Approval in the Profit Share Territory (such specific and required activities that are not necessary for or intended to be used in obtaining Regulatory Approval in the Profit Share Territory, “Ex-U.S. Specific R&D Activities”). For clarity, Ex-U.S. Specific R&D Activities are expressly excluded from the Shared Development Plan and Budget.
(iii)Diligence Requirement in the Profit Share Territory. Company, itself or with or through its Affiliates, Sublicensees, or other Third Parties, shall use Commercially Reasonable Efforts to [***].
4.2.2.Development in the Royalty Territory.
(i)Royalty Territory Development Plan. Company will prepare a written plan for the material Development of Licensed Compounds and Licensed Products to be conducted for the benefit of one or more Major Market Countries (excluding any such Development that is also conducted for the benefit of the Profit Share Territory) (such plan, the “Royalty Territory Development Plan”). The Royalty Territory Development Plan will reasonably detail (a) the material Development activities to be conducted by Company with respect to Licensed Compounds and Licensed Products for the benefit of the Major Market Countries (excluding any such Development that is also conducted for the benefit of the Profit Share Territory) (any such Development activities conducted or to be conducted under the Royalty Territory Development Plan, the “Royalty Territory Development Activities,” and together with the Shared Development Activities, the “Development Activities”), and (b) the anticipated timelines associated with performing such Royalty Territory Development Activities. Upon the written notice of a proposed material amendment to the then-current Royalty Territory Development Plan by Company, the JDC will review and discuss such proposed amendments; provided that, the JDC will consider in good faith Vir Bio’s comments on such proposed amendment; provided, further, that Company shall have the sole right and authority to adopt any such proposed amendment to the Royalty Territory Development Plan.

(ii)Conduct of Development for the Benefit of the Royalty Territory. Company (and its Affiliates and Sublicensees) will have the sole right and authority to conduct Development Activities for the benefit of the Royalty Territory, except as expressly set forth in the Shared Development Plan (e.g., with respect to the Ongoing Phase 1 Clinical Study prior to the transition of such Clinical Study), which Development Activities shall be consistent with the Royalty Territory Development Plan. Company and its Affiliates and Sublicensees will be responsible for all costs and expenses incurred by or on behalf of Company and its Affiliates and Sublicensees with respect thereto; provided that, the Development Costs incurred by the Parties that relate to both the Royalty Territory and the Profit Share Territory will be shared as set forth in Section 8.1.1 (Development Cost Sharing).
(iii)Diligence Requirement in the Royalty Territory. Company, itself or with or through its Affiliates, Sublicensees, or other Third Parties, shall use Commercially Reasonable Efforts to [***].
4.2.3.Additional Studies. [***].
4.3.Information Sharing; Record Retention.
4.3.1.R&D Information Sharing. For as long as any Development Activities are being conducted under the Shared Development Plan and Budget, each Party will periodically submit to the JDC written reports or presentations regarding the summary results and status of the material Development Activities conducted by such Party, including a summary of results, plans, study designs, and Data with respect to the Development of Licensed Compounds and Licensed Products as may be specified by the JDC. At each regularly-scheduled meeting of the JDC (or at other times otherwise agreed by the Parties), the JDC shall review such written reports or presentations. Each report or presentation under this Section 4.3.1 (R&D Information Sharing) will cover those Development Activities performed by a Party since the previous submission made by such Party. In connection with its evaluation of Development Activities, the JDC may request that a Party provide the JDC with additional information or access to records concerning the Research or Development of Licensed Compounds and Licensed Products and, if requested, such Party will consider in good faith whether to provide such additional information or records, but only to the extent such information or records are reasonably useful to the JDC as part of its evaluation. For clarity, upon the Opt-Out Effective Date, all responsibilities under this Section 4.3.1 (R&D Information Sharing) shall immediately terminate.
4.3.2.Annual Development Reports. From the Effective Date and during the Term, each Party will submit to the other Party, [***] after the end of each Calendar Year, a high-level written report summarizing (i) such Party’s material Development Activities and the results achieved since such Party’s delivery of the last such report, and (ii) the Development Activities that such Party expects to perform and the results such Party expects to achieve during the ensuing Calendar Year, with respect to (i)-(ii), for both the Major Market Countries in the Royalty Territory (in the case of Company) and the Profit Share Territory. Notwithstanding the foregoing, upon the Opt-Out Effective Date (or, if later, the completion of any Continuing Vir Bio Selected Activities), Vir Bio will not be obligated to submit the high-level reports described in this Section 4.3.2 (Annual Development Reports).

4.3.3.Record Retention. Each Party shall maintain (and require its Affiliates, Sublicensees, and Third Party (sub)contractors to maintain) all records with respect to the Development of Licensed Compounds and Licensed Products in compliance with Applicable Law in all material respects. Such records shall be reasonably complete and accurate, maintained in a manner appropriate for purposes of seeking and maintaining Regulatory Approvals, consistent with industry standards in all material respects, and, where applicable, for use in connection with Patent filings, prosecution, and maintenance. Such records shall be retained for at least as long as required under Applicable Law.
4.4.Acknowledgement. The Parties acknowledge that the commencement and performance of Company’s Development activities is or may be dependent upon Vir Bio’s performance of its obligations under this Agreement, including activities under the Transition Plan, Manufacturing Technology Transfer Plan, and Shared Development Plan and Budget, and, for clarity, Company shall not be in breach of its Development diligence and other obligations hereunder, including Section 4.2.1(iii) (Diligence Requirement in the Profit Share Territory) or Section 4.2.2(iii) (Diligence Requirement in the Royalty Territory), to the extent that the commencement or performance of Company’s activities is adversely delayed or prevented by Vir Bio’s failure to timely, adequately, or fully perform any such activities or obligations.
ARTICLE 5. REGULATORY
5.1.Regulatory Responsibilities.
5.1.1.Vir Bio as Regulatory Lead. Until the Regulatory Responsibility Transfer Date, Vir Bio will (i) act as the sole Regulatory Lead with respect to the Ongoing Phase 1 Clinical Study and shall be solely responsible for filing, maintaining, and holding, in its name, all Regulatory Documentation (including Regulatory Approvals) for Licensed Compounds and Licensed Products, including as reasonably necessary to support such Ongoing Phase 1 Clinical Study with all Regulatory Authorities, and (ii) grant Company a “right of reference or use” (including as that term has the meaning set forth in 21 C.F.R. § 314.3(b), and any foreign equivalent thereto, including rights of reference and letters of authorization intended to support investigational use) to all such Regulatory Documentation. Until the Regulatory Responsibility Transfer Date, Vir Bio shall provide Company with (a) a reasonable opportunity (and in any event no less than five days, except as otherwise agreed or required by the applicable Regulatory Authority) to review and comment upon any Regulatory Documentation with respect to any Licensed Compound or Licensed Product, including with respect to such Ongoing Phase 1 Clinical Study, prior to its submission to the applicable Regulatory Authority and will reasonably implement all comments from Company with respect thereto and not file such Regulatory Documentation without the prior approval of Company (such consent not to be unreasonably withheld, conditioned or delayed), (b) the opportunity to participate in meetings or other interactions with Regulatory Authorities with respect to any Licensed Compound or Licensed Product, including with respect to such Ongoing Phase 1 Clinical Study, as permitted by Applicable Law, and (c) reasonable cooperation and support for any Company interaction with a Regulatory Authority with respect to a Licensed Compound or Licensed Product or such Ongoing Phase 1 Clinical Study (including the transfer of responsibilities with respect thereto pursuant to Section 5.1.2 (Transfer of Regulatory Responsibilities)).

5.1.2.Transfer of Regulatory Responsibilities. Promptly after the Effective Date and in accordance with the timelines set forth in the Transition Plan, Vir Bio shall transfer to Company or its designee copies of all Regulatory Documentation (including all Regulatory Approvals) with respect to the Licensed Compounds or Licensed Products, including a copy of the IND for the Ongoing Phase 1 Clinical Study. In accordance with the Transition Plan, (i) Vir Bio will, unless prohibited by Applicable Law, assign (in full or in part) to Company Regulatory Documentation with respect to Licensed Compounds and Licensed Products that are Controlled by Vir Bio or, as applicable, otherwise transfer sponsorship of such Regulatory Documentation, and (ii) within 30 days following the completion of such assignment or transfer, Company will send a letter to each Regulatory Authority (as applicable) in a form reasonably acceptable to both Parties, to record and notify or request approval of, as applicable, such Regulatory Authority of the assignment to Company of such Regulatory Documentation with respect to Licensed Compounds and Licensed Products. Vir Bio will have the right to retain copies of certain transferred Regulatory Documentation (including the IND) in accordance with Vir Bio’s record retention policies and as otherwise required by Applicable Law or Regulatory Authority, in each case, solely for the purpose of performing any obligations or exercising any rights under this Agreement with respect to Licensed Compounds or Licensed Products, or archival or compliance with Applicable Law purposes. The first date (as confirmed by the Parties in writing) when (a) all transition activities set forth in the foregoing subclauses (i) and (ii) under this Section 5.1.2 (Transfer of Regulatory Responsibilities) are completed and (b) all other relevant activities identified in the Transition Plan as reasonably necessary for Company to assume sponsorship of the current IND and all future supplements thereto are completed, is the “Regulatory Responsibility Transfer Date.” The Regulatory Responsibility Transfer Date shall occur no later than six months after the Effective Date. In the event the assignment of specific Regulatory Documentation is not permitted under Applicable Law or requires the approval of the applicable Regulatory Authority to take effect, Vir Bio will, if applicable only until such approval of the applicable Regulatory Authority has been obtained, hold such Regulatory Documentation in trust for, or for the benefit of, Company or its designee, with a “right of reference or use” (including as that term has the meaning set forth in 21 C.F.R. § 314.3(b), and any foreign equivalent thereto, including rights of reference and letters of authorization intended to support investigational use) granted by Vir Bio to Company or its designee.

5.1.3.Company as Regulatory Lead. Effective immediately upon the Regulatory Responsibility Transfer Date, for all purposes with respect to Licensed Compounds or Licensed Products, Company will act as the Regulatory Lead, including by filing, maintaining, and holding, in its name (subject to the last sentence of Section 5.1.2 (Transfer of Regulatory Responsibilities)), any and all Regulatory Documentation (including Regulatory Approvals) for Licensed Compounds and Licensed Products with certain Regulatory Authorities, to be filed, maintained, and held in accordance with the Shared Development Plan and Budget and the Transition Plan, as applicable. With respect to matters for which Company is the Regulatory Lead, unless either Party has provided an Opt-Out notice, Company shall, with respect to the United States and any Major European Country, provide Vir Bio with (i) a reasonable opportunity (and in any event no less than five days, except as otherwise agreed or required by the applicable Regulatory Authority) to review and comment upon any material Regulatory Documentation prior to its submission to the applicable Regulatory Authority and will consider, in good faith, all comments from Vir Bio with respect thereto, (ii) the opportunity to participate (with no more than three attendees) in planned material meetings or other interactions with Regulatory Authorities, as permitted by Applicable Law, and (iii) reasonable cooperation and support for any Vir Bio interaction with a Regulatory Authority with respect activities conducted by or on behalf of Vir Bio prior to the Regulatory Responsibility Transfer Date with respect to a Licensed Compound or Licensed Product.
5.1.4.Support. Each Party will support the Regulatory Lead, as applicable, as may be reasonably requested by the Regulatory Lead in connection with the Regulatory Lead’s (i) preparation of regulatory strategy, (ii) preparation of Regulatory Documentation and for planned meetings with Regulatory Authorities, (iii) submission of Regulatory Documentation to Regulatory Authorities, and (iv) maintenance of Regulatory Documentation, with respect to (i)-(iv), for Licensed Compounds and Licensed Products. In addition, if a Party that is not the current Regulatory Lead with respect to Development Activities and any country is tasked with sponsoring a Clinical Study under the Shared Development Plan and Budget or, in the case of Company, otherwise intends to sponsor and conduct an Additional Study without the Party that is a current Regulatory Lead for any Development Activities in such country, then the Parties will work together in good faith to enable such Party to sponsor and conduct such Clinical Study, including by making such Party the Regulatory Lead for such Clinical Study in such country.
5.2.Communication with Regulatory Authorities. On a country-by-country basis, the Regulatory Lead with respect to any activities in or for the benefit of a country will be responsible for communicating and corresponding with Regulatory Authorities regarding Licensed Compounds and Licensed Products in such country. If, with respect to a country and the applicable activities, the non-Regulatory Lead, its Affiliates or its permitted subcontractors receive any
[***].

5.3.Regulatory Reporting and Updates. Subject to ARTICLE 11 (Confidentiality and Non-Disclosure), each Regulatory Lead, through its Alliance Manager or the JDC, will (i) update the non-Regulatory Lead on a regular basis (and at least at each JDC meeting) in reasonable detail on the progress of the material regulatory activities for Licensed Compounds and Licensed Products (in the case of Company as Regulatory Lead, solely in the United States and Major Market Countries) and (ii) provide the non-Regulatory Lead with copies of all material Regulatory Documentation filed with Regulatory Authorities in final form and any material communications and correspondences with Regulatory Authorities affecting the Licensed Compounds or Licensed Products (in the case of Company as the Regulatory Lead, solely in the United States and Major Market Countries).
5.4.Pharmacovigilance Agreement; Global Safety Database. After the Effective Date, in time to meet regulatory requirements and taking into account the Shared Development Plan and Budget, the Parties shall mutually agree and execute a separate agreement (“Pharmacovigilance Agreement”) specifying the requirements for the exchange of adverse event and other safety information relating to the Licensed Compounds and Licensed Products to allow both Parties to comply with Applicable Law pertaining to safety reporting of Licensed Compounds and Licensed Products and their related activities. The Pharmacovigilance Agreement will set forth each Party’s responsibilities and obligations pertaining to safety collection, assessment and reporting of Licensed Compounds and Licensed Products based on relevant guidelines and Applicable Law. The allocation of responsibilities in the applicable phases of this Agreement, including responsibility for any global safety database for Licensed Compounds and Licensed Products (which may include co-responsibility), shall be governed by the Pharmacovigilance Agreement.
5.5.Recalls. Company (or, solely with respect to the Ongoing Phase 1 Clinical Study prior to the Regulatory Responsibility Transfer Date, Vir Bio) shall decide and have sole right and authority for and control over any recall or market withdrawal of any Licensed Product or other corrective action in the applicable country in the Territory and the manner in which any such recall, market withdrawal or corrective action shall be conducted. Company shall bear the costs and expenses of any such recall or market withdrawal, except (i) in the case such recall or market withdrawal (a) occurs in the course of the Ongoing Phase 1 Clinical Study prior to the Regulatory Responsibility Transfer Date or (b) arises from Vir Bio’s supply of any Licensed Compound or Licensed Product, including Vir Bio’s breach of any applicable supply agreement or quality agreement, in which case ((a) or (b)), Vir Bio shall bear the costs and expenses of such recall or market withdrawal or (ii) to the extent such costs and expenses are Shared Commercialization Costs incurred during the U.S. P&L Share Term.
5.6.Personal Data. [***] after the Execution Date (or such longer period as reasonably agreed by the Parties to finalize terms, but no later than [***], the Parties will negotiate and agree in good faith terms establishing the procedures to be used by the Parties to ensure compliance with all applicable Data Protection Legislation in connection with the exchange of Personal Data (as such term is defined in applicable Data Protection Legislation) between the Parties.

5.7.DOJ Data Security Program. Capitalized terms used in this Section 5.7 (DOJ Data Security Program) and not otherwise defined shall have the meaning ascribed to them in 28 C.F.R. Part 202 and any guidance issued thereunder (the “DSP”). Each Party represents and warrants that (i) it is a U.S. Person, and (ii) it is not a Covered Person (as such terms are defined in the DSP). Each Party shall comply fully with the obligations of a U.S. Person under the DSP in performance of this Agreement and shall immediately notify the other Party if it becomes a Covered Person, including without limitation through designation as such by the U.S. Attorney General pursuant to the process set forth in the DSP. Upon receipt of such notification or otherwise learning of such change in status, the Party receiving such notice or information shall not have any obligation under this Agreement or any Ancillary Agreement to transfer or provide access to any U.S. Sensitive Personal Data (as such term is defined in the DSP) unless such Party determines, in its sole discretion, that such transfer or provision of access of such data is exempt under 28 C.F.R. § 202.510 or 28 C.F.R. § 202.511 of the DSP.
5.8.Compliance. Each Party, in performing its obligations under this Agreement: (i) shall comply with all Applicable Law in all material respects; and (ii) will not employ or use any person that has been debarred under Section 306 of the FFDCA (21 U.S.C. § 335a).
5.9.Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection, or communication by any Regulatory Authority that may affect the safety or efficacy claims of any Licensed Compound or Licensed Product or the continued marketing of any Licensed Compound or Licensed Product in the United States or any Major Market Country. Upon receipt of such information, the Parties shall promptly consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

ARTICLE 6.
MANUFACTURE AND SUPPLY
6.1.Manufacturing Technology Transfer. Vir Bio shall: (i) disclose and transfer, or shall cause to be disclosed and transferred, as applicable, to Company or its designated Affiliate(s) or CMO(s), all Manufacturing Know-How necessary or reasonably useful for the Manufacture of Licensed Compounds and Licensed Products, which shall include the transfer of all Know-How Controlled by or in the possession of Vir Bio or any of its Affiliates relating to the then-current specifications and process for the Manufacture of the Licensed Compounds and Licensed Products used in such process (such transfer, the “Manufacturing Technology Transfer”), pursuant to and in accordance with a manufacturing technology transfer plan (the “Manufacturing Technology Transfer Plan”), the initial version of which is attached hereto as of the Effective Date as Schedule 6.1 (Manufacturing Technology Transfer Plan); and (ii) provide reasonable assistance requested by Company to enable Company or its designated Affiliate(s) or its designated CMO, as applicable, to implement the applicable manufacturing process (including information of all materials, consumables, and their suppliers) at the facilities designated by Company until the Completion of Manufacturing Technology Transfer. From and after the Effective Date, the Parties agree to discuss the Manufacturing Technology Transfer Plan through the JMC from time to time (including at least once per Calendar Quarter after the Effective Date, and on an ad hoc basis upon the written request of either Party), including to determine whether updates or amendments are needed thereto and, if so, the JMC will review, discuss, and determine whether to recommend to the JSC such proposed updates and amendments (for clarity, with approval of any such amendment or updates subject to the decision-making process, including with respect to final decision-making rights, set forth in Section 2.9 (Quorum; Decision-Making)). [***]. Company shall have the right to select each such CMO, subject to Vir Bio’s approval (such approval not to be unreasonably withheld, conditioned or delayed). The JMC shall coordinate and manage the Manufacturing Technology Transfer. Unless the Opt-Out Effective Date has occurred, each Party’s costs and expenses in connection with the Manufacturing Technology Transfer will be subject to allocation in accordance with the Development Costs Share as set forth in Section 8.1 (Development Costs Share).

6.2.Development Supply. As between the Parties, during the Vir Bio Manufacturing Period, Vir Bio will be solely responsible for performing or having performed the Manufacture of Licensed Compounds and Licensed Products for use in connection with Development Activities pursuant to a joint Manufacturing plan (the “Joint Manufacturing Plan”) and the Supply Agreement and Quality Agreement. After the Vir Bio Manufacturing Period, Company will be solely responsible for performing or having performed the Manufacture of Licensed Compounds and Licensed Products for use in connection with Development Activities throughout the Territory. The initial Joint Manufacturing Plan is attached hereto is Schedule 6.2 (Initial Joint Manufacturing Plan) and may be amended by the JMC; provided that in all cases the Joint Manufacturing Plan shall provide sufficient and timely supply for all Development Activities contemplated, including as set forth in the Shared Development Plan and Budget and include the estimated amounts of Licensed Compound and Licensed Product for the Ongoing Phase 1 Clinical Study (including after the Regulatory Responsibility Transfer Date) and the initiation of the first Registrational Study for the Licensed Product. All of the Licensed Compounds, Licensed Products, co-administered agents or active ingredients, or placebo Manufactured and supplied by or on behalf of Vir Bio under this Agreement (including under the Transition Plan, Joint Manufacturing Plan, or Supply Agreement, or in the conduct of the Ongoing Phase 1 Clinical Study) shall be (i) Manufactured in compliance with GMP and all other Applicable Law, (ii) not adulterated or misbranded under the FFDCA or other comparable laws, (iii) in compliance with the applicable specifications with respect thereto in Vir Bio’s applicable then-current IND(s), and (iv) in compliance with the applicable specifications of the Supply Agreement and Quality Agreement.
6.3.Commercial Supply. As between the Parties, Company will be solely responsible for performing or having performed the Manufacture of Licensed Compounds and Licensed Products for use in connection with any and all Commercialization throughout the Territory.
6.4.CMC Budget. Promptly following the Effective Date, the JMC will meet, discuss and prepare a budget setting forth the FTE Costs and Out-of-Pocket Costs the Parties anticipate incurring in connection with CMC Development for Licensed Compounds and Licensed Products (the “CMC Budget”). Once agreed, the JMC will submit the CMC Budget to the JDC for review, approval and inclusion in the Shared Development Plan and Budget.
6.5.Supply Agreement and Quality Agreement. [***] after the Execution Date [***], the Parties will negotiate and agree in good faith definitive agreements with regard to the supply of Licensed Compounds, Licensed Products, comparator drugs, placebo, and co-administered agents by Vir Bio or any of its subcontractors or contract manufacturing organizations to Company or its designee (the “Supply Agreement”) and certain operational, technical, and quality-related aspects with respect thereto (the “Quality Agreement”). [***]. In the event of a discrepancy between this Agreement and the Supply Agreement or the Quality Agreement, the Supply Agreement or the Quality Agreement shall govern with respect to supply or quality matters, as applicable, and this Agreement governs with respect to all other matters.
6.6.Manufacturing Compliance. Each Party shall, and shall require its Affiliates, Sublicensees, and Third Party subcontractors to, comply with Applicable Law in all material respects with respect to the Manufacturing of Licensed Compounds and Licensed Products.
6.7.[***]

6.8.[***]
ARTICLE 7.
COMMERCIALIZATION
7.1.Commercialization in the Royalty Territory.
7.1.1.Generally. Subject to the terms and conditions of this Agreement, Company and its Affiliates and Sublicensees will solely and exclusively control Commercialization of, and will have the sole and exclusive right and authority to Commercialize, at its sole cost and expense, Licensed Compounds and Licensed Products in the Field in the Royalty Territory, including making decision with respect to: (i) developing and executing commercial launch and pre-launch plans; (ii) negotiating with applicable Governmental Authorities regarding the pricing and reimbursement status of the Licensed Compounds and Licensed Products; (iii) marketing and promotion (including Promotional Materials); (iv) booking sales and distribution and performance of related services; (v) handling all aspects of order processing, invoicing and collection, inventory, and receivables; (vi) handling Medical Affairs Activities and providing customer support, including handling medical queries, and performing other related functions; and (vii) conforming its practices and procedures to Applicable Law relating to the marketing, detailing, and promotion of the Licensed Products. [***], Company and its Affiliates and Sublicensees are solely responsible for all costs and expenses incurred by Company or any of its Affiliates or Sublicensees in the conduct of Commercialization of Licensed Compounds and Licensed Products in the Royalty Territory, including the supply of Licensed Compounds or Licensed Products for sale in the Royalty Territory, regardless of where sourced.
7.1.2.Diligence Requirement in Royalty Territory. [***], Company, itself or with or through its Affiliates, Sublicensees, or other Third Parties, shall use Commercially Reasonable Efforts to [***].
7.2.Commercialization in the Profit Share Territory.
7.2.1.Profit Share Territory Commercialization Plan and Budget.
(i)Generally. Unless the Opt-Out Effective Date has occurred, [***], Company will prepare and deliver to Vir Bio, through the JCC, a reasonably detailed plan and budget for Commercialization of such Licensed Product in the Profit Share Territory, which plan and budget shall detail: (i) the Commercialization activities to be conducted by the Parties with respect to such Licensed Product in the Profit Share Territory, (ii) the anticipated timelines associated with performing such Commercialization activities, and (iii) an estimated budget for such Commercialization activities, with the estimated costs and expenses comprising such budget set forth as line-items (such plan, the “Profit Share Territory Commercialization Plan,” and such budget, “Profit Share Territory Commercialization Budget,” each as may be updated from time to time, and together, the “Profit Share Territory Commercialization Plan and Budget”).

(ii)Amendments. The Parties, acting through their JSC representatives, will agree, in accordance with Section 2.9 (Quorum; Decision-Making), on the initial Profit Share Territory Commercialization Plan and Budget. Thereafter, either Party, acting through its JCC representative, may propose changes or amendments to the Profit Share Territory Commercialization Plan, which will be discussed at the next meeting of the JCC, and the JCC will review such proposed changes or amendments to the then-current Profit Share Territory Commercialization Plan to determine whether updates or amendments are needed thereto and, if so, the JCC will review, discuss, and determine whether to recommend to the JSC such proposed updates and amendments. In addition, on a Fiscal Year basis, the JSC will review, discuss, and determine whether to approve changes to the Profit Share Territory Commercialization Budget to reflect the then-current Profit Share Territory Commercialization Plan. Any amendment to the Profit Share Territory Commercialization Plan that requires an amendment to the applicable Profit Share Territory Commercialization Budget will require the JSC’s approval of both the amendment to the Profit Share Territory Commercialization Plan and Profit Share Territory Commercialization Budget.
7.2.2.Conduct of Commercialization in Profit Share Territory.
(i)Generally. [***], Company will have the sole right and authority to conduct all Commercialization activities in the Profit Share Territory under the oversight of the JCC (and, as applicable, the JSC), consistent with the Profit Share Territory Commercialization Plan and Budget and Applicable Law. Vir Bio shall have no right to conduct any Commercialization activities in the Territory, [***].
(ii)Diligence Requirement in Profit Share Territory. [***], Company, itself or with or through its Affiliates, Sublicensees, or other Third Parties, shall use Commercially Reasonable Efforts to [***].
7.3.Information Sharing; Record Retention.
7.3.1.Annual Commercialization Reports. Following First Commercial Sale of any Licensed Product in the Profit Share Territory or a Major Market Country until the end of the U.S. P&L Share Term or the Term, as applicable, with respect to such Licensed Product in such country, Company will submit to Vir Bio, [***] after the end of each Calendar Year, a high-level written report summarizing Company’s material Commercialization activities in such country with respect to such Licensed Product during the preceding Calendar Year.
7.3.2.Record Retention. In addition to the requirement set forth in Section 9.7 (Financial Records), each Party shall maintain (and require its Affiliates, Sublicensees, and Third Party subcontractors to maintain) all records, books, and accounts with respect to the Commercialization of Licensed Compounds and Licensed Products in compliance with Applicable Law in all material respects. Such records shall be reasonably complete and accurate, and shall be retained for at least as long as required under Applicable Law.
7.4.Booking of Sales. [***], Company and its Affiliates will, as between the Parties, have the sole right to book sales (as permitted under Applicable Law), warehouse and distribute Licensed Products in the Field in the Territory.
7.5.Licensed Product Branding and Promotion.

7.5.1.Branding Strategy. Company, in its reasonable discretion, will lead and develop (and thereafter modify and update) a branding strategy (including positioning, messages, logo, colors, and other visual branding elements) (a “Branding Strategy”) for each Licensed Product in the Field in the Territory.
7.5.2.Promotional Materials. Company will be responsible for the creation, preparation, production, reproduction, review (medical, legal, and regulatory), and filing with the applicable Regulatory Authorities, of Promotional Materials relating to each Licensed Product. All such Promotional Materials will be compliant with Applicable Law. Company will own all rights, title, and interest, in and to any and all Promotional Materials for any Licensed Product.
7.5.3.Packaging and Labeling. Company will develop and approve packaging and labeling for each Licensed Product, which in all cases will be in accordance with Applicable Law.
7.5.4.Product Trademarks. Company will have the sole and exclusive right, but not the obligation, to brand and promote the Licensed Products using trademarks, designs, copyrights, domain names, trade dress, and trade names it determines appropriate in its sole discretion for the Licensed Products, which may vary within the Territory (each, a “Licensed Product Mark”). Company will own all rights, title, and interests in and to the Licensed Product Marks, and all goodwill in the Licensed Product Marks will inure to the benefit of Company. Company shall have the sole and exclusive right and responsibility to register, maintain, defend, and enforce the Licensed Product Marks to the extent it determines reasonably necessary. Except as otherwise agreed in writing by both Parties, Company does not grant to Vir Bio, by implication, estoppel or otherwise, any license to any Licensed Product Mark. Vir Bio will not and will cause its Affiliates not to (directly or indirectly, itself or with or through a Third Party, or via any license, conveyance, grant, or other transfer any rights to any Third Party), (i) use in its business, any Trademark that is confusingly similar to, misleading, or deceptive with respect to, or that dilutes any (or any part) of, the Licensed Product Marks, and (ii) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Licensed Product Marks. Vir Bio will not and will cause its Affiliates not to (directly or indirectly, itself or with or through a Third Party, or via any license, conveyance, grant, or other transfer any rights to any Third Party), attack, dispute, or contest the validity of or ownership of any Licensed Product Marks anywhere in the world or any registrations issued or issuing with respect thereto. For the avoidance of doubt, trademarks, designs, trade dress, and trade names evaluated for use as Licensed Products but not actually used in the Commercialization of a Licensed Product shall not be a Licensed Product Mark and will remain property of Company after termination or expiration of this Agreement. In any event, any trademarks, service marks, names, or logos that include any corporate name or logo of the Parties or their Affiliates shall not be a Licensed Product Mark and will remain the property of each respective Party.
7.5.5.[***]

7.6.Medical Affairs.
7.6.1.Conduct of Medical Affairs Activities. Subject to the terms and conditions of this Agreement, Company will solely and exclusively control Medical Affairs Activities, and will have the sole and exclusive right and authority to conduct Medical Affairs Activities for Licensed Compounds and Licensed Products in the Field in the Territory.
7.6.2.Profit Share Territory Medical Affairs Plan and Budget.
(i)Generally. Unless the Opt-Out Effective Date has occurred, [***], Company will prepare and deliver to Vir Bio, acting through the JCC, a reasonably detailed plan and budget for the conduct of Medical Affairs Activities for such Licensed Product for the benefit of the Profit Share Territory, which plan and budget shall detail: (a) the Medical Affairs Activities to be conducted with respect to such Licensed Product for the benefit of the Profit Share Territory; (b) the anticipated timelines associated with performing such Medical Affairs Activities; and (c) an estimated budget for such Medical Affairs Activities, with the estimated costs and expenses comprising such budget set forth as line-items (such plan, the “Profit Share Territory Medical Affairs Plan,” and such budget, “Profit Share Territory Medical Affairs Budget,” each as may be updated from time to time, and together, the “Profit Share Territory Medical Affairs Plan and Budget”).
(ii)Amendments. The Parties, acting through their JSC representatives, will agree, in accordance with Section 2.9 (Quorum; Decision-Making), on the initial Profit Share Territory Medical Affairs Plan and Budget. Thereafter, either Party, acting through its JCC representative, may propose changes or amendments to the Profit Share Territory Medical Affairs Plan, which will be discussed at the next meeting of the JCC, and the JCC will review such proposed changes or amendments to the then-current Profit Share Territory Medical Affairs Plan to determine whether updates or amendments are needed thereto and, if so, the JCC will review, discuss, and determine whether to recommend to the JSC such proposed updates and amendments. In addition, on a Fiscal Year basis, the JSC will review, discuss, and determine whether to approve changes to the Profit Share Territory Medical Affairs Budget to reflect the then-current Profit Share Territory Medical Affairs Plan. Any amendment to the Profit Share Territory Medical Affairs Plan that requires an amendment to the applicable Profit Share Territory Medical Affairs Budget will require the JSC’s approval of both the amendment to the Profit Share Territory Medical Affairs Plan and Profit Share Territory Medical Affairs Budget.
7.7.Compliance. Each Party will conduct its Commercialization activities and Medical Affairs Activities, as applicable, for Licensed Compounds and Licensed Products in the Territory in material compliance with Applicable Law.

ARTICLE 8.
U.S. PROFIT/LOSS SHARE AND VIR BIO’S CO-PROMOTION OPTION
8.1.Development Costs Share.
8.1.1.Development Cost Sharing. During the U.S. P&L Share Term, (i) Vir Bio will bear 50% and Company will bear 50% of the Development Costs reasonably allocable to Development Cost Share Activities solely for the benefit of the Profit Share Territory (“U.S. Development Cost Share Activities”), and (ii) Vir Bio will bear 40% and Company will bear 60% of the Development Costs reasonably allocable to any Development Cost Share Activities that are not U.S. Development Cost Share Activities or costs arising from Ex-U.S. Specific R&D Activities (“Global Development Cost Share Activities”) ((i) and (ii) collectively, the “Development Cost Share”). The Parties will coordinate all activities related to the Development Cost Share through the JFC and in accordance with the terms of this Agreement.
8.1.2.Development Budget Overruns. [***].
8.2.U.S. Profit/Loss Share.
8.2.1.Sharing of Net Profits and Net Losses. During the U.S. P&L Share Term, in addition to the allocation of the Development Cost Share, the Parties will share 50% to Vir Bio and 50% to Company, the Net Profits and Net Losses with respect to Licensed Products in or for the benefit of the Profit Share Territory (the “Profit/Loss Share”). The Parties will coordinate all activities related to the Profit/Loss Share through the JFC and in accordance with the terms of this Agreement.
8.2.2.Commercialization Budget Overruns. Notwithstanding anything in Section 8.2.1 (Sharing of Net Profits and Net Losses) or Section 8.3 (Reports and Payments) to the contrary, if (i) the actual costs incurred by or on behalf of Company or its Affiliate or its or their Sublicensee that are reasonably allocable to a specific Commercialization activity or Medical Affairs Activity allocated to it under the Profit Share Territory Commercialization Plan and Budget or Profit Share Territory Medical Affairs Plan and Budget, as applicable, or (ii) the actual costs incurred by or on behalf of Vir Bio or its Affiliate that are reasonably allocable [***], in each case ((i) or (ii)), exceed [***] of the budgeted amount under the then-current Profit Share Territory Commercialization Plan and Budget, Profit Share Territory Medical Affairs Plan and Budget [***], as applicable, for the then-current Fiscal Year for such activity, then (except as otherwise agreed by the Parties) such excess costs will be borne by the Party conducting such activity, and the other Party will have no obligation to pay or bear a portion of such excess costs. Notwithstanding the foregoing, the Parties understand and acknowledge that Shared Commercialization Costs set forth in subclauses (vi)-(xii) of the definition thereof shall not be included in any of the budgets set forth in this Section 8.2.2 (Commercialization Budget Overruns) and in no circumstance shall such Shared Commercialization Costs be subject to the limitations on cost-sharing set forth in this Section 8.2.2 (Commercialization Budget Overruns) except in the case of Trademark Costs, Patent Costs and product liability insurance costs with respect to specific activities or policies for which the Parties have elected to specify a budgeted amount.

8.3.Reports and Payments.
8.3.1.Principles of Reporting. The Parties intend to interpret definitions associated with the Development Cost Share and the Profit/Loss Share in accordance with applicable Accounting Standards, it being understood and agreed that (i) Development Costs, Net Profits, Net Losses, and Shared Commercialization Costs incurred by Company will be calculated in accordance with Company’s then-current Accounting Standards, and (ii) Development Costs and Shared Commercialization Costs incurred by Vir Bio will be calculated in accordance with Vir Bio’s then-current Accounting Standards, in each case of (i) and (ii), consistently applied. For billing and reporting, the statement of operations will be translated into Dollars in accordance with this Agreement. If necessary, a Party will make the appropriate adjustments to the financial information it supplies under this Agreement to conform to the above format of reporting results of operation. For the avoidance of doubt, no cost or expense will be counted more than once in calculating Net Sales, Development Costs or Shared Commercialization Costs even if such cost or expense falls into more than one of the cost categories included in Net Sales, Development Costs or Shared Commercialization Costs.
8.3.2.Term of Profit/Loss Share. Operation of the Development Cost Share and the Profit/Loss Share shall commence as of the Effective Date and shall continue for the duration of the U.S. P&L Share Term. For reporting and accounting purposes, the effective termination date of the Development Cost Share and the Profit/Loss Share will be the end of the month in which the end of the U.S. P&L Share Term takes place.

8.3.3.Quarterly Reports; Consolidated Financial Statements; Reconciliation. During the U.S. P&L Share Term, [***], each Party’s Finance Lead shall provide the other Party’s Finance Lead with a “flash” report setting forth such Party’s good faith, non-binding estimate of the Development Costs and Shared Commercialization Costs incurred, Additional Study Buy-In Costs with respect to any Regulatory Approval in the Profit Share Territory received, and Net Sales received by such Party with respect to Licensed Products in the Profit Share Territory during such prior Calendar Quarter (each such good faith, non-binding estimate a “Flash Report”). Each Party’s Finance Lead shall use good faith efforts to respond to the other Party’s Finance Lead’s reasonable questions regarding such Party’s Flash Report and, if reasonably necessary, the Finance Leads shall meet to discuss any unresolved questions in a Flash Report [***] after a request from either Finance Lead. Thereafter, [***], each Party’s Finance Lead will provide the other Party’s Finance Lead with a reasonably detailed expense and revenue report with respect to (i) the actual Development Costs and Shared Commercialization Costs incurred, with detail sufficient to enable the calculation and verification of Development Costs for U.S. Development Cost Share Activities and Development Costs for Global Development Cost Share Activities, (ii) Additional Study Buy-In Costs with respect to any Regulatory Approval in the Profit Share Territory received, and (iii) in the case of Company, Net Sales received by or on behalf of Company or its Affiliates or its or their Sublicensees respect to Licensed Products in the Profit Share Territory during such prior Calendar Quarter (each such report, a “Final Report”). Such Final Reports will include reasonable detail sufficient for the other Party’s Finance Lead to verify the amounts set forth therein; provided that, with respect to Net Sales, Company is not required to provide information other than the amount of such Net Sales. Such Flash Reports and such Final Reports shall constitute the providing Party’s Confidential Information. On or before [***], and solely during the U.S. P&L Share Term, Company shall provide to Vir Bio’s Finance Lead a consolidated financial report setting forth the (a) Development Costs for U.S. Development Cost Share Activities, (b) Development Costs for Global Development Cost Share Activities, and (c) Net Profits or Net Losses, as applicable, for Licensed Products in the Profit Share Territory, in each case (a), (b) or (c), during such prior Calendar Quarter, which will include reasonable detail sufficient for the other Party’s Finance Lead to verify the amounts set forth therein (each, a “Quarterly CFS”). Each Quarterly CFS shall also include the outstanding amount each Party is responsible for paying the other Party such that the Parties share (1) Development Costs for U.S. Development Cost Share Activities 50:50, (2) Development Costs for Global Development Cost Share Activities 60:40, and (3) Net Profits or Net Losses, as applicable, 50:50, in accordance with Section 8.1.1 (Development Cost Sharing) and Section 8.2.1 (Sharing of Net Profits and Net Losses), as applicable, but subject to the limitations imposed by Section 8.1.2 (Development Budget Overruns) and Section 8.2.2 (Commercialization Budget Overruns), as applicable, and Additional Study Buy-In Costs are borne solely by Vir Bio (such outstanding amount, the “Balancing Amount”). For clarity, the Balancing Amount shall be a single amount, offsetting any Development Cost reconciliation amounts or Additional Study Buy-In Costs payable by Vir Bio against any Net Profits payable by Company. Each Quarterly CFS will be the Confidential Information of both Parties. The Finance Leads shall review and discuss each Quarterly CFS, Balancing Amount, and any balancing statements. Once the Finance Leads have completed their review of the Quarterly CFS, Balancing Amount, and balancing statement, the Finance Leads will present such Quarterly CFS, Balancing Amount, and balancing statements to the JFC at the next meeting of the JFC.

8.3.4.Balancing Payments. If there is a (i) Balancing Amount payable to Vir Bio for such Calendar Quarter (e.g., if there is a Net Profit for such Calendar Quarter greater than the sum of any offsetting Development Cost reconciliation amount and any Additional Study Buy-In Cost that would otherwise by payable by Vir Bio to Company for such Calendar Quarter), then Vir Bio shall invoice Company, and Company shall pay to Vir Bio, [***] after its receipt of such invoice, the undisputed amount of such Balancing Amount, or (ii) Balancing Amount payable to Company for such Calendar Quarter (e.g., if there is a Net Loss for such Calendar Quarter greater than any offsetting Development Cost reconciliation amount that would otherwise by payable by Company to Vir Bio for such Calendar Quarter), then Company shall invoice Vir Bio, and Vir Bio shall pay to Company, [***] after its receipt of such invoice, the undisputed amount of such Balancing Amount (such payments (i)-(ii), a “Balancing Payment”). Disputes with respect to any Quarterly CFS, Balancing Amount or Balancing Payments will be resolved pursuant to Section 16.6 (Dispute Resolution).
8.4.Opt-Out.
8.4.1.Opt-Out Exercise. During each Opt-Out Annual Window and during the Additional Opt-Out Window, Vir Bio has the right, in its sole discretion, at any time upon written notice to Company, to terminate the (i) Development Cost Share and its rights and responsibilities under the Shared Development Plan and Budget (except with respect to the activities relating to the Ongoing Phase 1 Clinical Study (as applicable)), and (ii) Profit/Loss Share, Shared Commercialization Costs, and its rights and responsibilities under the Profit Share Territory Commercialization Plan and Budget (the rights and responsibilities Vir Bio, its Affiliates and its or their Sublicensees have under (i)-(ii), collectively, “Vir Bio’s Development and Commercialization Rights and Responsibilities”). [***].
8.4.2.Effects of Opt-Out. If an Opt-Out notice is delivered, then:
(i)the Parties will work together in good faith to initiate promptly, and thereafter effect, an orderly transition of Vir Bio’s Development and Commercialization Rights and Responsibilities (and any Co-Promotion Activities for which Vir Bio is responsible, if applicable) to Company, with Vir Bio remaining responsible for the costs and expenses Vir Bio incurs in performing such activities during such transition (whether before or after the Opt-Out Effective Date);
(ii)[***] Vir Bio’s Development and Commercialization Rights and Responsibilities shall immediately terminate as and to the extent described in clauses (i) and (ii) of Section 8.4.1 (Opt-Out Exercise); provided that the Parties shall align on the timing to winddown any other ongoing Vir Bio activities in a reasonable manner so as to limit the impacts on the Manufacturing, Development or Commercialization of the Licensed Products, [***];
(iii)upon the Opt-Out Effective Date, the JDC, JCC, and JMC will disband immediately; provided that each applicable Committee shall identify any ongoing responsibilities of such Committee as of the Opt-Out Effective Date which will thereafter be allocated to the JSC;

(iv)for the period commencing on the Opt-Out Effective Date and for the remainder of the Term, the Parties shall no longer be subject to the (a) Development Cost Share pursuant to Section 8.1 (Development Costs Share), (b) Profit/Loss Share pursuant to Section 8.2 (U.S. Profit/Loss Share), or (c) to related reporting requirements pursuant to Section 8.3 (Reports and Payments);
(v)for the period commencing on the Opt-Out Effective Date and for the remainder of the Term, the Royalty Territory will be deemed to be the entire Territory;
(vi)upon the Opt-Out Effective Date, subject to Section 8.4.3 (Limited Funding Threshold), Vir Bio shall be eligible to receive the Opt-Out Development and Regulatory Milestone Payments, Opt-Out Sales Milestone Payments, and Opt-Out Royalties pursuant to the applicable terms and conditions of Section 9.2 (Milestones) or Section 9.3 (Royalties), as applicable; and
(vii)[***].
8.4.3. Limited Funding Threshold. If, as of the Opt-Out Effective Date, the total amount of Development Costs and Shared Commercialization Costs actually reimbursed by Vir Bio pursuant to Section 8.3 (Reports and Payments) (“Total Reimbursed Amount”) exceeds [***] (the “Limited Funding Threshold”), then Vir Bio will be eligible to receive the Limited Funding Royalties and Limited Funding Milestone Payments pursuant to the applicable terms and conditions of Section 9.2 (Milestones) or Section 9.3 (Royalties), as applicable.
8.5.Co-Promotion in the Profit Share Territory.
8.5.1.Co-Promotion Option Grant. Solely with respect to the Profit Share Territory, following the Effective Date and [***] after the Initiation of the first Phase 3 Clinical Study or other Registrational Study of a Licensed Product (such period, the “Co-Promotion Option Period”), Vir Bio may elect, on a one-time basis, for the Parties to negotiate in good faith a Co-Promotion Agreement having terms and conditions substantially similar to those set forth in Exhibit A (Key Terms and Conditions of Co-Promotion Agreement) (the “Co-Promotion Option”). The Co-Promotion Agreement shall be executed [***] of Vir Bio’s exercise of its Co-Promotion Option in accordance with Section 8.5.2 (Exercise of Vir Bio’s Co-Promotion Option), and following the execution of the Co-Promotion Agreement Vir Bio may engage in co-promotion activities with respect to all Licensed Products in the Profit Share Territory pursuant to the terms and conditions thereof.
8.5.2.Exercise of Vir Bio’s Co-Promotion Option. Vir Bio may exercise its Co-Promotion Option by providing Company with written notice of Vir Bio’s exercise of such Co-Promotion Option during the Co-Promotion Option Period (the date of such notice, the “Co-Promotion Option Effective Date”). If Vir Bio does not provide the above exercise notice prior to expiration of the Co-Promotion Option Period, or if Vir Bio notifies Company in writing during the Co-Promotion Option Period that Vir Bio does not intend to exercise its Co-Promotion Option, then the Co-Promotion Option shall automatically terminate.

8.5.3.Co-Promotion Opt-Out; Effects of Opt-Out.
(i)Co-Promotion Opt-Out. Vir Bio has the right, in its sole discretion, upon written notice to Company [***], to terminate (a) if Vir Bio has exercised its Co-Promotion Option, its responsibilities for Co-Promotion Activities under this Agreement and the associated Co-Promotion Agreement, or (b) if Vir Bio has not exercised its Co-Promotion Option, such unexercised Co-Promotion Option (with respect to (a)-(b), each a “Co-Promotion Opt-Out Right”).
(ii)Effects of Co-Promotion Opt-Out. If Vir Bio, after exercising the Co-Promotion Option, exercises its Co-Promotion Opt-Out Right by written notice pursuant to Section 8.5.3(i) (Co-Promotion Opt-Out) (or is deemed to have exercised its Co-Promotion Opt-Out Right upon either Party’s notice of Opt-Out pursuant to Section 8.4.1 (Opt-Out Exercise)), then (a) the Parties will work together in good faith to effect an orderly [***] after Vir Bio’s actual or deemed exercise of its Co-Promotion Opt-Out Right) transition of Vir Bio’s Co-Promotion Activities to Company, with Vir Bio remaining responsible for the costs and expenses Vir Bio incurs in performing such activities during such transition, (b) Vir Bio’s responsibility for performing Co-Promotion Activities shall immediately terminate upon completion of the transition set forth in subclause (a), and (c) the co-promotion arrangement under this Agreement and the Co-Promotion Agreement shall terminate immediately upon the Parties completing the transition set forth in subclause (a).
8.5.4.Non-Abrogation of Commercial Responsibility. Notwithstanding Vir Bio having exercised its Co-Promotion Option, Company shall nevertheless book all sales of Licensed Products in the Profit Share Territory, as set forth in Section 7.4 (Booking of Sales).
ARTICLE 9. PAYMENTS
9.1.Upfront Payment. In partial consideration for the grant of the rights and licenses herein, [***] after the Effective Date, Company shall pay a one-time, non-refundable, non-creditable upfront payment of Two Hundred Forty Million Dollars ($240,000,000) payable to Vir Bio by wire transfer of immediately available funds in accordance with wire transfer instructions that Vir Bio shall provide to Company prior to the Effective Date.
9.2.Milestones.
9.2.1.Manufacturing Milestones. Company shall notify Vir Bio of achievement by Company, its Affiliates, or Sublicensees of the manufacturing milestone events described in the table below (each a “Manufacturing Milestone Event”) [***] after the corresponding Manufacturing Milestone Event is achieved. Upon such achievement of a Manufacturing Milestone Event, Company shall pay Vir Bio the non-refundable, non-creditable manufacturing milestone payment described in the table below for the applicable Manufacturing Milestone Event (each a “Manufacturing Milestone Payment”) [***] after Company’s receipt of an invoice with respect to such achievement of a Manufacturing Milestone Event, which invoice Vir Bio shall provide to Company following Vir Bio’s receipt of notice from Company of the achievement of the applicable Manufacturing Milestone Event. Each Manufacturing Milestone Payment shall be payable one-time, upon the first achievement of such Manufacturing Milestone Event.

Manufacturing Milestone Event	Manufacturing Milestone Payment
Manufacturing Process Transfer	$20M
[***]	[***]
9.2.2.Development and Regulatory Milestones. Company shall notify Vir Bio of the first achievement by Company, its Affiliates or Sublicensees of each of the development and regulatory milestone events described in the tables below (as applicable) (each a “Development and Regulatory Milestone Event”) [***] after the corresponding Development and Regulatory Milestone Event is achieved. Upon such achievement of a Development and Regulatory Milestone Event, Company shall pay Vir Bio the non-refundable, non-creditable development and regulatory milestone payment described in the applicable table below for the applicable Development and Regulatory Milestone Event (each a “Development and Regulatory Milestone Payment”) [***] after Company’s receipt of an invoice with respect to such Development and Regulatory Milestone Payment, which invoice Vir Bio shall provide to Company following Vir Bio’s receipt of notice from Company of the achievement of the applicable Development and Regulatory Milestone Event. Notwithstanding any other provision herein, each Development and Regulatory Milestone Event can be achieved only one time, upon the first achievement of such Development and Regulatory Milestone Event, and result in only one corresponding Development and Regulatory Milestone Payment under any (but not more than one) of Section 9.2.2(i) (Profit/Loss Share in Effect), 9.2.2(ii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met), or 9.2.2(iii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Met), with the amount of the applicable Development and Regulatory Milestone Payment determined pursuant to either Section 9.2.2(i) (Profit/Loss Share in Effect), 9.2.2(ii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met), or 9.2.2(iii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Met), as applicable (for clarity, depending on whether achieved during or after the U.S. P&L Share Term or before or after the Limited Funding Threshold is met), and once such Development and Regulatory Milestone Payment becomes payable under any of Section 9.2.2(i) (Profit/Loss Share in Effect), 9.2.2(ii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met), or 9.2.2(iii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Met), for any Licensed Product, in no event shall any amount become due with respect to the same underlying Development and Regulatory Milestone Event under any other such Section (for clarity, regardless of the number of Licensed Products to achieve such Development and Regulatory Milestone Event and whether in the same or different countries).
(i)Profit/Loss Share in Effect. If the applicable Development and Regulatory Milestone Event is achieved during the U.S. P&L Share Term, then Company will pay Vir Bio the following corresponding Development and Regulatory Milestone Payment for such Development and Regulatory Milestone Event. The maximum aggregate amount payable by Company pursuant to this Section 9.2.2(i) (Profit/Loss Share in Effect) is [***].

Development and Regulatory Milestone Event	Development and Regulatory Milestone Payment
	First Indication	Second Indication	Third Indication
A. [***]	[***]
B. [***]	[***]	[***]	[***]
C. [***]	[***]	[***]	[***]
D. [***]	[***]	[***]	[***]
E. [***]	[***]	[***]	[***]
F. [***]	[***]	[***]	[***]
G. [***]	[***]	[***]	[***]
H. [***]	[***]	[***]	[***]
(ii)Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met. If the applicable Development and Regulatory Milestone Event is achieved after the end of the U.S. P&L Share Term and Vir Bio has not achieved the Limited Funding Threshold at such time, then Company will pay Vir Bio the following corresponding Development and Regulatory Milestone Payment (“Opt-Out Development and Regulatory Milestone Payment”) for such Development and Regulatory Milestone Event. The maximum aggregate amount payable by Company pursuant to this Section 9.2.2(ii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Not Met) is [***], plus, in the case of the Development and Regulatory Milestone Event described in [***] below, the specified percentage of the Total Reimbursed Amount as set forth in the table below.

Development and Regulatory Milestone Event	Development and Regulatory Milestone Payment
	First Indication	Second Indication	Third Indication
A. [***]	[***]
B. [***]	[***]	[***]	[***]
C. [***]	[***]	[***]	[***]
D. [***]	[***]	[***]	[***]
E. [***]	[***]	[***]	[***]
F. [***]	[***]	[***]	[***]
G. [***]	[***]	[***]	[***]
H. [***]	[***]	[***]	[***]
(iii)Profit/Loss Share Not in Effect; Limited Funding Threshold Met. If the applicable Development and Regulatory Milestone Event is achieved after the end of the U.S. P&L Share Term and Vir Bio has achieved the Limited Funding Threshold at such time, then Company will pay Vir Bio the following corresponding Development and Regulatory Milestone Payment (“Limited Funding Development and Regulatory Milestone Payment”) for such Development and Regulatory Milestone Event. The maximum aggregate amount payable by Company pursuant to this Section 9.2.2(iii) (Profit/Loss Share Not in Effect; Limited Funding Threshold Met) is [***], plus, in the case of the Development and Regulatory Milestone Event described in [***], the specified percentage of the Total Reimbursed Amount as set forth in the table below.

Development and Regulatory Milestone Event	Development and Regulatory Milestone Payment
	First Indication	Second Indication	Third Indication
A. [***]	[***]
B. [***]	[***]	[***]	[***]
C. [***]	[***]	[***]	[***]
D. [***]	[***]	[***]	[***]
E. [***]	[***]	[***]	[***]
F. [***]	[***]	[***]	[***]
G. [***]	[***]	[***]	[***]
H. [***]	[***]	[***]	[***]
(iv)Skipped Milestones. If at any time the achievement of a Development and Regulatory Milestone Event has been achieved and any applicable Preceding Development and Regulatory Milestone Event has not already been achieved (or deemed achieved pursuant to this Section 9.2.2(iv) (Skipped Milestones)), then such Preceding Development and Regulatory Milestone Event shall be deemed to be achieved, and the Development and Regulatory Milestone Payment for such Preceding Development and Regulatory Milestone Event will be due and payable by Company at the time the Development and Regulatory Milestone Payment for such achieved Development and Regulatory Milestone Event is due and payable pursuant to this Section 9.2.2 (Development and Regulatory Milestones). For the purpose of this Section 9.2.2(iv) (Skipped Milestones), “Preceding Development and Regulatory Milestone Event” means: [***].

(v)No Duplicative Achievements. For the avoidance of doubt, if a Development and Regulatory Milestone Event was achieved or deemed to be achieved during the U.S. P&L Share Term, then in no event shall the same underlying Development and Regulatory Milestone Event be achieved or deemed to be achieved after the end of the U.S. P&L Share Term, nor shall the corresponding Opt-Out Development and Regulatory Milestone Payment or Limited Funding Development and Regulatory Milestone Payment be paid.
9.2.3.Sales Milestones. Company shall notify Vir Bio of the first achievement of each sales milestone event described in the tables below (as applicable) (each a “Sales Milestone Event”) [***] after the end of the Calendar Quarter in the Calendar Year in which such Sales Milestone Event is first achieved. Upon such achievement of a Sales Milestone Event, Company shall pay Vir Bio the sales milestone payment described in the applicable table below for the applicable Sales Milestone Event (each a “Sales Milestone Payment”) [***] after receipt of an invoice therefor from Vir Bio, [***]. Notwithstanding any other provision herein, each Sales Milestone Payment shall be payable one-time, upon the first achievement of such Sales Milestone Event (for clarity, regardless of the number of Licensed Products to achieve a Sales Milestone Event).
(i)Profit/Loss Share in Effect. If the applicable Sales Milestone Event is achieved during the U.S. P&L Share Term, then Company will pay Vir Bio the following corresponding Sales Milestone Payment for such Sales Milestone Event. The maximum amount payable by Company pursuant to this Section 9.2.3(i) (Profit/Loss Share in Effect) is [***].

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(ii)Profit/Loss Share Not in Effect and Limited Funding Threshold Met. If the applicable Sales Milestone Event is achieved after the end of the U.S. P&L Share Term and Vir Bio has achieved the Limited Funding Threshold at such time, then Company will pay Vir Bio the following Sales Milestone Payment (“Limited Funding Sales Milestone Payment”) for such Sales Milestone Event. The maximum amount payable by Company pursuant to this Section 9.2.3(ii) (Profit/Loss Share Not in Effect and Limited Funding Threshold Met) is [***].

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii)Profit/Loss Share Not in Effect and Limited Funding Threshold Not Met. If the applicable Sales Milestone Event is achieved after the end of the U.S. P&L Share Term and Vir Bio has not achieved the Limited Funding Threshold at such time, then Company will pay Vir Bio the following Sales Milestone Payment (“Opt-Out Sales Milestone Payment”) for such Sales Milestone Event. The maximum amount payable by Company pursuant to this Section 9.2.3(iii) (Profit/Loss Share Not in Effect and Limited Funding Threshold Not Met) is [***].

Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
9.2.4.Determination that Milestone Events Have Occurred. In the event that Company has not provided Vir Bio notice of achievement of a particular Milestone Event as provided in Section 9.2.1 (Manufacturing Milestones) or Section 9.2.2 (Development and Regulatory Milestones) and Vir Bio believes that any such Milestone Event has been achieved by Company, its Affiliates, or its or their Sublicensee, then Vir Bio shall so notify Company in writing and the Parties shall promptly meet and discuss in good faith whether such Milestone Event has been achieved. Any dispute under this Section 9.2.4 (Determination that Milestone Events Have Occurred) regarding whether or not a Milestone Event has been achieved shall be subject to resolution in accordance with Section 16.6 (Dispute Resolution).
9.3.Royalties.
9.3.1.Royalty Rates.

(i)During Profit/Loss Share. Subject to the terms and conditions of this Section 9.3 (Royalties), during the U.S. P&L Share Term, and solely during the Royalty Term, Company shall pay Vir Bio tiered royalties on the Calendar Year (or partial Calendar Year) aggregate Net Sales of all Licensed Products in the Royalty Territory at the rates specified below:

On that portion of aggregate Net Sales of all Licensed Products in the Royalty Territory in a Calendar Year that is:	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
(ii)Following Profit/Loss Share and Limited Funding Threshold Not Met. Subject to the terms and conditions of this Section 9.3 (Royalties), if the U.S. P&L Share Term has ended and Vir Bio has not achieved the Limited Funding Threshold, and solely during the Royalty Term, Company shall pay Vir Bio tiered royalties (“Opt-Out Royalties”) on the Calendar Year (or partial Calendar Year) aggregate Net Sales of all Licensed Products in the Territory at the rates specified below:

On that portion of aggregate Net Sales of all Licensed Products in the Territory (including the United States) in a Calendar Year that is:	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
(iii)Following Profit/Loss Share and Limited Funding Threshold Met. Subject to the terms and conditions of this Section 9.3 (Royalties), if the U.S. P&L Share Term has ended and Vir Bio has achieved the Limited Funding Threshold, and solely during the Royalty Term, Company shall pay Vir Bio tiered royalties (“Limited Funding Royalties”) on the Calendar Year (or partial Calendar Year) aggregate Net Sales of all Licensed Products in the Territory at the rates specified below:

On that portion of aggregate Net Sales of all Licensed Products in the Territory (including the United States) in a Calendar Year that is:	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.3.2.Payment Dates and Reports. During the Royalty Term, Company shall deliver to Vir Bio, [***] after each Calendar Quarter, a payment report setting forth: (i) the Net Sales of the Licensed Products by country in the Territory; (ii) the applicable royalty rates for the Net Sales; (iii) the exchange rates used in calculating any of the foregoing; and (iv) a calculation of the amount of royalty due to Vir Bio, in the case of (ii) through (iv), with respect to the Royalty Territory. Company shall pay all royalties due in any Calendar Quarter [***] after receipt of an invoice therefor from Vir Bio, which invoice Vir Bio shall provide to Company following Vir Bio’s receipt of the applicable royalty payment report, commencing with the Calendar Quarter in which the first day of the first Royalty Term for the first Licensed Product occurs.
9.3.3.Royalty Reductions.
(i)Absence of Valid Claims. Subject to Section 9.3.3(v) (Limitation on Royalty Reductions), on a Licensed Product-by-Licensed Product and country-by-country basis, during the Royalty Term for such Licensed Product, if such Licensed Product is not Covered by a Valid Claim of a Royalty-Bearing Patent that Covers the composition of matter [***] of such Licensed Product in such country that would be infringed by the sale of such Licensed Product in such country, then, for purposes of calculating the royalties payable pursuant to Section 9.3.1 (Royalty Rates), the Net Sales of such Licensed Product in such country or jurisdiction will be deemed to be reduced by [***].
(ii)Biosimilar Entry. Subject to Section 9.3.3(v) (Limitation on Royalty Reductions), on a Licensed Product-by-Licensed Product and country-by-country basis, after Biosimilar Launch in such country, for any Calendar Quarter during which a Biosimilar Product is marketed, commercialized, or sold in such country, if the Net Sales of such Licensed Product in such country in such Calendar Quarter decline by [***] for purposes of calculating the royalties payable pursuant to Section 9.3.1 (Royalty Rates), the Net Sales of such Licensed Product in such country will be deemed to be reduced by [***] for such Calendar Quarter and the remainder of the Royalty Term for such Licensed Product in such country.
(iii)Inflation Reduction Act. Subject to Section 9.3.3(v) (Limitation on Royalty Reductions), on a Licensed Product-by-Licensed Product basis, during the Royalty Term for such Licensed Product in the United States, if such Licensed Product is designated as a “selected drug” by the Secretary of the U.S. Department of Health and Human Services under the Inflation Reduction Act, and Company negotiates a maximum fair price that will apply to sales of such Licensed Product during the price applicability period as specified in the Inflation Reduction Act, then, after the publication of the maximum fair price, during the Royalty Term, for purposes of calculating the royalty payable pursuant to Section 9.3.1 (Royalty Rates), the Net Sales of such Licensed Product in the United States shall be deemed to be reduced by [***].

(iv)Third Party Payments. Subject to Section 9.3.3(v) (Limitation on Royalty Reductions), if Company, its Affiliates, or Sublicensees obtains a license or other right from a Third Party under Patents or Know-How Controlled by such Third Party that is necessary or reasonably useful to avoid infringement, misappropriation, or other violation of such Patent or Know-How in order to Exploit a Licensed Product in the Field (a “Third Party License”) in the Royalty Territory, then the [***] payments that would otherwise be due to Vir Bio in any Calendar Quarter shall be reduced by [***], to the extent reasonably allocable to such license or other rights for such Licensed Product, that Company, its Affiliates, or Sublicensees actually paid to such Third Party in such Calendar Quarter in consideration for such Third Party License (“Third Party Payments”) that is reasonably allocable to the Royalty Territory; [***].
(v)Limitation on Royalty Reductions. In no event will the aggregate amount of royalties due to Vir Bio during a Calendar Quarter be reduced, by reason of Sections 9.3.3(i) (Absence of Valid Claims), 9.3.3(ii) (Biosimilar Entry), 9.3.3(iii) (Inflation Reduction Act), or 9.3.3(iv) (Third Party Payments) (excluding any deduction under Section 9.3.3(iv) (Third Party Payments) that is attributable to Vir Bio’s breach of its representations and warranties hereunder), to [***]. Credits for such reductions or deductions not exhausted in any Calendar Quarter shall be carried into future Calendar Quarters, subject to the preceding sentence.
9.4.Expiration of Royalty Term. With respect to each Licensed Product in each country in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating Net Sales thresholds and ceilings with respect to Sales Milestone Payments in Section 9.2.3 (Sales Milestones) and with respect to royalty payments in Section 9.3.1 (Royalty Rates).
9.5.Additional Payment Terms.
9.5.1.Mode of Payment. All payments under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the Party receiving such payment may from time to time designate by notice to the paying Party. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made into the Dollar equivalent using a rate of exchange which corresponds to the rate used by whichever of Company or Vir Bio (or an Affiliate of one of them) recorded such receipt or expenditure, for the respective reporting period, related to recording such Net Sales or Shared Commercialization Costs in its books and records that are maintained in accordance with such Party’s respective Accounting Standards, on a quarterly basis.
9.5.2.Other Amounts Payable. With respect to any amounts owed under this Agreement or an Ancillary Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified in this Agreement or an Ancillary Agreement, the Party owing such payment obligation will provide to the other Party an invoice, together with reasonable supporting documentation, for such amounts owed and such other Party will pay any undisputed amounts [***] after receipt of the invoice, and will pay any disputed amounts owed by such other Party [***] of final resolution of the Dispute.

9.5.3.Invoices. Unless expressly otherwise provided under this Agreement or any Ancillary Agreement, (i) Vir Bio shall deliver invoices to Company’s Alliance Manager (or any recipient designated by Company’s Alliance Manager via notice to Vir Bio) for all payments owed by Company to Vir Bio under this Agreement or any Ancillary Agreement, and (ii) Company shall deliver invoices to [***] for all payments owed by Vir Bio to Company under this Agreement or any Ancillary Agreement.
9.5.4.Taxes. The upfront payment, milestone payments, and other amounts payable by Company to Vir Bio pursuant to this Agreement or an Ancillary Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Vir Bio alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by Company) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Company shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold and any amount so deducted or withheld shall be treated for all purposes under this Agreement or an Ancillary Agreement as having been paid to Vir Bio. Company shall use commercially reasonable efforts to (i) provide notice to Vir Bio of any such requirement to deduct or withhold and (ii) cooperate with Vir Bio to reduce, minimize, or eliminate such potential deductions and withholdings. Notwithstanding the foregoing, if Vir Bio is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Company or the appropriate Governmental Authority (with the assistance of Company to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Company of its obligation to withhold tax, and Company shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that Company has received evidence, in a form reasonably satisfactory to Company, of Vir Bio’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) [***] prior to the time that the Payments are due. If, in accordance with the foregoing, Company withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount and send to Vir Bio proof of such payment [***] following such payment. Company and Vir Bio shall cooperate with each other in good faith in respect of tax matters relating to royalty payments under Section 9.3 (Royalties), including to minimize any tax that may be required to be collected with respect to such royalty payments, if any. Notwithstanding the foregoing, if as a result of Company’s assigning this Agreement or changing its domicile, additional taxes become due that would not have otherwise been due hereunder with respect to payments under this Agreement, then Company shall be responsible for all such additional withholding taxes and shall pay Vir Bio such amounts as are necessary to ensure that the Vir Bio receives the same amount as it would have received had no such assignment or change in domicile been made.
9.6.Interest Rate for Late Payment. Any payment under this Agreement or an Ancillary Agreement that is not paid on or before the date such payment is due will bear interest, to the extent permitted by Applicable Law, at [***] percentage points above the rate for deposits in Dollars for a period of three-months as published by the Effective Federal Funds Rate (or any successor to such rate); measured at 14:00 GMT on the date payment is due, as reported by the Federal Reserve of New York. Interest shall be calculated on the number of days such payment is overdue, compounded annually and computed on the basis of a 365-day year.

9.7.Financial Records. Each Party shall, and shall require its Affiliates and Sublicensees to, keep complete and accurate financial books and records pertaining to the Development, Manufacture, Commercialization, and other Exploitation of Licensed Compounds and Licensed Products, including financial books and records of Development Costs, Shared Commercialization Costs, Invoiced Sales, and the calculation of Net Sales of the Licensed Products in the Territory (including the deductions taken to derive Net Sales), and, in addition, complete copies of each Sublicense Agreement. Each Party shall, and shall require its Affiliates and Sublicensees to, retain such books and records and other information referred to in the preceding sentence that are relevant to determine compliance with this Agreement or an Ancillary Agreement, until the latest of (i) [***] after the end of the period to which such books and records (and other information) pertain, (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or (iii) for such period which is longer than either (i) or (ii) as may be required by Applicable Law.
9.8.Audit. At the request of either Party (the “Auditing Party”), the other Party (the “Audited Party”) shall, and shall require its Affiliates and Sublicensees to, permit an independent certified public accountant retained by the Auditing Party, as applicable, and reasonably acceptable to the Audited Party, at reasonable times during regular business hours and upon [***] written notice, to audit the financial books and records and other information maintained pursuant to Section 9.7 (Financial Records), solely to assess the Audited Party’s compliance with the terms and conditions of this Agreement. Such audits may not (i) be conducted for any Calendar Quarter [***] after the end of such Calendar Quarter, (ii) be conducted [***], or (iii) [***]. The independent certified public accountant shall issue a report to both Parties at the same time setting forth whether there was a discrepancy in any payment hereunder (and, if so, the amount of the discrepancy and any overpayment or underpayment), and reasonable information as to how such accountant reached such conclusion. Except as provided below, the cost of any audit shall be borne by the Auditing Party, as applicable, unless the audit reveals an underpayment of [***] from the reported amounts for the audited period, in which case the Audited Party shall reimburse the Auditing Party, as applicable, for the documented out-of-pocket costs incurred by the Auditing Party, as applicable, in such audit [***] of receipt of the Auditing Party’s corresponding invoice. If the accountant concludes in its report that the Audited Party has underpaid any amounts due hereunder, the Audited Party shall pay such amounts, with interest from the date originally due, [***] after receipt of the Auditing Party’s corresponding invoice, which shall not be dated any earlier than the date on which the accountant delivers its audit report to the Parties. If the accountant concludes in its report that the Audited Party has overpaid any amounts due hereunder, the Audited Party may credit such amounts against future payments due to the Auditing Party [***] receipt of the Audited Party’s corresponding invoice, which shall not be dated any earlier than the date on which the accountant delivers its audit report to the Parties (or may otherwise seek and obtain reimbursement of such overpaid amounts). Where requested by the Audited Party, the accountant so appointed shall execute an agreement, in a form reasonably acceptable to the Parties, to protect the confidentiality of information made available to such accountant and the confidentiality of such accountant’s findings and report.
9.9.In-License Payments. [***].
9.10.Third Party IP.

9.10.1.Decision Making. During the U.S. P&L Share Term, each Party shall notify the other Party, through the JSC, if it becomes aware of any Patent, Know-How, materials, or other asset that may be controlled by a Third Party that may be necessary or reasonably useful to the Exploitation of the Licensed Products in the Field (“Third Party IP”). The Parties will, through the JSC (and in coordination with the JIPC, where appropriate) discuss such Third Party IP, consider the potential overall benefit and anticipated cost of acquiring rights (including through a license) to such Third Party IP, and decide whether it is advisable that one or both Parties acquire rights to such Third Party IP in the Profit Share Territory based on their respective potential uses of such Third Party IP in the Profit Share Territory and their rights and obligations pursuant to this Agreement. Company shall have the first right to acquire rights to such Third Party IP to Exploit any Licensed Compound(s) or Licensed Product(s) solely in the Royalty Territory.
9.10.2.Third Party IP Contract. If a decision is made by the JSC that it is advisable for one or both Parties to acquire rights to such Third Party IP (in accordance with Section 9.10.1 (Decision Making)) in the Profit Share Territory, then [***].
9.10.3.Exception. [***].
9.11.Confidentiality. Each Party shall treat all information provided by the other Party under this ARTICLE 9 (Payments) in accordance with ARTICLE 11 (Confidentiality and Non-Disclosure) and shall cause any accountant retained by such Party pursuant to Section 9.8 (Audit) to enter into a confidentiality agreement with the Parties that includes an obligation to retain all such financial information it receives from the other Party in confidence.
9.12.[***]
9.13.Acknowledgement. Vir Bio acknowledges and agrees that the sales levels set forth in Section 9.2.3 (Sales Milestones) and Section 9.3.1 (Royalty Rates) are not intended and shall not be construed as representing an estimate or projection of anticipated sales of Licensed Products or implying any obligation or level of diligence with respect to sales of Licensed Products and that such sales levels are merely intended to define Company’s applicable payment obligations in the event such sales levels are achieved.
ARTICLE 10.
INTELLECTUAL PROPERTY
10.1.Ownership of Intellectual Property.
10.1.1.General. Except as otherwise set forth in this Agreement, ownership of intellectual property (whether or not patentable) developed in the conduct of any activities under this Agreement will be governed by U.S. patent law.
10.1.2.Background IP. As between the Parties, each Party or its Affiliates will retain all of its rights, title, and interests in and to all Patents, Know-How and other intellectual property rights that are (i) Controlled by such Party or such Affiliates (as applicable) prior to the Effective Date, or (ii) otherwise conceived, discovered, developed, invented, created, or otherwise made or acquired by such Party or its Affiliates outside the performance of activities under this Agreement (with respect to each of (i)-(ii), “Background IP”), subject to any rights or licenses expressly granted by such Party to the other Party under this Agreement.

10.1.3.Foreground Technology. As between the Parties, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement:
(i)Vir Bio is the sole and exclusive owner of all Vir Bio Foreground Technology, and will retain all of its rights, title, and interests thereto.
(ii)Company is the sole and exclusive owner of all Company Foreground Technology and will retain all of its rights, title, and interests thereto.
(iii)The Parties shall jointly own any Joint Foreground Technology. Vir Bio’s interest in any Joint Foreground Patents shall be included in the Licensed Patents for purposes of this Agreement, and, for clarity, Vir Bio’s interest in such Joint Foreground Technology shall automatically be included in Company’s and its Affiliates’ license in Section 3.1.1 (Exclusive License) for no additional consideration. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement (including, for clarity, Company’s license under Vir Bio’s interest in and to any and all Joint Foreground Patents pursuant to Section 3.1.1 (Exclusive License)), each Party shall be entitled to practice, license (through multiple tiers), assign, and otherwise exploit the Joint Foreground Technology in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party; provided that neither Party shall assign to any Third Party its interest in any Joint Foreground Technology without the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).
10.1.4.Disclosure. Each Party shall promptly disclose to the other Party all inventions within Joint Foreground Know-How, including all invention disclosures or other similar documents submitted to such Party or its Affiliates’, licensees, or sublicensees’, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Foreground Know-How.
10.1.5.Personnel Obligations. Each employee, agent, or contractor of a Party or its respective Affiliates, licensees, or sublicensees performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) timely reporting any invention, discovery, process, or other intellectual property right to the applicable Party, its Affiliate, licensee, or sublicensee; (ii) presently assigning to the applicable Party, its Affiliate, licensee, or sublicensee all of his or her right, title, and interest in and to any invention, discovery, process, or other intellectual property right; (iii) reasonably cooperating in the preparation, filing, prosecution, maintenance, and enforcement of any patent and patent application with respect to any invention, discovery, process, or other intellectual property right; and (iv) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement, in each case ((i)-(iv)), in the case of contractors, (a) except with respect to any rights customarily retained by the applicable type of contractor under the applicable type of agreement and (b) solely to the extent such obligations are customarily agreed by the applicable type of contractor under the applicable type of agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

10.2.Prosecution and Maintenance of Intellectual Property.
10.2.1.Background IP. Except as set forth in Section 10.2.2 (Product-Specific Licensed Patents and Joint Foreground Patents) and Section 10.2.6 (Sanofi’s Prosecution Rights), each Party will have the sole right (but not the obligation) to control the Prosecution of Patents Covering the Background IP that such Party owns or controls pursuant to Section 10.1.2 (Background IP); provided that reasonably in advance of each substantive submission to be filed with respect to Licensed Patent within Vir Bio’s Background IP that Cover VIR-5500 (or any formulation containing VIR-5500) or any Derivative Compound (and [***] prior to such submission), Vir Bio shall provide Company with a reasonable opportunity to review and comment on the proposed submission to any patent office, which comments Vir Bio shall consider in good faith; provided, further, that Vir Bio shall keep Company reasonably informed of the status of the applicable Licensed Patent(s) that Cover VIR-5500 (or any formulation containing VIR-5500) or Cover any Derivative Compound by timely providing Company with copies of material communications and documents relating to such Licensed Patent(s) that are received from any patent office.
10.2.2.Product-Specific Licensed Patents and Joint Foreground Patents. As between the Parties, Company shall have the first right, but not the obligation, to control the preparation, filing, prosecution, and maintenance, including any interferences, reissue proceedings, inter parted review, post-grant review, reexaminations, and oppositions (“Prosecution” and “Prosecute” when used as a verb) of all Product-Specific Licensed Patents and Joint Foreground Patents in the Territory, at its sole cost and expense and by counsel of its choosing that is reasonably acceptable to Vir Bio (in consultation with Sanofi). The Parties shall cooperate in good faith to complete the transfer of Prosecution of Product-Specific Licensed Patents to Company or its designated legal counsel [***] of the Effective Date. Reasonably in advance of each substantive submission to be filed (and [***] prior to such submission), Company shall provide Vir Bio (and Vir Bio may provide the same to, and consult with, Sanofi solely to the extent necessary to comply with the Sanofi License; provided that Vir Bio shall notify Company reasonably in advance of each such disclosure, including specifically identifying the documents and information to be disclosed, and will consider Company’s comments in good faith; provided, further, that Company may request that Vir Bio provide a reasonable opportunity for Company to participate in each discussion with Sanofi with respect to any such disclosure, and Vir Bio shall not unreasonably withhold, condition, or delay assent to such request and shall use reasonable efforts to enable acceptance of such request including seeking any required Sanofi consent) with a reasonable opportunity to review and comment on the proposed submission to any patent office, which comments Company shall consider in good faith. Company shall keep Vir Bio reasonably informed of the status of the applicable Patents by timely providing Vir Bio with copies of all material communications and documents relating to such Patents that are received from any patent office, which, Vir Bio, in turn, may provide to Sanofi to the extent necessary to comply with the Sanofi License. In the event that Company desires to abandon or cease Prosecution of any Product-Specific Licensed Patents or the above-referenced Joint Foreground Patents in the Territory, Company shall provide reasonable prior written notice to Vir Bio of such intention to abandon or cease Prosecution [***] in advance of the due date of any payment or other action that is required to Prosecute such Product-Specific Licensed Patent or Joint Foreground Patent and, unless Company abandoned or ceased Prosecution such Patent for strategic reasons (and Vir Bio is not required to assume Prosecution of such Patent to comply with the terms and conditions of the Sanofi License), Vir Bio shall thereafter have the sole right, but not the obligation, to Prosecute such Product-Specific Licensed Patent or Joint Foreground Patent, at its sole cost and expense and by counsel of its own choice; provided that reasonably in advance of each substantive submission to be filed (and [***] prior to such submission), Vir Bio shall provide Company with a reasonable opportunity to review and comment on the proposed submission to any patent office, which comments Vir Bio shall consider in good faith; provided, further, that Vir Bio shall keep Company reasonably informed of the status of the applicable Patent(s) by timely providing Company with copies of all material communications and documents relating to such Patent(s) that are received from any patent office. Further, if Company decides to abandon or cease Prosecution of a Product-Specific Licensed Patent family or an above-referenced Joint Foreground Patent family in any country or jurisdiction (such as before the European Patent Organisation) by not filing a subsequent divisional or continuation application before a grant of such a Product-Specific Licensed Patent or Joint Foreground Patent in the applicable country or jurisdiction, Company shall provide reasonable prior written notice to Vir Bio of such intention to not file a subsequent divisional or continuation application [***] in advance of the deadline. Vir Bio shall have the right, but not the obligation, to Prosecute such divisional or continuation in such country or jurisdiction, at its sole cost and expense and by counsel of its own choice; provided that reasonably in advance of each substantive submission to be filed (and [***] prior to such submission), Vir Bio shall provide Company with a reasonable opportunity to review and comment on the proposed submission to any patent office, which comments Vir Bio shall consider in good faith; provided, further, that Vir Bio shall keep Company reasonably informed of the status of the applicable divisional(s) or continuation(s) by timely providing Company with copies of all material communications and documents relating to such divisional(s) or continuation(s) that are received from any patent office.
10.2.3.Company’s Sole Prosecution Right. Company will have the sole right (but not the obligation) to control the Prosecution of all other Patents Controlled by Company, the Prosecution of which is not set forth in Section 10.2.1 (Background IP) or Section 10.2.2 (Product-Specific Licensed Patents and Joint Foreground Patents) (the “Other Company Patents”).
10.2.4.Vir Bio’s Sole Prosecution Right. Vir Bio will have the sole right (but not the obligation) to control the Prosecution of all other Patents Controlled by Vir Bio, the Prosecution of which is not set forth in Section 10.2.1 (Background IP), Section 10.2.2 (Product-Specific Licensed Patents and Joint Foreground Patents) or Section 10.2.6 (Sanofi’s Prosecution Rights), including all such Licensed Patents that are not Product-Specific Licensed Patents or Joint Foreground Patents and all CD3 Continuation Patents (the “Other Patents”); provided that reasonably in advance of each substantive submission to be filed with respect to any such Licensed Patent or CD3 Continuation Patent (and [***] prior to such submission), Vir Bio shall provide Company with a reasonable opportunity to review and comment on the proposed submission to any patent office, which comments Vir Bio shall consider in good faith; provided, further, that Vir Bio shall keep Company reasonably informed of the status of the applicable Licensed Patent(s) and CD3 Continuation Patent(s) by timely providing Company with copies of all material communications and documents relating to such Licensed Patent(s) and CD3 Continuation Patent(s) that are received from any patent office.
10.2.5.Certain Patent Prosecution Covenants.

(i)[***]
(ii)Prosecution to Create Product-Specific Licensed Patents. Upon Company’s reasonable request, with respect to Patents Prosecuted by Vir Bio in accordance with this Section 10.2 (Prosecution and Maintenance of Intellectual Property), Vir Bio shall coordinate with Company to file divisionals (or other similar Prosecution filings) with respect to the Licensed Patents, with the objective of optimizing Patent protection with respect to the Licensed Compounds and Licensed Products in the Field in the Territory, and otherwise use reasonable efforts to Prosecute or cooperate in the Prosecution of Patents under this Section 10.2 (Prosecution and Maintenance of Intellectual Property) in a manner that will generate Product-Specific Licensed Patents, and further such objective. Vir Bio shall not Prosecute any Patent, including any Licensed Patent existing as of the Effective Date, in a manner that generates a Product-Specific Licensed Patent without Company’s prior written consent to the applicable filing resulting in such Product-Specific Licensed Patent, provided that Vir Bio’s back-up rights to Prosecute Product-Specific Licensed Patents under Section 10.2.2 (Product-Specific Licensed Patents and Joint Foreground Patents) shall not require such consent.
(iii)Separation of Claims. Without limiting the foregoing, the Parties will cooperate in good faith to implement reasonable Prosecution strategies (including, as applicable, dividing out claims into separate patent applications, pursuing mutually exclusive patent applications, and filing divisionals and continuations), to the extent feasible to ensure that claims covering Company Foreground Know-How, claims covering Know-How within the Vir Bio Foreground Technology and claims covering Joint Foreground Know-How are pursued in mutually exclusive patent applications. In addition, the Parties will consider in good faith whether claims with Company inventors, claims with Vir Bio inventors, and claims with both Company and Vir Bio inventors could reasonably be prosecuted in mutually exclusive patent applications without prejudice to the patent protection of the subject matter.
(iv)Use of Licensed Compound and Licensed Product Data. Notwithstanding any other term or condition of this Section 10.2 (Prosecution and Maintenance of Intellectual Property), Vir Bio shall not, and shall ensure its Affiliates and permitted subcontractors do not, file or otherwise disclose in connection with any Patent filing or other Prosecution any data generated under this Agreement or, subject to Section 10.2.6 (Sanofi’s Prosecution Rights), specifically relating to any Licensed Compound or Licensed Product, without the prior written consent of Company.
(v)Avoidance of Double Patenting. The Parties will coordinate in good faith and use reasonable efforts to minimize the risk that any Product-Specific Licensed Patent or Company Foreground Patent will become subject to an obvious-type double patenting rejection or challenge (including, in the United States, an obvious-type double patenting rejection or challenge that would require filing of a terminal disclaimer to obviate such rejection or challenge).

(vi)UPC Opt-Out and Opt-In. As between the Parties, Company shall have the sole right to make decisions regarding the Opt-Out or Opt-In under Article 83(4) of the Agreement on a Unified Patent Court between the participating Member States of the European Union (2013/C 175/01) with respect to any Product-Specific Licensed Patent or Joint Foreground Patent, and shall pay all fees and make all submissions associated with such decision. At Company’s request, Vir Bio as a Patent owner shall assist Company in such submissions, including providing all necessary documents and making all necessary submissions.
10.2.6.Sanofi’s Prosecution Rights. Company will not have the right to prosecute, maintain, or enforce the Sanofi-Managed Patents or any future Licensed Patents that are (i) Licensed Amunix XTEN Platform Patents, or (ii) Patents within Platform Improvement IP that are solely owned by Sanofi or jointly owned by Vir Bio and Sanofi.
10.2.7.Patent Term Extension and Supplementary Protection Certificate. With respect to each Licensed Product, as between the Parties, Company shall have the sole right to make decisions regarding, and to apply for, patent term extensions in the Territory, including in the United States with respect to extensions pursuant to 35 U.S.C. §§ 156 et seq. and in other jurisdictions in the Territory pursuant to supplementary protection certificates, and in all jurisdictions in the Territory with respect to any other extensions that are now or become available in the future, including pediatric exclusivity, wherever applicable, for the Product-Specific Licensed Patents, Joint Foreground Patents, and Patents Controlled by Company, in each case including whether or not to do so. Vir Bio shall provide prompt and reasonable assistance, as requested by Company, including by taking such action as Patent holder or using reasonable efforts to secure the assistance of the applicable Patent holder (including, as applicable, Sanofi or its Affiliate) as is required under any Applicable Law to obtain any such extension or supplementary protection certificate in the Territory.
10.2.8.Patent Listings. With respect to each Licensed Product in the Territory, as between the Parties, Company shall have the sole right to determine and make all patent listings with Regulatory Authorities or other Governmental Authorities in the Territory with respect to any Patents, including as required or allowed in the United States or other jurisdictions in the Territory. Vir Bio shall, or shall cause its Affiliates to, upon Company’s request and at Company’s cost, subject in the case of the Profit Share Territory to the sharing of Patent Costs, (i) provide to Company all Know-How and other information that are reasonably necessary to enable Company to make such filing with Regulatory Authorities or other Governmental Authorities in the Territory and (ii) reasonably cooperate with Company in connection therewith, including meeting any submission deadlines.
10.3.Enforcement of Patents.
10.3.1.Notice. Each Party shall notify the other promptly after becoming aware of any alleged or threatened infringement, misappropriation, administrative proceeding, or other violation anywhere in the world by a Third Party, including any notification pursuant to 42 U.S.C. § 262(k) for a Section 351(k) Biosimilar Application in the United States, or similar provisions in other jurisdictions, or of any request for declaratory judgment, opposition, nullity action, interference, inter partes reexamination, inter partes review, post-grant review, derivation proceeding, or similar action alleging the invalidity, unenforceability, or non-infringement (each case, an “Infringement”) of any Licensed Patent or Joint Foreground Patent.

10.3.2.Solely Owned IP. Except as otherwise expressly provided in Section
10.3.3 (Competitive Infringement), Section 10.3.4 (Company’s Sole Enforcement Right), and Section 10.3.5 (Vir Bio’s Sole Enforcement Right), as between the Parties, each Party shall have the sole right, but not the obligation, through counsel of its choosing, to control enforcement of any Patent or Know-How that such Party Controls in such Party’s own name and under such Party’s sole discretion and control with respect to any Infringement; provided that in the case any such Patent solely owned by Vir Bio that is a continuation of, or otherwise in the same Patent family as, a Product-Specific Licensed Patent, Vir Bio shall keep Company (via the JIPC) informed reasonably in advance of all material steps to be taken in the preparation and conduct of such enforcement and shall furnish Company (via the JIPC) with copies of all pleadings and other documents filed with the court, and all material documents and communications exchanged with the infringing Third Party, and shall consider, in good faith, reasonable input from Company (via the JIPC) during the course of the conduct of such enforcement. With respect to any Competitive Infringement of the contemplated CD3 Continuation Patent, if Vir Bio does not (i) initiate such enforcement (where “initiate” includes making contact with the infringing Third Party) [***] of learning of such Competitive Infringement and (ii) diligently pursue such enforcement, including (if appropriate, consistent with such diligent pursuit of enforcement) filing an action [***] before the time limit, if any, set forth in the Applicable Law governing the filing of an enforcement action [***], or earlier notifies Company (via the JIPC) in writing of its intent not to so initiate or diligently pursue enforcement, and Vir Bio has not granted such infringing Third Party rights and licenses to continue its otherwise infringing activities, then Company shall have the right, but not the obligation, to control such enforcement at Company’s sole cost and expense following consultation with Vir Bio. To the extent Company exercises its enforcement right as aforesaid, then Company shall keep Vir Bio (via the JIPC) informed reasonably in advance of all material steps to be taken in the preparation and conduct of such enforcement and shall furnish Vir Bio (via the JIPC) with copies of all pleadings and other documents filed with the court, and all material documents and communications exchanged with the infringing Third Party, and shall consider, in good faith, reasonable input from Vir Bio (via the JIPC) during the course of the conduct of such enforcement, including input as to whether to file suit.

10.3.3.Competitive Infringement. With respect to any Competitive Infringement, Company shall have the first right, but not the obligation, through counsel of its choosing that is reasonably acceptable to Vir Bio (in consultation with Sanofi), to control enforcement of Product-Specific Licensed Patents and Joint Foreground Patents against such Competitive Infringement at Company’s sole cost and expense, or to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities in accordance with Section 10.3.7 (Settlement); provided that Company shall keep Vir Bio (via the JIPC) informed reasonably in advance of all material steps to be taken in the preparation and conduct of such enforcement and shall furnish Vir Bio (via the JIPC) with copies of all material pleadings and filings, and all material documents and communications exchanged with the infringing Third Party (and Company shall make such disclosures to Sanofi to the extent required under the Sanofi License, solely with respect to Licensed Product and solely to the extent necessary to comply with the Sanofi License, and subject to Sanofi and the Parties entering into a suitable common interest agreement), and shall consider, in good faith, reasonable input from Vir Bio (via the JIPC and in consultation with Sanofi solely with respect to Licensed Product Patents and solely to the extent necessary to comply with the Sanofi License) during the course of the conduct of such enforcement. If Company does not (i) initiate such enforcement (where “initiate” includes making contact with the infringing Third Party) [***] of learning of such Competitive Infringement and (ii) diligently pursue such enforcement, including (if appropriate, consistent with such diligent pursuit of enforcement) filing an action reasonably in advance of (and in any event [***] before) the time limit, if any, set forth in the Applicable Law governing the filing of an enforcement action (subject to extension of such period by mutual agreement of the Parties, not to be unreasonably withheld, conditioned or delayed, but subject to Sanofi’s agreement thereto), or earlier notifies Vir Bio (via the JIPC) in writing of its intent not to so initiate or diligently pursue enforcement, and Company has not granted such infringing Third Party rights and licenses to continue its otherwise infringing activities, then, unless Company has determined not to initiate or pursue such enforcement for strategic reasons (but subject to any right of any Sanofi under the Sanofi License to require Vir Bio to initiate or pursue such enforcement) Vir Bio shall have the right, but not the obligation, to control such enforcement at Vir Bio’s sole cost and expense following consultation with Company. To the extent Vir Bio exercises its enforcement right as aforesaid, then Vir Bio shall keep Company (via the JIPC) informed reasonably in advance of all material steps to be taken in the preparation and conduct of such enforcement and shall furnish Company (via the JIPC) with copies of all pleadings and other documents filed with the court, and all material documents and communications exchanged with the infringing Third Party, and shall consider, in good faith, reasonable input from Company (via the JIPC) during the course of the conduct of such enforcement, including input as to whether to file suit. For clarity, Vir Bio shall not have the right to enforce any Patents owned by Company.

10.3.4.Company’s Sole Enforcement Right. Company will have the sole right (but not the obligation), through counsel of its choosing, to initiate an infringement action with respect to any Infringement of any Other Company Patents, at its sole cost and expense, or to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities in accordance with Section 10.3.7 (Settlement). Subject to Section 10.3.3 (Competitive Infringement), Company will have the sole right (but not the obligation), through counsel of its choosing, to initiate an infringement action with respect to any Infringement of any Product-Specific Licensed Patents, at its sole cost and expense, or to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities in accordance with Section 10.3.7 (Settlement).
10.3.5.Vir Bio’s Sole Enforcement Right. Vir Bio will have the sole right (but not the obligation), through counsel of its choosing, to (i) initiate an infringement action with respect to any Infringement of any Licensed Patents that are not Product-Specific Licensed Patents and Joint Foreground Patents, at its sole cost and expense, or (ii) to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities in accordance with Section 10.3.7 (Settlement) (in the case of (ii) only, subject to consultation with Company).
10.3.6.Jointly Owned IP. Subject to Section 10.3.3 (Competitive Infringement), the Parties shall discuss (via the JIPC) and mutually agree (i) whether to initiate an infringement action with respect to any Infringement of any Joint Foreground Patents, and which Party shall control such the conduct and bear the cost and expense of such action, or (ii) whether to grant the infringing Third Party adequate rights and licenses necessary for continuing such activities in accordance with Section 10.3.7 (Settlement).
10.3.7.Settlement. The Party that controls the enforcement of a given Competitive Infringement claim pursuant to this Section 10.3 (Enforcement of Patents) also shall have the right to control settlement of such claim, including the right to grant a license, sublicense, covenant not to sue, or similar right under the Patents [***]. Notwithstanding anything herein to the contrary, with respect to any license, sublicense, covenant not to sue, or similar right granted by or on behalf of Company or any of its Affiliates or its or their Sublicensees to a Third Party in connection with the settlement of a Competitive Infringement action, any such Third Party sublicense shall not be deemed to be a Sublicense Agreement for purposes hereof and any Third Party sublicensee under such sublicense shall not be deemed a Sublicensee for purposes hereof.
10.3.8.Biosimilar Litigation.

(i)Notwithstanding anything to the contrary in this Agreement, Company shall have the sole right, but not the obligation, to initiate, control, manage, prosecute, and settle any litigation with respect to Biosimilar Products, or any applications seeking Regulatory Approval (other than pricing and reimbursement approvals) of Biosimilar Products and any proceedings associated therewith, in connection with any Patents, including any invalidity, unpatentability, or unenforceability challenges, oppositions, and post-grant proceedings in connection therewith (collectively “Biosimilar Litigation”), in the Territory. If Vir Bio receives notice or a copy of an application for a Biosimilar Product (a “Biosimilar Application”) submitted to FDA or any of its ex-U.S. counterparts in the Territory for which a Licensed Product is a “reference product,” as such term is used in Section 351(i)(4) of the PHSA or the same or like term used in the ex-U.S. counterpart, whether or not such notice or copy is provided under any Applicable Law, or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority in the Territory for an MAA (such as in an instance described in Section 351(l)(9)(C) of the PHSA), Vir Bio shall, [***] of receipt of any such notice or communication, notify and provide Company copies of such notice or communication to the extent permitted by Applicable Law. To the extent Company has elected to prosecute any Biosimilar Litigation, Company shall carry out any such rights and responsibilities of the “reference product sponsor,” as defined in Section 351(l)(1)(A) of the PHSA, for purposes of such Biosimilar Application, in consultation with Vir Bio to the extent permitted under Applicable Law and at Company’s sole cost and expense, subject to the cost allocation pursuant to Section 8.2.1 (Sharing of Net Profits and Net Losses) or Section 8.3 (Reports and Payments) with respect to Biosimilar Litigation in the Profit Share Territory. If requested by Company, Vir Bio shall seek to obtain access to the Biosimilar Application and related confidential information, including in accordance with Section 351(l)(1)(B)(iii) of the PHSA, if applicable.
(ii)If permitted pursuant to Applicable Law, upon Company’s request and at Company’s sole cost and expense (except to the extent such costs or expenses are Patent Costs included in Net Profits or Net Losses in the Profit Share Territory), Vir Bio shall assist Company in identifying and listing any Patents pursuant to Section 351(l)(3)(A) or Section 351(l)(7) of the PHSA, in preparing, pursuant to Section 351(l)(3)(C) of the PHSA, a detailed statement regarding the reference product sponsor’s opinion that the patent will be infringed and a response to the statement by the filer of the Biosimilar Application concerning validity and enforceability, in negotiating with the filer of the Biosimilar Application pursuant to Section 351(l)(4) of the PHSA, and in selecting Patents for and conducting litigation pursuant to Section 351(l)(5), Section 351(l)(6), and Section 351(l)(9) of the PHSA, to the extent applicable, and shall cooperate with Company in responding to relevant communications with respect to such lists and statements from the filer of the Biosimilar Application. Upon Company’s request and at Company’s sole cost and expense (except to the extent such costs or expenses are Patent Costs included in Net Profits or Net Losses in the Profit Share Territory), Vir Bio shall assist in seeking an injunction against any commercial marketing by the filer of a Biosimilar Application in the Territory as permitted pursuant to Section 351(l)(8)(B) of the PHSA or in filing an action for infringement against the filer of such Biosimilar Application.

10.4.Costs and Recovery. Except for Patent Costs in the Profit Share Territory, which will be treated as Shared Commercialization Costs, and subject to ARTICLE 13 (Indemnity), each Party shall bear its own costs and expenses relating to any Patent Prosecution activities pursuant to Section 10.2 (Prosecution and Maintenance of Intellectual Property), Competitive Infringement action pursuant to Section 10.3 (Enforcement of Patents), or defense action pursuant to Section 10.5 (Defense of Claims of Infringement by Third Parties), except as otherwise provided in this Section 10.4 (Costs and Recovery). Any damages or other amounts collected from any enforcement against such Competitive Infringement pursuant to Section 10.3 (Enforcement of Patents), including any amounts paid in connection with a license, sublicense, covenant not to sue, or similar right granted under the Patents subject to such claim of Competitive Infringement in connection with the settlement of such Competitive Infringement action, or defense action pursuant to Section 10.5 (Defense of Claims of Infringement by Third Parties), shall be [***].
10.5.Defense of Claims of Infringement by Third Parties. If the Exploitation of a Licensed Product in the Territory pursuant to this Agreement results in, or is reasonably expected to result in, any claim, suit, or proceeding by a Third Party alleging infringement by Company or any of its Affiliates or its or their Sublicensees, Distributors, or customers (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an Infringement action initiated pursuant to Section 10.3 (Enforcement of Patents), the Party first becoming aware of such alleged Third Party Infringement Claim shall promptly notify the other Party thereof in writing. As between the Parties, Company shall have the first right, but not the obligation, to defend and control the defense of any such Third Party Infringement Claim, using counsel of its own choice. Vir Bio may participate in any such Third Party Infringement Claim with counsel of its choice at its sole cost and expense; provided that Company shall retain control of such Third Party Infringement Claim. If Company or its designee elects (in a written communication submitted to Company within a reasonable amount of time after notice of the alleged Third Party Infringement Claim) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such Third Party Infringement Claim, within such time periods so that Vir Bio is not prejudiced by any delays, Vir Bio may conduct and control the defense of such Third Party Infringement Claim to which it is a named party at its sole cost and expense. Where a Party controls such an action, the other Party shall, and shall cause its Affiliates to, assist and cooperate with the controlling Party, as such controlling Party may reasonably request from time to time, in connection with its activities set forth in this Section 10.5 (Defense of Claims of Infringement by Third Parties), including furnishing a power of attorney solely for such purpose or joining in, or being named as a necessary party to, such action, providing access to relevant records, documents (including laboratory notebooks), and other evidence and making inventors and other of its employees available at reasonable business hours. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. Subject to ARTICLE 13 (Indemnity), each Party’s activities under this Section 10.5 (Defense of Claims of Infringement by Third Parties) shall be at its sole cost and expense except (i) that costs and expenses in connection with activities for the Profit Share Territory shall be Patent Costs and (ii) that Company shall have the right to deduct costs and expenses in connection with activities for the Royalty Territory pursuant to Section 9.3.3(iv) (Third Party Payments).

10.6.Invalidity or Unenforceability Defenses or Actions.
10.6.1.Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Licensed Patents or the Joint Foreground Patents by a Third Party of which such Party becomes aware.
10.6.2.Defense Actions. As between the Parties, (i) Vir Bio shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Other Patents and (ii) Company shall have (a) the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the Product-Specific Licensed Patents and the Joint Foreground Patents and (b) the sole right, but not the obligation, to defend and control the defense of the validity and enforceability of the Other Company Patents, and, for clarity, Patents within the Background IP of Company or its Affiliates or its or their Sublicensees, in each case ((i) and (ii)), at its sole cost and expense (except to the extent any such cost or expense constitutes a Patent Cost) in the Territory and using counsel of its own choice; provided that if the assertion of invalidity or unenforceability of such Patents is brought as a defense or counterclaim in connection with an Infringement action initiated pursuant to Section 10.3 (Enforcement of Patents), the Party prosecuting such Infringement shall have the first right, but not the obligation, to defend and control the validity and enforceability of such Patents at its sole cost and expense (except to the extent any such cost or expense constitutes a Patent Cost). If the Party with the first right to defend and control the defense of the validity and enforceability of the Product-Specific Licensed Patents and the Joint Foreground Patents in a claim, suit, or proceeding arising under this Section 10.6 (Invalidity or Unenforceability Defenses or Actions) brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit, or proceeding, then (unless Company has determined not to initiate or maintain such defense for strategic reasons) the other Party may conduct and control the defense of any such claim, suit, or proceeding at its own expense; provided that Vir Bio shall obtain the written consent of Company prior to settling or compromising any such claim, suit, or proceeding.
10.7.Cooperation. In the event a Party is entitled to and brings an Infringement action in accordance with Section 10.3 (Enforcement of Patents), defense action pursuant to Section 10.5 (Defense of Claims of Infringement by Third Parties), or defense action pursuant to Section 10.6 (Invalidity or Unenforceability Defenses or Actions), the non-controlling Party shall provide reasonable assistance and cooperation, if requested by the controlling Party at its cost, including being joined as a party plaintiff in such action, providing reasonable access to relevant documents and other evidence and making its employees reasonably available at reasonable business hours, and, including in the case that Vir Bio is the non-controlling Party, using reasonable efforts to obtain equivalent cooperation from (including joinder of) Sanofi or its applicable Affiliate pursuant to Section 7.3.7 of the Sanofi License. The non-controlling Party shall have the right to be represented in any such action in which it is a party by independent counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice and at its own expense.

10.8.Common Interest. In addition, the Parties acknowledge and agree that, with regard to Prosecution, enforcement and defense of Patents (directly or through the JIPC) under this ARTICLE 10 (Intellectual Property), the interests of the Parties as collaborators, licensors, or licensees are to, for their mutual benefit, obtain Patent protection and plan Patent defense against potential patentability/invalidity challenges or infringement activities by Third Parties, and as such, are aligned and are legal in nature. Each Party agrees and acknowledges that it has not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patents under this ARTICLE 10 (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. [***].
ARTICLE 11.
CONFIDENTIALITY AND NON-DISCLOSURE
11.1.Confidentiality Obligations. At all times on and after the Execution Date and during the Term and for a period of [***] following termination or expiration of this Agreement (or, solely with respect to any of Sanofi’s Confidential Information (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) disclosed by Vir Bio to Company, its Affiliates or its or their Representatives and marked as “SANOFI CONFIDENTIAL INFORMATION” at the time of such disclosure, for a period of [***] following termination or expiration of this Agreement or for as long as such Confidential Information of Sanofi that constitutes a trade secret remains a trade secret under Applicable Law), the Receiving Party shall, and shall cause its Affiliates and its and their officers, directors, employees, and agents to, and, in the case of Company as the Receiving Party, shall require its Sublicensees to, (i) keep confidential and not publish or otherwise disclose, except as expressly permitted by this Agreement or otherwise agreed in writing by the Disclosing Party, and (ii) not use, directly or indirectly, for any purpose other than exercising its rights or performing its obligations under this Agreement, the Stock Purchase Agreement, or an Ancillary Agreement, in each case ((i) and (ii)), any Confidential Information of the Disclosing Party. “Confidential Information” means any information provided by or on behalf of one Party (the “Disclosing Party”) or its Affiliates to the other Party (the “Receiving Party”) or its Affiliates or its Representatives under or in connection with this Agreement, the Stock Purchase Agreement, or an Ancillary Agreement, including the terms of this Agreement, the Stock Purchase Agreement, or an Ancillary Agreement, any information relating to the Licensed Products or any information relating to any Exploitation of the Licensed Products in the Territory or the scientific, regulatory or business affairs or other activities of either Party or its Affiliates; provided, however, that (a) the terms of this Agreement and an Ancillary Agreement, and any Joint Foreground Know-How, will be deemed the Confidential Information of both Parties, with each Party as a Receiving Party with respect thereto, and (b) the Licensed Know-How (other than any Joint Foreground Know-How) will be deemed the Confidential Information of Vir Bio, with Company as the Receiving Party with respect thereto, except in each case ((a) and (b)) that Licensed Know-How that specifically relates to any Licensed Compound or Licensed Product will be deemed the Confidential Information of Company, with Vir Bio (and not Company) as the Receiving Party with respect thereto. Notwithstanding the foregoing, Confidential Information shall not include any information that the Receiving Party can establish by competent evidence:

11.1.1.is or hereafter becomes part of the public domain by public use, publication, general knowledge, or the like through no wrongful act or omission on the part of the Receiving Party;
11.1.2.was obtained or was already known by the Receiving Party or any of its Affiliates without obligation of confidentiality as a result of disclosure from a Third Party legally in possession thereof that neither the Receiving Party nor any of its Affiliates knew or reasonably should have known was under an obligation of confidentiality to the Disclosing Party or any of its Affiliates with respect to such information; provided, however, that the foregoing exception shall not apply to Licensed Know-How that is deemed to be the Confidential Information of Company.
11.1.3.is subsequently received by the Receiving Party from a Third Party legally in possession thereof who is not bound by any obligation of confidentiality with respect to such information; or
11.1.4.independently developed by or for the Receiving Party without use or reference to the Disclosing Party’s Confidential Information; provided, however, that the foregoing exception shall not apply to Licensed Know-How that is deemed to be the Confidential Information of Company.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.
11.2.Permitted Disclosures. Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is:
11.2.1.to its or its Affiliates’ employees, (actual or potential) subcontractors, agents, (actual or potential) Sublicensees, or other (actual or potential) commercial partners (collectively “Representatives”) who require access thereto for the performance of the Receiving Party’s obligations or the exercise of its rights under this Agreement or an Ancillary Agreement and who are under written obligations of confidentiality and non-use that are substantially similar to the Receiving Party’s obligations hereunder;
11.2.2.in the case of Vir Bio, to the extent set forth on Schedule 11.2.2 (Required Disclosures to Sanofi), to Sanofi as required under the Sanofi License;

11.2.3.necessary to comply with Applicable Law including disclosure that a Party is compelled to make in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial, and local governmental or regulatory body of competent jurisdiction (including prosecution or defense of litigation) if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance with Applicable Law; provided that the Receiving Party shall first have given notice, to the extent legally permitted, to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, then the Confidential Information disclosed in response to such court or governmental order shall be limited to the information that is required to be disclosed in response to such court or governmental order in the reasonable opinion of the Receiving Party’s counsel;
11.2.4.(i) made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or submission relating to the Exploitation of any Licensed Compounds or Licensed Products in accordance with this Agreement, or (ii) made to a Third Party in connection with, in the case of Company, the Exploitation of any Licensed Compounds or Licensed Products or, in the case of either Party, such Party’s exercise of its rights or performance of its obligations hereunder, provided that such Third Party signs an agreement that contains obligations of confidentiality that are substantially similar to Company’s obligations hereunder (except that, with respect to Confidential Information other than trade secrets that are expressly marked as “SANOFI CONFIDENTIAL INFORMATION” at the time of disclosure to Company, its Affiliates or its or their Representatives pursuant to Section 12.4.4 (Marking of Disclosures), the duration of confidentiality term may be shorter than that set forth herein to the extent commercially reasonable under the circumstances);
11.2.5.made by the Receiving Party to file or prosecute Patent applications in accordance with the terms of this Agreement;
11.2.6.made by the Receiving Party to actual or prospective acquirers, merger candidates, banks, or other credit institutions or advisors for financings, or actual or prospective investors or Sublicensees (and to its and their respective Affiliates, representatives, and financing sources); provided that each such Third Party signs an agreement that contains confidentiality obligations that are substantially similar to the Receiving Party’s obligations hereunder (except that the duration of such obligations may be shorter than that set forth herein to the extent commercially reasonable under the circumstances), and provided, further, that with respect to an actual or prospective Monetization Partner of a Party, (i) such disclosure shall be limited to an unredacted copy of this Agreement, information provided pursuant to Section 9.3.2 (Payment Dates and Reports), and notice of the achievement of milestones hereunder, and (ii) the other Party shall not be required to provide any information directly to such Monetization Partner.

11.3.SEC Filings and Other Disclosures. Each Party may disclose Confidential Information of the other Party if such disclosure is, in the reasonable opinion of such first Party’s legal counsel, necessary to comply with: (i) Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission (including filing Form 8-Ks and a corresponding press release); or (ii) any equivalent Governmental Authority, securities exchange, or securities regulator in any country in the Territory. Prior to disclosing this Agreement, the Stock Purchase Agreement, any Ancillary Agreement or any of the terms hereof or thereof pursuant to this Section 11.3 (SEC Filings and Other Disclosures), the Parties shall consult with one another with respect to the timing, form, and content of such disclosure. If so requested by the other Party, the Party subject to such obligation shall use reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions of this Agreement as reasonably requested by the other Party. If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as reasonably determined by the Party making the required disclosure in consultation with its legal counsel. Without limiting the foregoing, Vir Bio shall provide Company with each proposed filing (which may be limited to relevant excerpts of such filing that describe the terms of the Agreement, any amendment to the Agreement, any Ancillary Agreement or Sublicense Agreement, or any Licensed Product, Licensed Compound or Licensed Technology) by Vir Bio with the United States Securities and Exchange Commission or any equivalent Governmental Authority, securities exchange, or securities regulator in any country in the Territory which describes the terms of this Agreement, any amendment to this Agreement, the Stock Purchase Agreement, any Ancillary Agreement, or any Licensed Product, Licensed Compound, or Licensed Technology (including any filings of this Agreement, the Stock Purchase Agreement, or any Ancillary Agreement), and shall reasonably consider Company’s comments relating to such filing, and will, in good-faith, incorporate any and all of Company’s comments regarding the provisions of this Agreement, the Stock Purchase Agreement, or any Ancillary Agreement for which confidential treatment should be sought; provided, however, that neither Party shall be required to provide a proposed filing if such filing (or relevant excerpt of such filing) does not contains new information that has not previously been disclosed. Such confidential filings shall be provided to Company by Vir Bio [***]; provided that the proposed redactions of this Agreement shall be provided to Company [***], unless exigent circumstances otherwise require, and Vir Bio shall reasonably consider Company’s comments with respect thereto.

11.4.Use of Name. Except as expressly provided in this Agreement or an Ancillary Agreement, neither Party shall mention or otherwise use the name, insignia, symbol, or other Trademark of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance, such approval not to be unreasonably conditioned, withheld, or delayed. The restrictions imposed by this Section 11.4 (Use of Name) shall not prohibit either Party from making any disclosure (i) identifying the other Party as a counterparty to this Agreement or an Ancillary Agreement to its investors, (ii) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by this ARTICLE 11 (Confidentiality and Non-Disclosure)) or (iii) with respect to which written consent has previously been obtained. Further, the restrictions imposed on each Party under this Section 11.4 (Use of Name) are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this ARTICLE 11 (Confidentiality and Non-Disclosure).
11.5.Press Releases.
11.5.1.Sanofi’s Consent. If Company desires to issue a press release or other similar public communication that contains Sanofi’s Confidential Information (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), then the Parties agree to work together in good faith to determine whether Sanofi’s consent is required with respect to such proposed press release or other public communication and, if so, Company will not issue such press release or make such similar public communication unless and until Sanofi’s consent has been obtained.
11.5.2.As Between the Parties. [***] (i) on the Execution Date or promptly thereafter, the Parties will issue a press release in the form attached as Schedule 11.5.2 (Joint Press Release), (ii) subject to Section 11.5.1 (Sanofi’s Consent), Company (either by itself or via one of its Affiliates) may issue press releases and other public statements as it deems appropriate in connection with the Development, Commercialization and other Exploitation of Licensed Products under this Agreement (provided that during the U.S. P&L Share Term any such press release regarding material clinical developments will be jointly issued with Vir Bio and subject to mutual agreement, not to be unreasonably withheld, conditioned or delayed), and (iii) either Party may make press releases consistent with filings with securities regulators (including filing Form 8-Ks and a related press release to be filed or furnished therewith) in accordance with Section 11.3 (SEC Filings and Other Disclosures). Either Party may issue additional press releases or public statements (including social media) regarding the existence of this Agreement, the terms hereof or any information relating to this Agreement without the consent of the other Party where such press release or public statement only discloses the same information that has previously been the subject of a press release or public statement that has been issued in compliance with Section 11.5.1 (Sanofi’s Consent) and this Section 11.5.2 (As Between the Parties), provided that such information remains accurate (including, for clarity, Vir Bio will have the right to issue a press release on the Effective Date or promptly thereafter containing the same information that was previously disclosed in the Execution Date joint press release, together with the fact that the transaction contemplated by this Agreement has closed). For clarity, this Section 11.5.2 (As Between the Parties) and the rights granted herein are subject to the requirements of Section 11.5.1 (Sanofi’s Consent) in all respects. [***].

11.6.Publications.
11.6.1.In General. Except as otherwise provided in this Section 11.6 (Publications), neither Party may publish any Proposed Publication relating to a Licensed Product or any component thereof without the prior written consent of the other Party.
11.6.2.By Vir Bio. If Vir Bio desires to submit a Proposed Publication for publication, which publication shall solely be either (i) with respect to Vir Bio’s Exploitation of the Licensed Compound or Licensed Product prior to the Effective Date, or (ii) with respect to the Ongoing Phase 1 Clinical Study (which publication pursuant to this clause (ii) shall be made jointly by Vir Bio and Company), Vir Bio shall provide Company, via its Alliance Manager, with a copy of such Proposed Publication [***] prior to submission for publication (“Review Period”) in order to allow Company an opportunity to review and comment on the Proposed Publication and, following the Regulatory Responsibility Transfer Date, shall not submit such Proposed Publication without Company’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed). Vir Bio shall consider in good faith any comments thereto provided by Company within the Review Period and shall comply with Company’s requests received within such Review Period to remove any and all of Company’s Confidential Information from the Proposed Publication. In addition, Vir Bio shall delay the Proposed Publication’s submission [***] in the event that Company reasonably requests such a delay, including for the purpose of preparing and filing a patent application. Vir Bio shall provide Company a copy of the Proposed Publication manuscript at the time of the submission. Vir Bio shall acknowledge the contributions of Company and its employees in all Proposed Publications as scientifically appropriate.
11.6.3.By Company. Company or any of its Affiliates shall have the right to (i) make Proposed Publications as it deems appropriate in connection with the Development, Manufacture, Commercialization, or other Exploitation of Licensed Compounds or Licensed Products under this Agreement and (ii) publish or have published information about Clinical Studies related to the Licensed Compounds or Licensed Products, including the results of such Clinical Studies, in each case, without first obtaining the prior written consent of Vir Bio; provided that, if Company desires to submit a Proposed Publication for publication that contains Confidential Information of Vir Bio, Company shall provide Vir Bio, via its Alliance Manager, with a copy of such Proposed Publication prior to the Review Period in order to allow Vir Bio an opportunity to review and comment on the Proposed Publication. Company shall comply with Vir Bio’s requests received within such Review Period to remove any and all of Vir Bio’s Confidential Information from the Proposed Publication, and Company will not publish any Proposed Publication containing Vir Bio’s Confidential Information without Vir Bio’s written consent (such consent not to be unreasonably withheld, conditioned, or delayed), provided that failure to respond during such Review Period or written approval of such Proposed Publication shall be deemed consent.

11.6.4.Contribution. Further, any Proposed Publication made by or on behalf of a Party, its Affiliates, or any of Company’s or Company’s Affiliate’s Sublicensees shall acknowledge the contributions of the other Party or its Affiliates (or, in certain instances, of Sanofi or its Affiliates), according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. In addition, if applicable and as required by the Sanofi License with respect to a Proposed Publication, each Party, its Affiliates or any of Company’s or Company’s Affiliate’s Sublicensees shall acknowledge the contributions of Sanofi or any of its Affiliates according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. The Parties will work together in good faith to ensure that any Proposed Publication includes such references, as applicable.
11.7.Destruction of Confidential Information. [***] solely with respect to any of Sanofi’s Confidential Information (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) disclosed by Vir Bio to Company, its Affiliates or its Representatives, and marked as “SANOFI CONFIDENTIAL INFORMATION” at the time of such disclosure the Receiving Party shall (i) use reasonable efforts to promptly destroy all documentary, electronic, or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, (ii) use reasonable effort to destroy those portions of any documents that incorporate or are derived from the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and (iii) provide a written certification of such destruction; except that the Receiving Party may retain one copy thereof, to the extent that the Receiving Party requires such Confidential Information for the purpose of performing any obligations or exercising any rights under this Agreement that may survive such termination, or for archival or compliance purposes. Notwithstanding the foregoing, the Receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.
ARTICLE 12.
REPRESENTATIONS AND WARRANTIES
12.1.Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Execution Date and the Effective Date as follows:
12.1.1.Corporate Authority. Such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, (iii) is duly organized, validly existing, and in good standing under the Applicable Law of its jurisdiction of formation, and (iv) has taken all corporate action necessary to enter into and perform this Agreement.

12.1.2.Binding Agreement. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity.
12.1.3.No Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation or bylaws of such Party in any material way and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.
12.1.4.Government Authorization. Except (i) as contemplated by ARTICLE 15 (Government Approvals), (ii) as required by the registration of the shares under the Securities Act of 1933 or an applicable exemption therefrom, and such consents, approvals, authorizations, or qualifications as may be required by the Financial Industry Regulatory Authority, Inc., the Nasdaq Global Select Market, and under applicable state securities laws in connection with the purchase by Company of shares of Vir Bio’s common stock pursuant to the Stock Purchase Agreement, or (iii) as may be required to Exploit Licensed Compounds or Licensed Products, no other government authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental department, commission, board, bureau, agency, or instrumentality, under any Applicable Law in effect as of the Effective Date, is or will be necessary for, or in connection with, the transactions contemplated by this Agreement or the Stock Purchase Agreement, or for the performance by such Party of its obligations under this Agreement or the Stock Purchase Agreement.
12.1.5.No Debarment. Neither such Party nor any of its Affiliates, nor any of its or their respective officers, employees or agents, has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA (21 U.S.C. § 335a) or analogous provisions of Applicable Law outside the United States or is listed on any excluded list, and neither such Party nor any of its Affiliates has, to its or its Affiliates’ knowledge, used in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the FFDCA or analogous provisions of Applicable Law outside the United States or who is the subject of a conviction described in such Section or analogous provisions of Applicable Law outside the United States or is listed on any excluded list.
12.2.Representations and Warranties of Vir Bio. Vir Bio hereby represents and warrants to Company, as of the Execution Date and the Effective Date, except as set forth in the corresponding section of Schedule 12.2 (Vir Bio Disclosure Schedules), that:
12.2.1.All Licensed Patents, and to Vir Bio’s Knowledge, all Patents within the Compound Blocking IP and Platform Blocking IP, that exist as of the Execution Date or the Effective Date, as applicable, are listed on Schedule 12.2.1 (Existing Patents) as follows:
(i)all Licensed Patents that are Product-Specific Licensed Patents are listed on Section (i) of Schedule 12.2.1 (Existing Patents);

(ii)all Licensed Patents that are exclusively licensed to Company pursuant to the terms and conditions of this Agreement are listed on Section (ii) of Schedule 12.2.1 (Existing Patents);
(iii)to Vir Bio’s Knowledge, all Patents within the Compound Blocking IP are listed on Section (iii) of Schedule 12.2.1 (Existing Patents); and
(iv)to Vir Bio’s Knowledge, all Patents within the Platform Blocking IP are listed on Section (iv) of Schedule 12.2.1 (Existing Patents).
12.2.2.All Licensed Patents are subsisting and, to Vir Bio’s Knowledge, are, or upon issuance will be, valid, and enforceable. All Licensed Patents that are owned or purported to be owned by Vir Bio are solely and exclusively owned by Vir Bio, free of any encumbrance, lien, or claim of ownership by any Third Party. All Licensed Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. The pending applications included in the Licensed Patents are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and, with respect to such pending applications, Vir Bio and its Affiliates have presented all relevant references, documents, and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office.
12.2.3.The Licensed Technology constitutes all of the Patents and Know-How owned by or licensed to Vir Bio or its Affiliates that are reasonably necessary to Exploit any Licensed Compound or Licensed Product in the Field in the Territory, in each case, existing as of the Execution Date.
12.2.4.(i) Neither VIR-5500 nor any other existing or potential future (a) Licensed Compound or (b) Licensed Product that contains a Licensed Compound as its sole active ingredient, in each case ((a) or (b)), is (1) a Vir Program Co-Exclusive Compound (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), (2) a Vir Program Co-Exclusive Product (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), (3) a Vir Program Other Compound (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)), or (4) a Vir Program Other Product (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)). (ii) Each of VIR-5500 and any other existing or potential future (a) Licensed Compound or (b) Licensed Product that contains a Licensed Compound as its sole active ingredient, in each case ((a) or (b)), is (1) a Licensed Compound (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) or (2) a Licensed Product (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)).
12.2.5.The Sanofi-Managed Patents do not include any Product-Specific Licensed Patent.
12.2.6.The Co-Exclusive and Non-Exclusive Licensed Technology does not include any Product-Specific Licensed Patent.

12.2.7.There are no pending or, to Vir Bio’s Knowledge, alleged or threatened, (i) inter partes reviews, post-grant reviews, interferences, re-examinations, or oppositions involving the Licensed Patents or (ii) any inventorship challenges involving the Licensed Patents, in either case ((i) or (ii)) that are in or before any patent office (or other Governmental Authority performing similar functions).
12.2.8.All existing In-License Agreements are listed on Schedule 12.2.8 (Existing In-License Agreements). Vir Bio has provided Company with a true, complete, and correct copy of each In-License Agreement. The licenses granted to Vir Bio or its applicable Affiliate in each In-License Agreement are in full force and effect and by their terms are sublicensable to Company as contemplated by this Agreement. The terms of this Agreement are consistent in all material respects with the terms of the Sanofi License. Neither Vir Bio or its applicable Affiliates are in breach of any In-License Agreement or have received any written notice of breach or termination under any In-License Agreement from the counterparty thereto and, to Vir Bio’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such breach or termination. To Vir Bio’s Knowledge, no counterparty is in breach under any of the In-License Agreements and, no facts or circumstances exist that would reasonably be expected to give rise to any such breach.
12.2.9.Neither Vir Bio nor any of its Affiliates has previously entered into any agreement, whether written or oral, that (i) assigned, transferred, licensed, conveyed, or otherwise encumbered its right, title, or interest in or to any Patent or Know-How that would be Licensed Patent or Licensed Know-How, as applicable, but for such agreement, assignment, transfer, license, conveyance, or encumbrance or (ii) granted any Third Party any rights of reference under or access to any Existing Regulatory Documentation.
12.2.10.Vir Bio has complied with all of its obligations under Section 2.11 of the Sanofi License with respect to Licensed Compounds and Licensed Products, including [***].
12.2.11.No Licensed Patent that is a Product-Specific Licensed Patent is also (i) a Licensed Amunix XTEN Platform Patent, or (ii) a Patent within Platform Improvement IP that is solely owned by Sanofi (or its Affiliate) or jointly owned by Vir Bio (or its Affiliate) and Sanofi (or its Affiliate).
12.2.12.There have been no claims, judgments, settlements, disputes, or arbitration, pending or threatened, against Vir Bio or any of its Affiliates relating to (i) the Licensed Patents or Licensed Know-How or Vir Bio’s ownership of any of the foregoing, or (ii) the Licensed Compounds or Licensed Products existing as of the Effective Date.

12.2.13.To Vir Bio’s Knowledge, no intellectual property right controlled by a Third Party has been infringed, misappropriated, or otherwise violated by the Exploitation of the Licensed Compounds or Licensed Products by or on behalf of Vir Bio or its Affiliates, or will be infringed, misappropriated, or otherwise violated by the Exploitation of the Licensed Compounds, or Licensed Products as contemplated under the Royalty Territory Development Plan, the Shared Development Plan, the Transition Plan, the Manufacturing Technology Transfer Plan, or the Joint Manufacturing Plan, or the Commercialization of a Licensed Compound or Licensed Product as Developed or Manufactured pursuant to such plans. To Vir Bio’s Knowledge, no Third Party is infringing, misappropriating, or otherwise violating any rights in or to the Licensed Patents, Licensed Know-How, or Licensed Materials. The conception, development, and reduction to practice of the inventions claimed in the Licensed Patents or disclosed in the Licensed Know-How have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.
12.2.14.Vir Bio has obtained assignments from the inventors of all inventorship rights relating to the Licensed Patents, Licensed Know-How, Licensed Compounds, or Licensed Products, and all such assignments of inventorship rights are valid and enforceable.
12.2.15.Vir Bio and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Licensed Know-How that constitutes trade secrets under Applicable Law (including requiring all employees and contractors to execute binding and enforceable agreements requiring all such employees and contractors to maintain the confidentiality of such Licensed Know-How) and, to Vir Bio’s Knowledge, such Licensed Know-How has not been used, disclosed to or discovered by any Third Party except pursuant to such confidentiality agreements, and to Vir Bio’s Knowledge, there has not been a breach by any party to such confidentiality agreements.
12.2.16.Except for the Licensed Patents and Licensed Know-How set forth on Schedule 3.1.3 (Subject IP), none of the inventions claimed in the Licensed Patents or included in the Licensed Know-How (i) was conceived, discovered, developed, or otherwise made as a result of any research activities funded, in whole or in part, by any Governmental Authority, academic institution, or non-profit entity, (ii) is a “subject invention” as such term is defined in 35 U.S.C. § 201(e), (iii) is otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, or any regulations thereunder, including 37 C.F.R. § 401, or (iv) is the subject of any license, option, or other right of any Governmental Authority, within or outside the United States, in the case of clause (iv) only, that would be inconsistent with or otherwise diminish or alter the licenses or other rights purported to be granted to Company under this Agreement.
12.2.17.Vir Bio has disclosed to Company all (i) material information and data relating to safety or efficacy, (ii) other material data and information, including all Clinical Information, and all material information and data generated from or relating to any Clinical Study or toxicology study, and (iii) Regulatory Documentation and other material submissions and correspondences to or from any Regulatory Authority, in each case ((i)-(iii)), related to any Licensed Compound or Licensed Product and in the possession or control of Vir Bio, and all such information and data are true, complete, and correct.

12.2.18.Vir Bio has provided to Company all forms of informed consent forms used in the Ongoing Phase 1 Clinical Study and each subject in such study has signed an informed consent form.
12.2.19.To Vir Bio’s Knowledge, there are no facts or circumstances that exist as of the Execution Date or the Effective Date, as applicable, that would reasonably be expected to have an adverse effect in any material respect on the Exploitation of any Licensed Compound or Licensed Product as contemplated under this Agreement that have not been disclosed to Company in writing.
12.2.20.Vir Bio and its Affiliates have conducted, and, to Vir Bio’s Knowledge, their respective contractors and consultants have conducted, all Development of the Licensed Compounds and the Licensed Products (including the generation, preparation, maintenance, submission, and retention of all Regulatory Documentation) in compliance with Applicable Law.
12.2.21.All of the Licensed Compounds, Licensed Products, co-administered agents or active ingredients, or placebo Manufactured and supplied by or on behalf of Vir Bio have been (i) to Vir Bio’s Knowledge, Manufactured in compliance with Applicable Law, (ii) not adulterated or misbranded under the FFDCA or other comparable laws, and (iii) to the extent administered to any subject or supplied to any site in the Ongoing Phase 1 Clinical Study or any other Clinical Study, in material compliance with the applicable specifications with respect thereto in Vir Bio’s applicable then-current IND(s).
12.2.22.Company is not a TID U.S. business within the meaning of 31 C.F.R.§800.248.
12.2.23.With respect to any Licensed Compound, Licensed Product, or activity performed or to be performed by Vir Bio in connection with this Agreement, Vir Bio has not taken any action directly or indirectly to unlawfully offer, promise, or pay, or authorize the offer or payment of, any money or anything of value in order to improperly or corruptly seek to influence any Government Official or any other person in order to gain an improper advantage, and has not accepted any such unlawful payment.
12.2.24.To Vir Bio’s Knowledge, except to the extent permissible under Applicable Law of the United States, neither Vir Bio nor any of its Affiliates has, on its own behalf or in acting on behalf of any other Person, directly or indirectly engaged in any transaction, or has otherwise dealt with, any country or Person targeted by the United States, European Union or other relevant economic sanctions laws in connection with any activities contemplated by this Agreement.
12.2.25.No documents were added to the virtual data room hosted by Datasite, LLC after February 13, 2026.
12.3.Covenants of Each Party. Each Party hereby covenants to the other Party that during the Term:

12.3.1.No Debarment. Neither Vir Bio nor any of its Affiliates, nor Company or its Affiliates, will use in any capacity, in connection with the activities to be performed under this Agreement, any Person who has been suspended, proposed for debarment, or debarred under 21 U.S.C. § 335a or sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. § 1320 a-7b(f)), including, but not limited to the federal Medicare or a state Medicaid program, or debarred, suspended, excluded, or otherwise declared ineligible from any U.S. federal agency or program. Such Party shall inform the other Party in writing promptly if it or any Person who is performing activities hereunder becomes debarred, suspended, excluded, sanctioned, or otherwise declared ineligible, or receives notice of an action or threat of an action with respect to any such debarment, suspension, exclusion, sanction, or ineligibility.
12.4.Covenants of Vir Bio.
12.4.1.Prior to the Effective Date.
(i)In General. From the Execution Date until the Effective Date, except (1) as otherwise provided in this Agreement, (2) as required by Applicable Law, or (3) as consented to in writing by Company, Vir Bio shall not, and shall cause its Affiliates not to:
a)sell, assign, transfer, or otherwise dispose of or encumber (including by granting a lien or security interest in or to) any of the Licensed Technology, except in connection with an assignment permitted under Section 16.4 (Assignment), or grant any license under the Licensed Technology that would conflict with or otherwise diminish or negatively impact the licenses and rights that would be granted to Company under this Agreement as of the Effective Date;
b)disclose any Licensed Know-How, or other Confidential Information to be provided to Company that is material to any of the Licensed Compounds or Licensed Products, except pursuant to protective confidentiality and non-disclosure obligations or as required by Applicable Law;
c)terminate, waive, abandon, cancel, or otherwise dispose of, or take any action or fail to take any action that would reasonably be expected to result in any permanent loss, lapse, abandonment, cancellation, invalidity, or unenforceability of, any Licensed Patent, in whole or in part (other than in the ordinary course of prosecution consistent with past practice);
d)permit any Regulatory Documentation that is Controlled by Vir Bio as of the Execution Date to cease to be Controlled by Vir Bio as of the Effective Date; or
e)authorize, agree, or commit to do any of the foregoing.
(ii)Conduct of Ongoing Phase 1 Clinical Study and Other Selected Activities. From the Execution Date until the Effective Date:

a)Except (1) to the extent prohibited by Applicable Law or (2) as otherwise consented to in writing by Company, Vir Bio shall, and shall cause its Affiliates to: (v) not initiate any new Clinical Study of any Licensed Compound or Licensed Product, (w) unless mandated by any Regulatory Authority, not discontinue, terminate or suspend the Ongoing Phase 1 Clinical Study, (x) not make any material change to the protocol of the Ongoing Phase 1 Clinical Study, (y) promptly provide to Company copies of all material updates to Clinical Information and other Data generated with respect to, or in connection with, the Licensed Compounds or Licensed Products, and (z) ensure that all Manufacturing and Development (including the Ongoing Phase 1 Clinical Study) of the Licensed Compounds and Licensed Products in the Field in the Territory is conducted in the ordinary course consistent with past practice and in accordance with all Applicable Law.
b)Vir Bio shall (1) provide Company with a reasonable opportunity to review the material portions of any applications or filings to be made with the FDA or any other Regulatory Authority, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority by Vir Bio with respect to the Licensed Compounds or Licensed Products, (2) to the extent reasonably practicable and permissible under Applicable Law, consult with Company in connection with any proposed meeting with the FDA or any other Regulatory Authority relating to the Licensed Compounds or Licensed Products, and (3) to the extent reasonably practicable and permissible under Applicable Law, keep Company reasonably informed of any material communication (written or oral) with or from the FDA or any other Regulatory Authority regarding the Licensed Compounds or Licensed Products.
c)For clarity, nothing in this Agreement shall give to Company, directly or indirectly, rights to control or direct Development activities in connection with the Licensed Compounds or the Licensed Products prior to the Effective Date.
12.4.2.Assignment or Disposal of Licensed Technology. From the Execution Date until the Effective Date and during the Term, Vir Bio will not, and will cause its Affiliates not to, sell, transfer, assign, pledge, or otherwise dispose of or encumber (including by granting a lien or security interest in or to) any Licensed Patent or Licensed Know-How to any Third Party, except in connection with an assignment permitted under Section 16.4 (Assignment), or grant any license under any Licensed Patent or Licensed Know-How that would conflict with or otherwise diminish or negatively impact the licenses and rights granted to Company under this Agreement.
12.4.3.Maintenance of In-License Agreements. From the Execution Date until the Effective Date and during the Term:
(i)Certain Actions. Vir Bio and its Affiliates shall use Commercially Reasonable Efforts to maintain each In-License Agreement in full force and effect during the Term. Vir Bio and its Affiliates shall not voluntarily terminate any In-License Agreement or take any action, or fail to take any action, that would reasonably be expected to result in a breach or termination of any In-License Agreement. Vir Bio and its Affiliates shall not amend or modify, or permit to be amended or modified, any In-License Agreement in a manner that conflicts with or otherwise diminishes or negatively impacts Company’s rights hereunder (other than in a de minimis manner).

(ii)Notification. Vir Bio shall promptly notify Company in writing if Vir Bio or any of its Affiliates becomes aware of (a) any actual or threatened breach or termination (in whole or in part) of any In-License Agreement, (b) any notice of default under or breach of any In-License Agreement received from the applicable counterparty, or (c) any event or circumstance with respect to any In-License Agreement that would reasonably be expected to adversely affect Company’s rights under this Agreement.
(iii)Cooperation. In the event of a breach or threatened termination of any In-License Agreement, Vir Bio shall seek to cure such breach or prevent such termination, including providing information and assistance reasonably necessary for Company to engage directly with the applicable counterparty to cure such breach or prevent such termination, to the extent permitted by the applicable In-License Agreement.
12.4.4.Marking of Disclosures. Any information disclosed by Vir Bio or its Affiliate to Company, its Affiliate or its Representatives that is Confidential Information (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) of Sanofi shall be marked as “SANOFI CONFIDENTIAL INFORMATION” at the time of such disclosure. Any information disclosed by Vir Bio or its Affiliate to Company, its Affiliate or its Representatives that is Licensed Know-How (as such term is defined in the Sanofi License and set forth on Schedule 1 (Terms Defined in the Sanofi License)) shall be marked as “SANOFI LICENSED KNOW-HOW” at the time of such disclosure.
12.4.5.Compliance with Laws. From the Execution Date until the Effective Date and during the Term, Vir Bio shall, and shall cause its Affiliates to, comply with all Applicable Law in connection with this Agreement, including (i) to the extent applicable, the FFDCA, the PHSA, GLP, GCP, GMP, the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. §§ 3729 et seq.), the regulations promulgated under such statutes, and comparable state, local, and non-U.S. laws and regulations, and (ii) the applicable laws and regulations of the countries where it operates, including anti-bribery and anti-corruption laws, accounting and record keeping laws, and laws relating to interactions with healthcare professionals or healthcare providers and Government Officials.

12.4.6.Bring-Down of Representations and Warranties. Vir Bio shall (i) from the Execution Date until it provides the certificate described in clause (ii) below, notify Company promptly (but in any event [***]) after Vir Bio or any of its Affiliates becomes aware (a) of any act, omission, or event that occurred after the Execution Date that would cause any of the representations or warranties of Vir Bio in Section 12.1 (Mutual Representations and Warranties) or 12.2 (Representations and Warranties of Vir Bio) to be untrue as of the Effective Date or (b) that any of the representations or warranties of Vir Bio in Section 12.1 (Mutual Representations and Warranties) or 12.2 (Representations and Warranties of Vir Bio) were untrue as of the Execution Date, and (ii) without limiting the foregoing clause (i), on or [***] after the Effective Date, provide Company with a certificate bringing-down the representations and warranties of Vir Bio in Sections 12.1 (Mutual Representations and Warranties) and 12.2 (Representations and Warranties of Vir Bio) as of the Effective Date, which certificate shall include any updates to Schedule 12.2 (Vir Bio Disclosure Schedules) and identify any exceptions to such representations and warranties as of the Effective Date; provided that no such notification, certificate, update, or exception shall cure (a) any breach of any representation or warranty of Vir Bio in Section 12.1 (Mutual Representations and Warranties) or 12.2 (Representations and Warranties of Vir Bio) as of the Execution Date, (b) except as to any (1) addition to Schedule 12.2.1 (Existing Patents) or Schedule 12.2.8 (Existing In-License Agreements) or (2) exception to the representation and warranty in Section 12.2.17 (Representations and Warranties of Vir Bio) based on any act, omission, or event that is beyond the reasonable control of Vir Bio or its Affiliates and occurred after the Execution Date, any breach of any representation or warranty of Vir Bio in Section 12.1 (Mutual Representations and Warranties) or 12.2 (Representations and Warranties of Vir Bio) as of the Effective Date, or (c) any breach of any covenant or obligation of Vir Bio hereunder.
12.5.DISCLAIMER OF WARRANTY. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT NEITHER THE OTHER PARTY NOR ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON HAS MADE OR IS MAKING, AND SUCH OTHER PARTY’S INDEMNITEES HAVE NOT RELIED UPON AND ARE NOT RELYING UPON, ANY REPRESENTATIONS OR WARRANTIES, PROJECTION, FORECAST, OR STATEMENT, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE, OR OTHERWISE, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 12.1 (MUTUAL REPRESENTATIONS AND WARRANTIES) AND SECTION 12.2 (REPRESENTATIONS AND WARRANTIES OF VIR BIO).
ARTICLE 13. INDEMNITY
13.1.Indemnification of Vir Bio. Subject to Section 13.3 (Shared Losses), Company shall indemnify Vir Bio, its Affiliates, and its and their respective directors, officers, employees, and agents (collectively, “Vir Bio Indemnitees”), and defend and hold each of them harmless, from and against any [***].

13.2.Indemnification of Company. Subject to Section 13.3 (Shared Losses), Vir Bio shall indemnify Company, its Affiliates, and its and their respective directors, officers, employees, and agents (collectively, “Company Indemnitees”), and defend and hold each of them harmless, from and against [***].
13.3.Shared Losses. [***].
13.4.Notice of Claim. All indemnification claims in respect of a Vir Bio Indemnitee or a Company Indemnitee shall be made solely by Vir Bio or Company, as applicable (each of Vir Bio or Company in such capacity, the “Indemnified Party”; and the Party owing the indemnification obligation under this Agreement, the “Indemnifying Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 13.1 (Indemnification of Vir Bio), or Section 13.2 (Indemnification of Company), but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice other than in the event such delay materially prejudices the Indemnifying Party’s ability to defend the applicable claim. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.
13.5.Control of Defense. For clarity, this Section 13.5 shall apply to Third Party Claims with respect to which the Indemnified Party intends to base a request for indemnification under Section 13.1 (Indemnification of Vir Bio), or Section 13.2 (Indemnification of Company), as applicable.

13.5.1.Control of Defense. Subject to Section 10.3 (Enforcement of Patents); Section 10.5 (Defense of Claims of Infringement by Third Parties) and Section 10.6 (Invalidity or Unenforceability Defenses or Actions), the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Company Indemnitee or Vir Bio Indemnitee, as applicable, in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Vir Bio Indemnitee’s or a Company Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Vir Bio Indemnitee or Company Indemnitee, as applicable, in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 13.5.2 (Right to Participate in Defense) and Section 13.5.4 (Cooperation), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Vir Bio Indemnitee or Company Indemnitee, as applicable, in connection with the analysis, defense, or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Vir Bio Indemnitee or Company Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in its defense of such Third Party Claim.
13.5.2.Right to Participate in Defense. Without limiting Section 13.5.1 (Control of Defense), any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (ii) the interests of the Indemnified Party and any Vir Bio Indemnitee or Company Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules, or equitable principles.
13.5.3.Settlement. [***].

13.5.4.Cooperation. The Indemnified Party shall, and shall cause each Vir Bio Indemnitee or Company Indemnitee, as applicable, to cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Vir Bio Indemnitee or Company Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Vir Bio Indemnitees or Company Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable costs and expenses in connection therewith.
13.5.5.Expenses. [***].
13.6.Limitation on Damages and Liability. [***].
13.7.Insurance. [***]. Such insurance will be maintained with a reputable insurance carrier(s) (provided that Company and its Affiliates may satisfy such requirement through self-insurance), and will notably include Commercial General Liability and Products Liability (including clinical trials liability) insurance, and if applicable, workers’ compensation/Employers Liability in the relevant jurisdiction where the work is being performed, and automobile liability insurance if vehicles will be on premises or used in servicing contract, and cyber coverage addressing privacy & confidentiality breach cover and network security cover (whether through an extension to a liability policy or a stand-alone policy). Without limiting the foregoing, from and after the First Commercial Sale of any Licensed Product in the Profit Share Territory, Vir Bio shall have and maintain Products Liability insurance coverage that is normal and customary in the pharmaceutical industry for a company commercializing similar pharmaceutical products in the Profit Share Territory. Each Party shall upon request provide the other Party with a certificate of insurance evidencing compliance with the foregoing requirements. Maintenance of such insurance coverage shall not relieve either Party of any responsibility under this Agreement for damages in excess of insurance limits or otherwise.

ARTICLE 14.
TERM AND TERMINATION
14.1.Term. The term of this Agreement shall commence on the Effective Date (other than ARTICLE 11 (Confidentiality and Non-Disclosure), ARTICLE 15 (Government Approvals), ARTICLE 16 (Miscellaneous), this Section 14.1 (Term), Section 5.6 (Personal Data), Section 6.5 (Supply Agreement and Quality Agreement), Section 14.8 (Termination for Failure or Delay to Obtain Antitrust Clearance), and Section 12.4 (Covenants of Vir Bio), each of which is binding and effective as of the Execution Date) and shall, unless earlier terminated in accordance with this ARTICLE 14 (Term and Termination), continue until the later of the expiration of (i) on a Licensed Product-by-Licensed Product basis in the Royalty Territory, the last to expire Royalty Term for the applicable Licensed Product in any country or (ii) with respect to the Profit Share Territory, the U.S. P&L Share Term; provided that, if the Opt-Out Effective Date has occurred, then the term of this Agreement shall, unless earlier terminated in accordance with this ARTICLE 14 (Term and Termination), continue until the expiration of the last to expire Royalty Term for any Licensed Product in any country (such period, the “Term”).
14.2.Consequences of Expiration. Upon expiration of the Royalty Term for any Licensed Product in any country or the U.S. P&L Share Term for any Licensed Product, the licenses granted to Company and its Affiliates in Section 3.1 (Grants to Company) with respect to such Licensed Product in such country or the Profit Share Territory, as applicable, will become fully paid-up, perpetual, and irrevocable. For clarity, upon expiration of the Term, the licenses granted to Company and its Affiliates in Section 3.1 (Grants to Company) will become fully paid-up, perpetual, and irrevocable in their entirety.

14.3.Termination for Material Breach. In the event that either Party is in material breach of this Agreement (such Party, the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement in its entirety (including all Ancillary Agreements) upon [***] prior written notice (the “Termination Notice Period”) to the Breaching Party, specifying the material breach and its claim of right to terminate; provided however that: (i) the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the material breach complained of during the Termination Notice Period, except in the case of a payment breach, as to which the Breaching Party shall have only a [***] cure period; (ii) if such breach is not reasonably capable of cure within the Termination Notice Period, the Breaching Party may submit a cure plan reasonably acceptable to the Complaining Party prior to the end of the Termination Notice Period, in which case the Termination Notice Period shall be extended [***]; and (iii) if the Breaching Party disputes in good faith (a) whether it has materially breached this Agreement, (b) whether such material breach is reasonably curable within the cure period (or whether any cure plan that was timely submitted by the Breaching Party but rejected by the Complaining Party should reasonably have been acceptable to the Complaining Party), (c) whether it has cured such material breach within the cure period, or (d) whether the relevant breach primarily relates to one or more (but not all) Licensed Compounds, Licensed Products, or countries, then (1) the dispute will be resolved pursuant to Section 16.6 (Dispute Resolution) and, during the pendency of such dispute resolution procedure, neither this Agreement nor any Ancillary Agreement may be terminated based on such breach, and the Parties shall continue to perform all of their respective obligations that are not in dispute, and (2) the Complaining Party shall not have the right to terminate this Agreement or an Ancillary Agreement based on such breach under this Section 14.3 (Termination for Material Breach) unless and until (x) a final decision under Section 16.6 (Dispute Resolution) determines that such breach exists and such breach then remains uncured and (y) such Breaching Party fails to cure such breach [***] (or, with respect to a payment breach, [***]) following such decision. Notwithstanding the foregoing, (I) if a material breach is with respect to a specific Licensed Compound, Licensed Product, or country, but not all Licensed Compounds, Licensed Products, or countries, then the non-Breaching Party may only terminate this Agreement with respect to such Licensed Compound, Licensed Product, or country, as applicable, based on such breach, and (II) if a material breach of Section 4.2.1(iii) (Diligence Requirement in the Profit Share Territory), 4.2.2(iii) (Diligence Requirement in the Royalty Territory), 7.1.2 (Diligence Requirement in the Royalty Territory), or 7.2.2(ii) (Diligence Requirement in the Profit Share Territory) occurs with respect to one or more Primary Indications, but not all Primary Indications, Vir Bio shall not have the right to terminate this Agreement in its entirety or with respect to any Licensed Compound, Licensed Product, or country based on such breach.

14.4.Termination by Company for Convenience. Company may terminate this Agreement at-will, in its sole discretion, in its entirety, on a Licensed Product-by-Licensed Product basis, or on a country-by-country basis, as follows: (i) in its entirety, (a) upon 90 days’ prior written notice to Vir Bio, if there has been no First Commercial Sale for any Licensed Product in any country by the date of such notice or (b) upon 180 days’ prior written notice to Vir Bio, if First Commercial Sale has occurred for a Licensed Product in any country by the date of such notice; (ii) with respect to a Licensed Product and a country, (a) upon 90 days’ written notice to Vir Bio, if there has been no First Commercial Sale for such Licensed Product in such country or (b) upon 180 days’ prior written notice to Vir Bio, if First Commercial Sale has occurred for such Licensed Product in such country; or (iii) with respect to a country, (a) upon 90 days’ written notice to Vir Bio, if there has been no First Commercial Sale in such country or (b) upon 180 days’ prior written notice to Vir Bio, if First Commercial Sale has occurred in such country. For clarity, this Agreement may terminate upon 90 days’ notice with respect to a Licensed Product in certain countries, and upon 180 days’ notice with respect to a Licensed Product in certain other countries.
14.5.Termination by Vir Bio for Patent Challenge. In the event that (i) Company or any of its Affiliates or Sublicensees institutes, prosecutes, or otherwise participates in directly or indirectly (including by aiding a Third Party in instituting, prosecuting, or participating in), at law or in equity or before any administrative or regulatory body anywhere in the Territory, including the U.S. Patent and Trademark Office or its counterparts in another jurisdiction, any claim, demand, action, or cause of action for declaratory relief, damages, or any other remedy or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, opposition, or any similar proceeding (collectively, a “Challenge Action”), alleging that any claim in a Sanofi Licensed Patent is invalid, unenforceable, or otherwise not patentable or would not be infringed by Company’s activities contemplated by this Agreement absent the rights and licenses granted hereunder (such activity a “Sanofi Patent Challenge”), Vir Bio may terminate this Agreement on [***] prior written notice to Company, or (ii) Company or any of its Affiliates or Sublicensees institutes, prosecutes, or otherwise participates in directly (or indirectly and voluntarily through a Third Party), a Challenge Action alleging that any claim in a Licensed Patent (other than a Sanofi Licensed Patent) is invalid, unenforceable, or otherwise not patentable or would not be infringed by Company’s activities contemplated by this Agreement absent the rights and licenses granted hereunder (such activity a “Non-Sanofi Patent Challenge” and, together with Sanofi Patent Challenge, “Patent Challenge”), Vir Bio may terminate this Agreement in its entirety on [***] prior written notice to Company. Notwithstanding the foregoing, Vir Bio will not have a right to terminate this Agreement pursuant to this Section 14.5 (Termination by Vir Bio for Patent Challenge) where the Patent Challenge is made by Company, its Affiliates, or Sublicensees (a) with the prior written consent of Vir Bio, to be granted in Vir Bio’s sole discretion, requesting reissue, reexamination, post-grant proceeding, or any other administrative proceeding filed or requested to be filed by Company or its Affiliates or Sublicensees with respect to any Licensed Patent, (b) in response to a valid subpoena or other request for information in a judicial or arbitration proceeding that is a Patent Challenge brought by a Third Party, solely to the extent required by Applicable Law or court order, or (c) in defense of an assertion of the applicable Licensed Patent by Vir Bio or its Affiliates (or, if the applicable Licensed Patent is a Sanofi Licensed Patent, by Sanofi or its affiliates) against Company or its Affiliates or Sublicensees. Further, this Section 14.5

(Termination by Vir Bio for Patent Challenge) shall not apply if: (1) (x) the applicable Sanofi Patent Challenge is dismissed or withdrawn [***] of Vir Bio’s notice to Company under this Section 14.5 (Termination by Vir Bio for Patent Challenge) or (y) the applicable Non-Sanofi Patent Challenge is dismissed or withdrawn [***] of Vir Bio’s notice to Company under this Section 14.5 (Termination by Vir Bio for Patent Challenge), and in each case ((x) and (y)) not thereafter continued and no filings or appearances adverse to Vir Bio are made by Company or its Affiliates after such notice, (2) the applicable Patent Challenge is commenced by a Third Party that after the Effective Date acquires or is acquired by Company or any of its Affiliates or Sublicensees, whether by stock purchase, merger, asset purchase, or otherwise, provided that such Patent Challenge commenced prior to the execution of a definitive agreement for such acquisition, or (3) (x) with respect to any such challenge by any such Sublicensee that is a Sanofi Patent Challenge, Company terminates the sublicense granted to such Sublicensee under Section 3.4 (Sublicenses) [***] of Vir Bio’s notice to Company under this Section 14.5 (Termination by Vir Bio for Patent Challenge) or (y) with respect to any such challenge by any such Sublicensee that is a Non-Sanofi Patent Challenge, Company issues to such Sublicensee notice to terminate the sublicense granted to such Sublicensee under Section 3.4 (Sublicenses) [***] of Vir Bio’s notice to Company under this Section 14.5 (Termination by Vir Bio for Patent Challenge).
14.6.Termination for Cessation of Development or Commercialization Activities. Without prejudice to any other remedies available to Vir Bio at law or in equity (including for any breach of the terms hereof), if Company, its Affiliates, and its or their Sublicensees do not conduct or have conducted on its or their behalf any material Development or Commercialization activities [***], or otherwise cease or abandon all Development and Commercialization activities, in each case, with respect to all Licensed Compounds and Licensed Products in the Field in the Territory for a period of 12 consecutive months at any time during the Term, then Vir Bio may, at its election, terminate this Agreement in its entirety upon [***] prior written notice to Company of such intention to terminate, and such termination will become effective immediately upon expiration of such [***] notice period, unless [***].
14.7.Termination by Company for Safety. Company may terminate this Agreement in its entirety or with respect to one or more Licensed Product(s) effective upon 30 days’ written notice to Vir Bio if Company in good faith determines (and consistent with its determination for grounds for termination for its own products) that, due to safety concerns, the risks to patients to continue to Develop or Commercialize the applicable Licensed Compounds and Licensed Products are greater than the potential benefits, which written notice shall include reasonable evidence in support of such determination; provided that nothing in this Section 14.7 (Termination by Company for Safety) shall prevent Company from immediately discontinuing or pausing Development or Commercialization of any Licensed Product for safety concerns.
14.8.Termination for Failure or Delay to Obtain Antitrust Clearance.
14.8.1.Termination Right. In the event that the Parties make an HSR/Antitrust Filing under Section 15.2 (Filings) and such HSR/Antitrust Filing has not been approved or cleared by the applicable Governmental Authority, this Agreement may terminate at the election of either Party, immediately upon notice to the other Party, upon the occurrence of the Outside Date.

14.8.2.Effect of Termination. Notwithstanding any provision to the contrary in this Agreement, if either Party terminates this Agreement in its entirety pursuant to Section 14.8.1 (Termination Right), this Agreement shall become null and void and have no further force or effect (and, for clarity, neither Party shall have any obligation to make any payment to the other Party hereunder except pursuant to ARTICLE 15 (Government Approvals)).
14.9.Termination Upon Insolvency.
14.9.1.Termination Right. Each Party shall have the right to immediately terminate this Agreement in its entirety if, at any time, the other Party (i) files in any court or agency pursuant to any statute or regulation of any state, country, or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, (ii) is served with an involuntary petition against it, filed in any insolvency proceeding that is not dismissed [***] after the filing thereof, (iii) proposes or is a party to any dissolution or liquidation, or (iv) makes an assignment for the benefit of its creditors.

14.9.2.Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Vir Bio are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that any licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Without limiting the foregoing, each Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous law in any other country. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Party subject to such bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding upon written request therefor by such other Party. To the extent available in countries other than the U.S., Applicable Law similar to Section 365(n) of the U.S. Bankruptcy Code shall be applied so as to treat this Agreement as an executory contract. Unless and until the Party subject to such bankruptcy proceeding rejects this Agreement, such Party shall perform this Agreement or provide the intellectual property (including all embodiments of such intellectual property) to such other Party and shall not interfere with the rights of such other Party to such intellectual property, including the right to obtain the intellectual property from another entity. The Parties intend for each Party to have the following rights, in each case, to the maximum extent permitted by Applicable Law and enforceable under Section 365(n) of the U.S. Bankruptcy Code or any analogous law in any other country: (a) the right of access to any intellectual property (including all embodiments thereof) of the Party subject to such bankruptcy proceeding, or any Third Party with whom the Party subject to such bankruptcy proceeding contracts to perform an obligation of such Party under this Agreement, licensed hereunder and, in the case of any such Third Party, that is necessary or useful for the use of such intellectual property or the exercise of any other rights granted to such other Party under this Agreement; (b) the right to contract directly with any Third Party to complete the contracted work; and (c) the right to cure any default under any such agreement with a Third Party and set off the costs thereof against amounts payable to the Party subject to such bankruptcy proceeding under this Agreement. The Parties further intend and agree that any sale of the Party’s assets subject to such bankruptcy proceeding under Section 363 of the U.S. Bankruptcy Code or any analogous law in any other country shall be subject to the other Party’s rights under Section 365(n) of the U.S. Bankruptcy Code or any analogous law in any other country, that such other Party cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed under this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of such other Party’s rights under this Agreement and Section 365(n) of the U.S. Bankruptcy Code or any analogous law in any other country, in each case, without the express, contemporaneous written consent of such other Party.

14.10.Modification in Lieu of Termination. If, at any time during the Term, Company would have the right to terminate this Agreement pursuant to Section 14.3 (Termination for Material Breach) (for clarity, pursuant to the termination process set forth therein, including the applicable cure period, but without giving effect to clause (II) thereof) due to material breach by Vir Bio of [***], then Company may, by written notice to Vir Bio, elect to continue this Agreement as modified by this Section 14.10 (Modification in Lieu of Termination), in which case, the following shall become effective as of the date Company delivers such notice of such election to Vir Bio:
14.10.1.[***];
14.10.2.[***]; and
14.10.3.[***].
14.11.Consequences of Termination. In the event of any termination of this Agreement in its entirety (other than pursuant to Section 14.8 (Termination for Failure or Delay to Obtain Antitrust Clearance)) or with respect to any Licensed Compound, Licensed Product, or country (for clarity, excluding any expiration of this Agreement):
14.11.1.Licenses to Company. All licenses granted to Company and its Affiliates hereunder with respect to the Terminated Compound(s), Terminated Product(s), or Terminated Territory, as applicable, shall immediately terminate, except as reasonably necessary for Company to perform its obligations or exercise its rights under this Section 14.11 (Consequences of Termination).
14.11.2.Licenses to Vir Bio. All licenses granted to Vir Bio and its Affiliates hereunder with respect to the Terminated Compound(s), Terminated Product(s), or Terminated Territory, as applicable, shall immediately terminate, except that the licenses granted to Vir Bio and its Affiliates in Section 3.2.2 (Pass-Through Sanofi License) shall continue in effect.
14.11.3.Wind-down and Reversion. The Parties will take reasonable steps, as soon as reasonably practicable, to effectuate a safe and orderly wind-down of Company’s Exploitation activities hereunder with respect to the Terminated Compound(s), Terminated Product(s), or Terminated Territory, as applicable, and, except as set forth below in Section 14.11.5 (Reversion Activities), in the case of termination by Company pursuant to Section 14.7 (Termination by Company for Safety), transition to Vir Bio applicable rights to Exploit the Reversion Products in the applicable Terminated Territory in accordance with this Section 14.11 (Consequences of Termination). The Parties will promptly enter into good faith, collaborative discussions regarding such termination and reversion.
14.11.4.Costs of Reversion. [***].
14.11.5.Reversion Activities. To the extent permitted by Applicable Law, Company shall promptly (and in accordance with the Termination Agreement):

(i)assign, and hereby does assign, and shall cause its Affiliates (as applicable) to assign, to Vir Bio all of its right, title, and interest in and to, and transfer possession to Vir Bio of, all Selected Data, Regulatory Documentation, and Regulatory Approvals then in its name, Controlled by Company and solely applicable to any Reversion Product in the applicable Terminated Territory and notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer and grant a right of reference to all other Regulatory Documentation and Regulatory Approvals then in its name, Controlled by Company, and applicable to any Reversion Product in the applicable Terminated Territory;
(ii)(a) in the case of termination by Company pursuant to Section 14.7 (Termination by Company for Safety), wind-down the conduct of any on-going Clinical Studies regarding the Reversion Product in the applicable Terminated Territory, and (b) in all other cases, commence the transition to Vir Bio or wind-down (at Vir Bio’s direction) the conduct of any on-going Clinical Studies regarding the Reversion Product in the applicable Terminated Territory;
(iii)grant the rights set forth in Section 14.11.7 (Reversion License);
(iv)assign, and hereby does assign, and shall cause its Affiliates (as applicable) to assign, to Vir Bio, effective as of the effective date of such termination, all of Company’s (or its Affiliate’s) right, title, and interest in and to all Licensed Product Marks Controlled by Company solely used or held for use with any Reversion Product in the applicable Terminated Territory;
(v)solely in case of any termination of this Agreement in its entirety (or with respect to a Licensed Product that is a Reversion Product in all countries and territories in the world), transfer to Vir Bio the global safety database for the applicable Reversion Products;
(vi)[***];

(vii)(a) except in the case of termination by Company pursuant to Section 14.7 (Termination by Company for Safety), to the extent Company is Commercializing any Reversion Product in the applicable Terminated Territory at the time of termination, if requested by Vir Bio, negotiate terms on which Company would conduct additional Commercialization activities and Medical Affairs Activities as reasonably necessary to maintain availability of the Reversion Product until such time Vir Bio is able to assume responsibility for the Commercialization activities and Medical Affairs Activities with respect to the Reversion Product in such Terminated Territory (in any event Company will not be required to conduct such Commercialization activities for more than [***] after the effective date of termination), provided that any such activities would be transitional in nature and the Parties would use their reasonable efforts to complete such transition as soon as reasonably possible and agree to begin such activities prior to the effective date of termination, or (b) in the case of termination by Company pursuant to Section 14.7 (Termination by Company for Safety), to the extent Company is Commercializing any Reversion Product in the applicable Terminated Territory at the time of termination, Company shall be permitted to effectuate a safe and orderly wind-down of Company’s Commercialization activities and Medical Affairs Activities and, if requested by Vir Bio, negotiate terms for Company to support the transition to Vir Bio or its designee of any Commercialization activities and Medical Affairs Activities of the Reversion Products solely as necessary to enable Vir Bio to continue such activities in the applicable Terminated Territory (provided that, for clarity, Company will not be required to conduct any such Commercialization or Medical Affairs Activities itself); and
(viii)execute and deliver, or require its Affiliates, Sublicensees, and subcontractors to execute and deliver, to Vir Bio all documents that are necessary to fulfill the obligations of this Section 14.11 (Consequences of Termination).
14.11.6.Termination Agreement. The Parties will promptly, and [***] following the effective date of termination, negotiate and enter into a termination agreement (the “Termination Agreement”), such period to be extended automatically if the Parties are continuing to diligently negotiate in good faith. The Termination Agreement will cover all matters reasonably necessary to effectuate a safe and orderly wind-down of Company’s Exploitation activities hereunder with respect to the Terminated Compound(s), Terminated Product(s), or Terminated Territory, as applicable, and transition to Vir Bio of applicable rights to Exploit the Reversion Products in the applicable Terminated Territory, in each case in accordance with this Section 14.11 (Consequences of Termination). In the event of a conflict between this Agreement and the Termination Agreement, this Agreement shall govern except to the extent expressly set forth otherwise in the Termination Agreement.
14.11.7.Reversion License. Upon any termination of this Agreement [***].
14.11.8.Sell-Off Right. [***].
14.12.Accrued Rights; Surviving Obligations.

14.12.1.Accrued Rights. Termination of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

14.12.2.Survival. The following Sections and Articles shall survive the termination or expiration of this Agreement for any reason (for clarity, except in case of termination pursuant to Section 14.8 (Termination for Failure or Delay to Obtain Antitrust Clearance)): Sections 3.1 (Grants to Company) (to the extent provided in Section 14.2 (Consequences of Expiration) or Section 14.11.1 (Licenses to Company), as applicable); 3.2.2 (Pass-Through Sanofi License); 3.4 (Sublicenses) (the last two sentences and, to the extent Section 3.1 (Grants to Company) survives, first sentence); 3.6 (No Implied Rights); 4.3.2 (Annual Development Reports) (to provide one final report at the end of the then-current Calendar Year); 4.3.3 (Record Retention) (for two years after the expiration or termination, as applicable, or such longer period required by the last sentence); 5.5 (Recalls) (solely with respect to a recall or market withdrawal initiated prior to the effective date of termination or expiration); 5.7 (DOJ Data Security Program) (the last sentence); 7.3.1 (Annual Commercialization Reports) (to provide one final report at the end of the then-current Calendar Year); 7.3.2 (Record Retention) (for two years after the expiration or termination, as applicable, or such longer period required by the last sentence); 7.4 (Booking of Sales) (for purposes of Section 14.11.8 (Sell-Off Right)); 8.1.2 (Development Budget Overruns), 8.2.2 (Commercialization Budget Overruns) and 8.3 (Reports and Payments) (in each case, for purposes of a final accounting with respect to Development Costs, Net Profits and Net Losses during the U.S. P&L Share Term prior to the effective date of termination or expiration or for purposes of Section 14.11.8 (Sell-Off Right)); 9.2 (Milestones) (with respect to payment due upon achievement of any Milestone Event that is achieved prior to the effective date of termination or expiration); 9.3.2 (Payment Dates and Reports) (with respect to sales of the Licensed Product prior to the effective date of termination or expiration or for purposes of Section 14.11.8 (Sell-Off Right)); 9.5.1 (Mode of Payment); 9.5.2 (Other Amounts Payable) (for purposes of a final accounting or with respect to amounts payable pursuant to Section 14.11 (Consequences of Termination)); 9.5.3 (Invoices) (for purposes of a final accounting); 9.5.4 (Taxes); 9.6 (Interest Rate for Late Payment); 9.7 (Financial Records) (for the period set forth therein); 9.11 (Confidentiality); 9.12 (Right to Offset); 10.1.1 (General) through 10.1.4 (Disclosure); 10.2.2 (Product-Specific Licensed Patents and Joint Foreground Patents) (with respect to Joint Foreground Patents); 10.5 (Defense of Claims of Infringement by Third Parties) (with respect to proceedings to the extent relating to events occurring prior to the effective date of expiration or termination); 11.1 (Confidentiality Obligations) (for the time period set forth therein); 11.2 (Permitted Disclosures) (for the time period set forth in Section 11.1 (Confidentiality Obligations)); 11.3 (SEC Filings and Other Disclosures); 11.4 (Use of Name); 11.7 (Destruction of Confidential Information); 12.5 (Disclaimer of Warranty); 13.1 (Indemnification of Vir Bio) through 13.6 (Limitation on Damages and Liability); 14.2 (Consequences of Expiration); 14.9.2 (Rights in Bankruptcy) (with respect to surviving licenses); 14.11 (Consequences of Termination); 14.12 (Accrued Rights; Surviving Obligations); 15.2 (Filings) (last sentence); 16.2 (Construction); 16.5 (Severability); 16.7 (Governing Law, Jurisdiction, Venue and Service) through 16.11 (Compliance with Law); 16.12 (Equitable Relief) (except that references to Section 3.5 (Exclusivity) shall be disregarded); 16.13 (Waiver and Non-Exclusion of Remedies); 16.14 (No Benefit to Third Parties); and 16.16 (Relationship of the Parties) through 16.19 (Counterparts).

Notwithstanding the foregoing, (i) in the case of termination of this Agreement with respect to one or more Terminated Compounds or Terminated Products, but not in its entirety, all provisions of this Agreement shall survive, subject to the Terminated Compounds no longer being Licensed Compounds or Terminated Products no longer being Licensed Products, as applicable, (ii) in the case of termination of this Agreement with respect to one or more countries, but not in its entirety, all provisions of this Agreement shall survive, subject to the Terminated Territory no longer being part of the Territory, and (iii) in the case of expiration of this Agreement pursuant to Section 14.1 (Term), in addition to the provisions set forth in Section 14.2 (Consequences of Expiration), and the provisions designated above in this Section 14.12.2 (Survival) to survive expiration, Section 10.5 (Defense of Claims of Infringement by Third Parties) (for clarity, with respect to all proceedings thereunder), Section 11.5 (Press Releases) and Section 11.6 (Publications) shall survive expiration.
ARTICLE 15.
GOVERNMENT APPROVALS
15.1.Efforts. Each of Company and Vir Bio will use its reasonable best efforts to remove promptly any and all impediments to consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement, including by: (i) obtaining government antitrust clearance; (ii) cooperating in good faith with any Governmental Authority investigation; and (iii) if requested by a Governmental Authority, promptly producing any documents and information and providing witness testimony. Notwithstanding anything to the contrary in this Agreement, this Section 15.1 (Efforts) and the term “reasonable best efforts” do not require either Party to agree to (a) the sale, divestiture, license, hold separate, transfer, or other disposal of any assets, operations, rights, product lines, business, or interests therein of a Party or any of its Affiliates, or (b) otherwise take any action that limits the freedom of action with respect to any of the businesses, product lines, or assets of a Party or any of its Affiliates or any portion thereof, including any restraint, prohibition, or limitation on the ownership, operation, or conduct of all or any portion of the businesses or assets of a Party or any of its Affiliates in any part of the world (collectively, an “Antitrust Remedy”). Nothing in this Section 15.1 (Efforts) or otherwise in this Agreement shall require a Party in connection with any HSR/Antitrust Filing to litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any Antitrust Remedy.
15.2.Filings. [***] following the Execution Date unless otherwise agreed to in writing by the Parties), each of Company and Vir Bio will prepare and submit to the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) any HSR/Antitrust Filing required of it under the HSR Act with respect to the transactions contemplated by this Agreement. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR/Antitrust Filing. Each Party will be responsible for its own costs and expenses associated with any HSR/Antitrust Filing; provided, however, that the Parties will share equally all fees (other than penalties that may be incurred as a result of actions or omissions on the part of a Party, which penalties will be the sole financial responsibility of such Party) required to be paid to any Governmental Authority in connection with making any such HSR/Antitrust Filing.

15.3.Information Exchange. Each of Company and Vir Bio will, in connection with any HSR/Antitrust Filing: (i) reasonably cooperate and consult with each other in connection with any communication, filing, or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ, or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case, regarding the transactions contemplated by this Agreement; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ, or such other Governmental Authority or other Person, give the Parties or their counsel the opportunity to attend and participate in such meetings and conferences; and (iv) to the extent practicable, permit the other Party or its counsel to review in advance any submission, filing, or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ, or any other Governmental Authority; provided that materials may be redacted to remove references concerning the valuation of the business of the disclosing Party or other sensitive information in the judgment of such disclosing Party. Each of Company and Vir Bio, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this ARTICLE 15 (Government Approvals) as “Antitrust Counsel Only Material” and may redact discussions of the transaction value. Such Antitrust Counsel Only Material and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Company or Vir Bio, as the case may be) or its legal counsel.
ARTICLE 16.
MISCELLANEOUS
16.1.Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, explosions, failures of public utilities or common carriers, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions, or delays in acting by any Governmental Authority (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of a Force Majeure Event [***] after the occurrence of such Force Majeure Event by giving written notice to the other Party stating the nature of such Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

16.2.Construction. Except where the context otherwise requires: (i) wherever used, the singular shall include the plural, the plural the singular; (ii) the use of any gender shall be applicable to all genders; (iii) the word “or” is used in the inclusive sense (and/or); (iv) the terms “including,” “include,” and “includes” as used herein shall be deemed to be followed by the phrase “without limitation” and shall not limit the generality of any description preceding such term; (v) the word “will” will be construed to have the same meaning and effect as the word “shall,” and vice versa; (vi) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (vii) any reference herein to any Person will be construed to include the Person’s successors and assigns; (viii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (ix) all references herein to Articles, Sections, Exhibits, or Schedules will be construed to refer to Articles, Sections, Exhibits, or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto; (x) except as otherwise expressly set forth herein, provisions that require that a Party or the Parties “agree,” “consent,” “approve,” or the like will require that such agreement, consent, approval, or the like be specific and in writing, whether by written agreement, email, or letter (but excluding instant messaging); (xi) references to any specific law, rule, or regulation, or any article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof, together with all rules and regulations promulgated thereunder or respect thereto; and (xii) references in this Agreement to “day” or “days” means calendar days unless expressly specified as “Business Day” or “Business Days”. Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment may be made, or such action may be taken, on the next Business Day following such day. The captions and headings of this Agreement are for convenience of reference only and in no way define, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. No prior draft of this Agreement may be used in the interpretation or construction of this Agreement. The language of this Agreement shall be English and no rule of strict construction shall be applied against either Party.
16.3.Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on or related to the Parties from time to time. Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority in accordance with Applicable Law.

16.4.Assignment; Change of Control.
16.4.1.Assignment. From and after the Execution Date, neither Party may sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law, or otherwise, this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party; provided that (i) each Party may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in whole or in part to an Affiliate, or (b) in its entirety to a Third Party that acquires or is such Party’s successor in interest to all or substantially all of its assets to which this Agreement relates (whether in connection with a merger, reorganization, acquisition, sale of equity or assets, or otherwise); provided that such successor shall agree in writing to assume all obligations of the assigning Party under this Agreement and be bound by the terms and conditions of this Agreement and (ii) subject to Section 11.2.6 (Permitted Disclosures), Vir Bio may, without such consent, assign or transfer, in whole or in part, its right to receive payments owed to it under Section 9.3 (Royalties) or milestone payments owed to it under Section 9.2.3 (Sales Milestones) to one or more Third Parties (each, a “Monetization Partner”). Furthermore, the assigning Party shall notify the other Party of the transfer of this Agreement, or such Party’s rights or obligations hereunder, [***] after the earlier of execution or public announcement of any agreement purporting to effect such assignment.
16.4.2.Violation. Any attempted assignment or delegation in violation of this Section 16.4 (Assignment) shall be void and of no effect.
16.4.3.Successors and Permitted Assigns. All validly assigned and delegated rights and obligations of a Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of such Party, as the case may be.
16.4.4.[***]
16.5.Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal, or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of either Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal, or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

16.6.Dispute Resolution.
16.6.1.Executive Negotiations. If a dispute (other than a Committee Deadlock or any other dispute that will be resolved via baseball arbitration in accordance with the terms of this Agreement) arises between the Parties out of or in connection with this Agreement, including the interpretation, validity, or performance of this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. If, (i) after [***] from a Party’s receipt of notice of such Dispute (or such other longer time period, if any, as the Parties may agree upon in writing as part of good faith negotiations), such Dispute has not been resolved by the Parties, or (ii) after the applicable resolution period as set forth in Section 2.9 (Quorum; Decision-Making) with respect to a Committee Deadlock (or such other longer time period, if any, as the Parties may agree upon in writing as part of good faith negotiations), such Committee Deadlock has not been resolved by the Parties, then such Dispute or Committee Deadlock, as applicable, shall be referred to the Executive Officers or their designees by written notice (“Escalation Notice”) for attempted resolution of the Dispute or Committee Deadlock, as applicable, by good faith negotiations. Any final decision agreed to by such Executive Officers in writing shall be conclusive and binding on the Parties.
16.6.2.Litigation. If the Executive Officers are unable to resolve any such Dispute [***] after the date of the Escalation Notice (or such other longer time period, if any, as the Parties may agree upon in writing as part of good faith negotiations), then either Party may initiate litigation at any time after such [***] period in accordance with Section 16.7 (Governing Law, Jurisdiction, Venue and Service).
16.7.Governing Law, Jurisdiction, Venue and Service.
16.7.1.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided that all questions concerning (i) inventorship and ownership of Patents under this Agreement shall be determined in accordance with Section 10.1 (Ownership of Intellectual Property) and (ii) the construction or effect of Patents shall be governed in accordance with the laws of the jurisdiction in which such Patents were filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.
16.7.2.Jurisdiction. Subject to this Section 16.7 (Governing Law, Jurisdiction, Venue and Service) and Section 16.12 (Equitable Relief), the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of New York the United States District Court for the Southern District of New York for any action, suit, or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit, or proceeding (other than appeals therefrom) related thereto except in such courts. Except as limited by Applicable Law, each Party hereby irrevocably waives all right to trial by jury in any action, suit, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this Agreement or the actions of any Party hereto in the negotiation, administration, performance, or enforcement hereof.

16.7.3.Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, or proceeding (other than appeals therefrom) arising out of or relating to this Agreement either in the United States District Court for the Southern District of New York or, if such action, suit, or proceeding may not be brought in such court for jurisdictional reasons, in the courts of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.
16.7.4.Service. Each Party agrees that service of any process, summons, notice, or document by registered mail to its address set forth in Section 16.8.2 (Address for Notice) shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.
16.8.Notices.
16.8.1.Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered (i) by internationally recognized overnight delivery service that maintains records of delivery or (ii) by electronic mail with a copy sent according to item (i) (unless delivery service according to item (i) is not feasible at the applicable time due to any Force Majeure Event), addressed to the Parties at their respective addresses specified in Section 16.8.2 (Address for Notice) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 16.8 (Notices). Such notice shall be deemed to have been given as of the date delivered by such internationally recognized overnight delivery service or upon confirmed email delivery. This Section 16.8 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
16.8.2.Address for Notice
If to Company, to:
[***]
With a copy (receipt of which will not constitute notice) to:
[***]
If to Vir Bio, to:
[***]
With a copy (receipt of which shall not constitute notice) to: [***]

16.9.Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits attached hereto and the Ancillary Agreements, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, withrespect thereto are superseded hereby, including the Confidentiality Agreement, and as of the Execution Date, any and all disclosures of Confidential Information between the Parties shall be governed by this Agreement. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, or supplement of or to this Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties, except that amendments and updates to the Shared Development Plan and Budget, Transition Plan, Manufacturing Technology Transfer Plan, or Joint Manufacturing Plan shall be binding upon approval by the JSC or JMC, as applicable. The Parties agree that the Confidentiality Agreement is hereby terminated as of the Execution Date, but each Party’s information that was the subject of confidentiality obligations under such Confidentiality Agreement shall be deemed to be Confidential Information of such Party under this Agreement.
16.10.English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.
16.11.Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Law. No Party shall, or shall be required to undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law.
16.12.Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in Section 3.5 (Exclusivity) or ARTICLE 11 (Confidentiality and Non-Disclosure) are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 3.5 (Exclusivity) or ARTICLE 11 (Confidentiality and Non-Disclosure) may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Section 3.5 (Exclusivity) or ARTICLE 11 (Confidentiality and Non-Disclosure), the non-breaching Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other Party (i) post a bond or other security as a condition for obtaining any such relief or (ii) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy. Notwithstanding any provision to the contrary set forth in Section 16.6 (Dispute Resolution) or this Section 16.12 (Equitable Relief), nothing in this Agreement is intended, or should be construed, to limit either Party’s right to equitable relief for a breach of any other provision of this Agreement.

16.13.Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.
16.14.No Benefit to Third Parties. The representations, warranties, covenants, and agreements set forth in this Agreement are for the sole benefit of the Parties, their respective Affiliates, and its and their successors and permitted assigns, and they shall not be construed as conferring any rights on any Third Parties.
16.15.Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or appropriate or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
16.16.Relationship of the Parties. It is expressly agreed that Vir Bio, on the one hand, and Company, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency, including for tax purposes. Neither Vir Bio, on the one hand, nor Company, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action or incur any liabilities, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
16.17.Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Each Party may exercise its rights and perform its obligations hereunder, in whole or in part, through any of its Affiliates (as long as such entity remains such Party’s Affiliate), provided that such Party shall remain liable under this Agreement for the prompt performance of all of its obligations under this Agreement and for the Affiliate’s compliance with the terms of this Agreement, including such Affiliate’s adherence to all waivers, disclaimers, and limitations in this Agreement in favor of the other Party hereunder.
16.18.Representation by Legal Counsel. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.

16.19.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by digital transmission (e.g., in portable document format (PDF)) using electronic signatures and such signatures shall be deemed to bind each Party as if they were ink signatures.
[SIGNATURE PAGE FOLLOWS]

This Agreement is executed by the authorized representatives of the Parties as of the date first written above.

ASTELLAS US LLC

By: /s/ Tadaaki Taniguchi
Name: Tadaaki Taniguchi, M.D., Ph.D.
Title: President

VIR BIOTECHNOLOGY, INC.

By: /s/ Marianne De Backer
Name: Marianne De Backer, M.Sc., Ph.D., MBA
Title: Chief Executive Officer and Director

SIGNATURE PAGE TO COLLABORATION AND LICENSE AGREEMENT

Schedule 1
Terms Defined in the Sanofi License
[***]

Schedule 1.174
Licensed Product Patents
[***]

Schedule 1.240
Pre-Approved Subcontractors
[***]

Schedule 1.327
Transition Plan

[***]

Schedule 1.333
VIR-5500 Amino Acid Sequence
[***]

Schedule 3.1.3
Subject IP

[***]

Schedule 4.2.1
Shared Development Plan and Budget

[***]

Schedule 6.1
Manufacturing Technology Transfer Plan
[***]

Schedule 6.2
Initial Joint Manufacturing Plan
[***]

Schedule 10.2.6
Sanofi-Managed Patents

[***]

Schedule 11.2.2
Required Disclosures to Sanofi

[***]

Schedule 11.5.2
Joint Press Release

Astellas and Vir Biotechnology Announce Global Strategic Collaboration to Advance PSMA-targeting PRO-XTEN® Dual-masked T-Cell Engager VIR-5500 for the Treatment of Prostate Cancer
-Astellas and Vir Biotechnology to co-develop and co-commercialize VIR-5500 through a sharing of expenses and revenues -
-Astellas to lead commercialization of VIR-5500 in the U.S. with Vir Biotechnology retaining option to co-promote, and Astellas will obtain exclusive rights to commercialize VIR-5500 ex-U.S. -
-Vir Biotechnology will receive $335M in upfront and near-term milestone payments, will split U.S. profit/loss equally with Astellas (50/50), and is eligible to receive up to an additional $1.37B in development, regulatory and sales milestones, along with tiered, double-digit royalties on ex-U.S. net sales -
-Vir Biotechnology to host conference call today at 2:30 p.m. PT / 5:30 p.m. ET -
TOKYO and SAN FRANCISCO, February 23, 2026 Astellas Pharma Inc. (TSE: 4503, President and CEO: Naoki Okamura, “Astellas”) and Vir Biotechnology, Inc. (Nasdaq: VIR) today announced they have entered into a global strategic collaboration to advance VIR-5500, an investigational PRO-XTEN® dual-masked CD3 T-cell engager (TCE) targeting PSMA for the treatment of prostate cancer. The collaboration aims to accelerate the development of VIR-5500 and further strengthen Astellas’ oncology pipeline and prostate cancer leadership.
Adam Pearson, Chief Strategy Officer, Astellas
“Astellas is proud to have helped 1.5 million patients with prostate cancer, and we are dedicated to expanding our impact as part of our R&D strategy. Our deep expertise in this disease area, combined with a growing immuno-oncology (IO) pipeline of biologics, including T-cell engagers, uniquely positions us to help advance VIR-5500, a potentially best-in-class T-cell engager for prostate cancer. This strategic collaboration allows Astellas and Vir Biotechnology to combine our expertise and reaffirms our commitment to improving the lives of people with prostate cancer.”
Marianne De Backer, M.Sc., Ph.D., MBA, Chief Executive Officer, Vir Biotechnology “Astellas is an ideal collaborator for the VIR-5500 program given the company’s successful track record advancing therapies across the treatment continuum, building blockbuster franchises and delivering value to patients through strategic development alliances with other biotech partners. This collaboration will enable more rapid advancement of VIR-5500 to potentially benefit more people living with prostate cancer. We believe this collaboration reflects confidence in our PRO-XTEN® platform, which has broad potential across multiple solid tumor indications.”
Despite recent advances in treatment, prostate cancer, especially metastatic castration-resistant prostate cancer (mCRPC), remains an aggressive and difficult cancer to treat; mCRPC has a 5-year survival rate of approximately 30%.i Patients who progress to mCRPC develop therapeutic resistance and currently have limited treatment options.

VIR-5500 is a potential best-in-class dual-masked Prostate-Specific Membrane Antigen (PSMA)-targeting TCE and is currently in Phase 1 development for people with advanced, metastatic prostate cancer (NCT05997615). VIR-5500 combines a bispecific PSMA and CD3 binding TCE with the PRO-XTEN® masking technology, which is designed to keep the TCEs masked (or inactive) until they reach the tumor microenvironment, reducing off-target effects and improving the therapeutic index.
Under the terms of the agreement, Vir Biotechnology will receive $335M in upfront and near-term payments, including $240 million in cash, $75 million in equity investment at a 50% premium,ii and a near-term $20 million milestone. Global development costs for VIR-5500 will be shared, with Astellas responsible for 60% and Vir Biotechnology responsible for 40% of all costs. Vir Biotechnology will continue the ongoing Phase 1 trial, until responsibility is transitioned to Astellas, after which Astellas will be responsible for all development activities. In the U.S., Vir Biotechnology will have the option to co-promote VIR-5500 with Astellas, and profit/loss will be shared equally. Outside the U.S., Astellas will be exclusively responsible for commercialization of VIR-5500. In addition, Vir Biotechnology is eligible to receive up to $1.37 billion in development, regulatory and sales milestones, along with tiered, double-digit royalties on ex-U.S. net sales. Under the terms of Vir Biotechnology's licensing agreement with Sanofi, a portion of certain collaboration proceeds will be shared with Sanofi.
Lazard acted as Vir Biotechnology’s exclusive financial advisor. Closing of the transaction is contingent on customary closing conditions, including clearance under the Hart-Scott-Rodino (HSR) Act.
Vir Biotechnology Conference Call
Vir Biotechnology will host its fourth quarter and full year 2025 financial results conference call at 2:30 p.m. PT / 5:30 p.m. ET today, when members of the executive team and Dr. de Bono will share the updated VIR-5500 Phase 1 data that is also being presented at the 2026 ASCO Genitourinary Cancers Symposium on February 26. A live webcast will be available at https://investors.vir.bio and will be archived for 30 days.
About Astellas
Astellas is a global life sciences company committed to turning innovative science into VALUE for patients. We provide transformative therapies in disease areas that include oncology, ophthalmology, urology, immunology and women's health. Through our research and development programs, we are pioneering new healthcare solutions for diseases with high unmet medical need. Learn more at www.astellas.com.
About Vir Biotechnology, Inc.
Vir Biotechnology, Inc. is a clinical-stage biopharmaceutical company focused on powering the immune system to transform lives by discovering and developing medicines for serious infectious diseases and cancer. Its clinical-stage portfolio includes programs for chronic hepatitis delta and multiple PRO-XTEN® dual-masked T-cell engagersiii across validated targets in solid tumor indications. Vir Biotechnology also has a preclinical portfolio of programs across a range of infectious diseases and oncologic malignancies. Vir Biotechnology routinely posts information that may be important to investors on its website.

Footnotes:
iHuo, Xingyue et al. “Predicting Survival in Metastatic Castration-Resistant Prostate Cancer Patients: Development of a Prognostic Nomogram.” Studies in health technology and informatics vol. 323 (2025): 164-168. doi:10.3233/SHTI250070 ii50% premium to the 30 day volume weighted average share price as of February 19, 2026
iiiVir Biotechnology retains exclusive rights to the PRO-XTEN® masking platform for oncology and infectious disease. PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company.
Astellas Cautionary Notes
In this press release, statements made with respect to current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Astellas. These statements are based on management’s current assumptions and beliefs in light of the information currently available to it and involve known and unknown risks and uncertainties. A number of factors could cause actual results to differ materially from those discussed in the forward-looking statements. Such factors include, but are not limited to: (i) changes in general economic conditions and in laws and regulations, relating to pharmaceutical markets, (ii) currency exchange rate fluctuations, (iii) delays in new product launches, (iv) the inability of Astellas to market existing and new products effectively, (v) the inability of Astellas to continue to effectively research and develop products accepted by customers in highly competitive markets, and (vi) infringements of Astellas’ intellectual property rights by third parties. Information about pharmaceutical products (including products currently in development) which is included in this press release is not intended to constitute an advertisement or medical advice.

Vir Bio Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “should,” “could,” “may,” “might,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the therapeutic potential of the combination of VIR-5500 to treat prostate cancer (including mCRPC) and Vir Biotechnology’s belief that it can be a best-in-class PSMA-targeting TCE; Vir Biotechnology’s clinical development plans and expectations for VIR-5500, including protocols for and enrollment into ongoing and planned clinical studies, target endpoints and data readouts; Vir Biotechnology’s immediate and potential future financial and other obligations under the agreement and collaboration with Astellas, as well as Vir Biotechnology’s ability to realize the benefits; Vir Biotechnology’s belief that Astellas is an ideal collaborator (given Astellas’ successful track record advancing therapies across the treatment continuum, building blockbuster franchises and delivering value through strategic development alliances) and that the agreement will enable faster and broader advancement of VIR-5500 to potentially benefit more people living with prostate cancer[; the timing of the anticipated closing of the transaction with Astellas, including receipt of any necessary regulatory clearances;] Vir Biotechnology’s strategy and plans; and any assumptions underlying any of the foregoing. Many factors may cause differences between current expectations and actual results, including, without limitation: unexpected safety or efficacy data or results observed during clinical studies or in data readouts, including the occurrence of adverse safety events; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies, some of whom may be competitors of Vir Biotechnology or otherwise have divergent interests, and uncertainty as to whether the benefits of Vir Biotechnology’s various collaborations can ultimately be achieved; challenges in accessing manufacturing capacity; clinical site activation rates or clinical enrollment rates that are lower than expected; the timing and outcome of Vir Biotechnology’s planned interactions with regulatory authorities, as well as general difficulties in obtaining any necessary regulatory approvals; successful development and/or commercialization of alternative product candidates by Vir Biotechnology’s competitors, as well as changes in expected or existing competition; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical studies may not be indicative of full results or results from later stage or larger scale clinical studies and do not ensure regulatory approval. The actual results may vary from the anticipated results, and the variations may be material. You are cautioned not to place undue reliance on any scientific data presented or these forward-looking statements, which are based on Vir Biotechnology’s available information, expectations and assumptions as of the date of this press release. Other factors that may cause Vir Biotechnology’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir Biotechnology’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir Biotechnology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts for inquiries or additional information:
Astellas Pharma Inc.
Lisa Qu
R&D Communications
+1 (443) 467-0614
Lisa.qu@astellas.com

Corporate Communications
+81-3-3244-3201

Vir Biotechnology
Media Contact
Caren Scannell
Director, Communications
cscannell@vir.bio
Investor Contact
Kiki Patel, PharmD
Head of Investor Relations
kpatel@vir.bio

Schedule 12.2
Vir Bio Disclosure Schedules

[***]

Schedule 12.2.1
Existing Patents

[***]

Schedule 12.2.8
Existing In-License Agreements
[***]

Exhibit A
Key Terms and Conditions of Co-Promotion Agreement

[***]

Exhibit B
Sanofi License

Exhibit C
Baseball Arbitration Procedure
[***]